As filed with the Securities and Exchange Commission on March 4, 2015.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

to

FORM F-10 and FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Form F-10	Form F-4
Precision Drilling Corporation
(FOR CO-REGISTRANTS, PLEASE SEE TABLE OF CO- REGISTRANTS ON THE FOLLOWING PAGE)
(Exact Name of Registrant as Specified in its Charter)

Alberta, Canada	1381	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

800, 525 — 8th Avenue S.W.

Calgary, Alberta, Canada T2P 1G1

(403) 716-4500

(Address and telephone number of Registrant’s principal executive offices)

Precision Drilling (US) Corporation

10350 Richmond Avenue, Suite 700

Houston, Texas 77042

(713) 435-6184

(Name, address and telephone number of agent for service)

Copies to:

Robert J. McNally	Christopher J. Cummings	Mark Eade
Executive Vice President and Chief Financial Officer Precision Drilling Corporation 800, 525 — 8th Avenue S.W. Calgary, Alberta, Canada T2P 1G1 (403) 716-4500	Paul, Weiss, Rifkind, Wharton & Garrison LLP 77 King Street West Suite 3100 Toronto, Ontario Canada M5K 1J3 (416) 504-0520	Norton Rose Fulbright Canada LLP 400 3rd Avenue SW Suite 3700 Calgary, Alberta Canada T2P 4H2 (403) 267-8121

Form F-10	Form F-4
Province of Alberta, Canada (Principal Jurisdiction Regulating this Form F-10 Offering) It is proposed that this filing shall become effective (check appropriate box):

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

A. ☐ upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B. ☒ at some future date (check appropriate box below):

1. ☐ Pursuant to Rule 467(b) on (    ) at (    ) (designate a time not sooner than seven calendar days after filing).

2. ☐ Pursuant to Rule 467(b) on (    ) at (    ) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (    ).

3. ☒ Pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4. ☐ After the filing of the next amendment to this form (if preliminary material is being filed).

If any of the securities being registered on this Form F- 10 are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Form F-4

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number	Addresses and Telephone Numbers of Principal Executive Offices

Precision Completion & Production Services Ltd.	Delaware	1381	98-0679637	10350 Richmond Avenue, Suite 700 Houston, TX 77042 (713) 435-6184

Precision Diversified Oilfield Services Corp.	Alberta, Canada	1381	Not Applicable	800, 525 — 8th Avenue, S.W. Calgary, Alberta, Canada T2P 1G1 (403) 716-4500

Precision Limited Partnership	Alberta, Canada	1381	Not Applicable	800, 525 — 8th Avenue, S.W. Calgary, Alberta, Canada T2P 1G1 (403) 716-4500

Precision Drilling Canada Limited Partnership	Alberta, Canada	1381	Not Applicable	800, 525 — 8th Avenue, S.W. Calgary, Alberta, Canada T2P 1G1 (403) 716-4500

Precision Employment Services Corp.	Alberta, Canada	1381	Not Applicable	800, 525 — 8th Avenue, S.W. Calgary, Alberta, Canada T2P 1G1 (403) 716-4500

Precision Drilling, Inc.	Delaware	1381	26-4435759	10350 Richmond Avenue, Suite 700 Houston, TX 77042 (713) 435-6184

DI Energy, Inc.	Texas	1381	74-2175411	10350 Richmond Avenue, Suite 700 Houston, TX 77042 (713) 435-6184

Grey Wolf International, Inc.	Texas	1381	76-0000351	10350 Richmond Avenue, Suite 700 Houston, TX 77042 (713) 435-6184

Grey Wolf International Drilling Corporation	Canada	1381	Not Applicable	800, 525 — 8th Avenue, S.W. Calgary, Alberta, Canada T2P 1G1 (403) 716-4500

3

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number	Addresses and Telephone Numbers of Principal Executive Offices

Precision Drilling Holdings Company	Nevada	1381	74-1987143	10350 Richmond Avenue, Suite 700 Houston, TX 77042 (713) 435-6184

Precision Drilling LLC	Louisiana	1381	72-1433406	10350 Richmond Avenue, Suite 700 Houston, TX 77042 (713) 435-6184

Precision Drilling Company, LP	Texas	1381	76-0590999	10350 Richmond Avenue, Suite 700 Houston, TX 77042 (713) 435-6184

Murco Drilling Corporation	Delaware	1381	72-0512163	10350 Richmond Avenue, Suite 700 Houston, TX 77042 (713) 435-6184

DI/Perfensa Inc.	Texas	1381	76-0378440	10350 Richmond Avenue, Suite 700 Houston, TX 77042 (713) 435-6184

PD Supply Inc.	Texas	1381	76-0378440	10350 Richmond Avenue, Suite 700 Houston, TX 77042 (713) 435-6184

Precision Drilling (US) Corporation	Texas	1381	26-3638348	10350 Richmond Avenue, Suite 700 Houston, TX 77042 (713) 435-6184

Precision Directional Services, Inc.	Texas	1381	45-0603611	10350 Richmond Avenue, Suite 700 Houston, TX 77042 (713) 435-6184

Precision Directional Services Ltd.	Alberta, Canada	1381	Not Applicable	800, 525 — 8th Avenue, S.W. Calgary, Alberta, Canada T2P 1G1 (403) 716-4500

4

PART 1

INFORMATION REQUIRED TO BE DELIVERED

TO OFFEREES OR PURCHASERS

5

SHORT FORM PROSPECTUS

US$400,000,000

PRECISION DRILLING CORPORATION

Offer to Exchange all outstanding US$400,000,000 5.250% Senior Notes due 2024 (the “Outstanding Notes”) for an equal amount of 5.250% Senior Notes due 2024, which have been registered under the Securities Act (the “Exchange Notes”).

The Exchange Offer

•	We will exchange all Outstanding Notes that are validly tendered and not validly withdrawn for an equal principal amount of Exchange Notes that are freely tradable in the United States.

•	You may withdraw tenders of Outstanding Notes at any time prior to the expiration date of the exchange offer.

•	The exchange offer expires at 11:59 p.m., New York City time, on April 6, 2015, unless extended. We do not currently intend to extend the expiration date.

•	The exchange of Outstanding Notes for Exchange Notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

The Exchange Notes

•	The Exchange Notes are being offered in order to satisfy certain of our obligations under the registration rights agreement entered into in connection with the placement of the Outstanding Notes.

•	The terms of the Exchange Notes to be issued in the exchange offer are substantially identical to the Outstanding Notes, except that the Exchange Notes will be freely tradable in the United States.

•	Certain of Precision Drilling Corporation’s United States and Canadian subsidiaries jointly and severally, irrevocably and unconditionally guarantee, on a senior basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of Precision Drilling Corporation under the Outstanding Notes, the Exchange Notes and the indenture governing the notes.

Resales of Exchange Notes

•	The Exchange Notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the Exchange Notes on a national market.

All untendered Outstanding Notes will continue to be subject to the restrictions on transfer set forth in the Outstanding Notes and in the indenture governing the notes. In general, the Outstanding Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act, and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the Outstanding Notes under the Securities Act.

You should consider carefully the risk factors beginning on page 13 of this prospectus before participating in the exchange offer.

This offering is made by a foreign issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States, to prepare this prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements included or incorporated herein have been prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board (“IFRS”), and thus may not be comparable to financial statements of United States companies.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein.

Your ability to enforce civil liabilities under the United States federal securities laws may be affected adversely because we are incorporated in Canada, most of our officers and directors and some of the experts named in this prospectus are not residents of the United States, and many of our assets and all or a substantial portion of the assets of such persons are located outside of the United States.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Exchange Notes to be distributed in the exchange offer or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospective investors should be aware that, during the period of the exchange offer, the registrant or its affiliates, directly or indirectly, may bid for or make purchases of Notes to be distributed or to be exchanged, or certain related debt securities, as permitted by applicable laws or regulations of Canada, or its provinces or territories.

Each broker-dealer that receives Exchanges Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the Exchange Notes received for the Outstanding Notes where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Precision Drilling Corporation has agreed that, for a period of 180 days after the Expiration Date (as defined herein), it will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

The date of this prospectus is February 27, 2015.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the Exchange Notes to any person in any jurisdiction where it is unlawful to make such an offer or solicitation. The information contained or incorporated by reference in this prospectus speaks only as of the date of this prospectus or the date of such incorporated document unless the information specifically indicates that another date applies. No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus in connection with the offer contained herein and, if given or made, such information or representations must not be relied upon as having been authorized by Precision Drilling Corporation (“Precision”). Neither the delivery of this prospectus nor any sales made hereunder shall under any circumstances create any implication that there has been no change in our affairs or that of our subsidiaries since the date hereof.

i

ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

Precision is a corporation amalgamated under the laws of the Province of Alberta and is governed by the applicable provincial and federal laws of Canada. A majority of our directors and officers and some of the experts named in this prospectus and the documents incorporated by reference herein reside principally in Canada. Because most of these persons are located outside the United States, it may not be possible for you to effect service of process within the United States on these persons. Furthermore, it may not be possible for you to enforce against us or them, in the United States, judgments obtained in U.S. courts, because a portion of our assets and a substantial portion of the assets of these persons are located outside the United States.

There is doubt as to the enforceability, in original actions in Canadian courts, of liabilities based on the United States federal securities laws or “blue sky” laws of any state within the U.S. and as to the enforceability in Canadian courts of judgments of U.S. courts obtained in actions based on the civil liability provisions of the United States federal securities laws or any such state securities or blue sky laws. Therefore, it may not be possible to enforce those judgments against us, our directors and officers or some of the experts named in this prospectus or the documents incorporated by reference herein.

PRESENTATION OF FINANCIAL INFORMATION

In this prospectus references to “C$” and “Canadian dollars” are to Canadian dollars and references to “US$” and “U.S. dollars” are to U.S. dollars. See “Currency Translation” below.

Rounding adjustments have been made in calculating some of the financial information included in this prospectus or incorporated by reference herein. As a result, numerical figures shown as totals in some tables may not be exact arithmetic aggregations of the figures that precede them.

The financial statements and financial information included and incorporated by reference in this prospectus have been prepared in accordance with IFRS. IFRS differs in some material respects from U.S. generally accepted accounting principles (“U.S. GAAP”), and so these financial statements and financial information may not be comparable to the financial statements and financial information of U.S. companies.

The audited financial statements of Precision as of December 31, 2013 and December 31, 2012 and for the years ended December 31, 2013, 2012 and 2011 and the unaudited financial statements of Precision as of September 30, 2014 and for the three and nine months ended September 30, 2014 and 2013 incorporated by reference in this prospectus have been prepared in accordance with IFRS and have not been reconciled to U.S. GAAP.

The financial results of Precision’s subsidiaries that have guaranteed the obligations of Precision under the Outstanding Notes, the Exchange Notes and the indenture governing the notes are included in the consolidated financial results of Precision.

CURRENCY TRANSLATION

The following table lists, for each period presented, the high and low exchange rates, the average of the exchange rates on the last day of each month during the period indicated and the exchange rates at the end of the period for one Canadian dollar, expressed in U.S. dollars, based on the noon exchange rate of the Bank of Canada. On February 27, 2015, the noon exchange rate was C$1.00 per US$1.2508.

	Year Ended December 31,
	2014		2013		2012		2011		2010
High for the period	US$	0.9422	US$	1.0164	US$	1.0299	US$	1.0583	US$	1.0054
Low for the period		0.8589		0.9348		0.9599		0.9430		0.9278
End of period		0.8620		0.9402		1.0051		0.9833		1.0054
Average for the period (1)		0.9027		0.9670		1.0008		1.0151		0.9671

(1)	Average represents the average of the rates on the last day of each month during the period.

	August 2014		September 2014		October 2014		November 2014		December 2014		January 2015
High for the month	US$	0.9211	US$	0.9206	US$	0.8980	US$	0.8900	US$	0.8815	US$	0.8527
Low for the month		0.9106		0.8922		0.8858		0.8751		0.8589		0.7863

DOCUMENTS INCORPORATED BY REFERENCE AND WHERE YOU CAN FIND MORE INFORMATION

The following documents of Precision, filed with various securities commissions or similar authorities in the provinces of Canada (available on SEDAR at www.sedar.com) and filed with the SEC (available on EDGAR at www.sec.gov) include important business and financial information about Precision and are specifically incorporated by reference into and form an integral part of this prospectus:

•	Precision’s annual report on Form 40-F for the year ended December 31, 2013 (filed on EDGAR on March 14, 2014), which includes:

(a)	our annual information form dated March 14, 2014 for the fiscal year ended December 31, 2013 (the “AIF”) (filed on EDGAR on Form 40-F on March 14, 2014);

(b)	our audited consolidated financial statements as of December 31, 2013 and 2012 and for each of the years in the three-year period ended December 31, 2013, together with the notes thereto and the auditors’ reports thereon;

(c)	our management’s discussion and analysis of financial condition and results of operations for the fiscal year ended December 31, 2013;

•	the management information circular of Precision dated April 7, 2014 (filed on EDGAR on Form 6-K on April 11, 2014);

•	our unaudited consolidated interim financial statements as of March 31, 2014 and for the three month periods ended March 31, 2014 and 2013, together with the notes thereto and our corresponding management’s discussion and analysis of the financial condition and results of operations for the three month periods ended March 31, 2014 and 2013 (filed on EDGAR on Form 6-K on May 2, 2014);

•	our unaudited consolidated interim financial statements as of June 30, 2014 and for the three and six month periods ended June 30, 2014 and 2013, together with the notes thereto and our corresponding management’s discussion and analysis of the financial condition and results of operations for the three and six month periods ended June 30, 2014 and 2013 (filed on EDGAR on Form 6-K on July 25, 2014);

•	our unaudited consolidated interim financial statements as of September 30, 2014 and for the three and nine month periods ended September 30, 2014 and 2013, together with the notes thereto and our corresponding management’s discussion and analysis of the financial condition and results of operations for the three and nine month periods ended September 30, 2014 and 2013 (filed on EDGAR on Form 6-K on October 28, 2014);

•	our Form 6-Ks filed on EDGAR on July 16, 2014, August 8, 2014, December 8, 2014, December 22, 2014 and February 12, 2015; and

•	information we file, to the extent specified in such filing to be incorporated by reference in this prospectus, with the SEC or similar regulatory authority in Canada after the date of this prospectus and prior to the closing of this exchange offer.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any documents of the type required by National Instrument 44-101 Short Form Prospectus Distributions to be incorporated by reference in this prospectus, including any material change reports (excluding confidential material change reports), unaudited interim consolidated financial statements, annual consolidated financial statements and the auditors’ report thereon, management’s discussion and analysis, information circulars, annual information forms and business acquisition reports filed by us with the securities commissions or similar authorities in Canada subsequent to the date of this prospectus and prior to the termination of the exchange offer shall be deemed to be incorporated by reference in this prospectus. To the extent that any document or information incorporated by reference into this prospectus is included in a report that is filed with or furnished to the SEC on Form 40-F, 20-F, 10-K, 10-Q, 8-K or 6-K (or any respective successor form), such document or information shall also be deemed to be incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

Our SEC filings can be read and copied at the SEC’s public reference room at the following location:

Public Reference Room

100 F Street, N.E.

Room 1580

Washington, DC 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the internet web site maintained by the SEC at http://www.sec.gov. Reports and other information concerning us also may be inspected at the offices of the New York Stock Exchange, which is located at 20 Broad Street, New York, New York 10005.

This prospectus contains summaries of certain agreements that we have entered into, such as the indenture governing the Exchange Notes offered hereby, the registration rights agreement relating to the Exchange Notes and certain other material agreements described in this prospectus. The descriptions contained in this prospectus of these agreements do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available to you in response to a written request to us at our offices at 800, 525 — 8th Avenue, S.W., Calgary, Alberta, Canada T2P 1G1.

MARKET AND INDUSTRY DATA

Market data and other statistical information used throughout this prospectus and the documents incorporated by reference herein are based on internal company research, independent industry publications, government publications, reports by market research firms or other published independent sources. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Although we believe such information is accurate and reliable, we have not independently verified any of the data from third-party sources cited or used for our management’s industry estimates, nor have we ascertained the underlying economic assumptions relied upon therein. While we believe internal company estimates are reliable, such estimates have not been verified by any independent sources, and neither we nor the initial purchasers make any representations as to the accuracy of such estimates. Statements as to our position relative to our competitors or as to market share refer to the most recent available data.

TRADEMARKS AND SERVICE MARKS

We own or have rights to use the trademarks, service marks and trade names that we use in connection with the operation of our business. Each trademark, service mark and trade name of any other company appearing in this prospectus or the documents incorporated by reference herein is, to our knowledge, owned by such other company. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus or the documents incorporated by reference herein are listed without the ®, SM and TM symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

FORWARD-LOOKING STATEMENTS

We disclose forward-looking information to help current and prospective investors understand our future prospectus. Statements contained and incorporated by reference in this prospectus reflect what we believe, intend and expect about developments, results and events that may or will occur in the future and are forward-looking within the meaning of Canadian securities legislation and the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 (collectively, the forward-looking information and statements).

Certain statements contained and incorporated by reference in this prospectus, including without limitation, in “Summary”, include statements that contain words such as “anticipate”, “could”, “should”, “can”, “expect”, “seek”, “may”, “intend”, “likely”, “will”, “plan”, “estimate”, “believe” and similar expressions. Our forward-looking information and statements include the payment of our declared quarterly dividend; our new-build rig program including the timing on the delivery and number of new build rigs to be deployed to Canada, the U.S. and internationally; the continued development of Canadian LNG and our expectations in becoming a key player in the sector; our expectations for becoming a leader in integrated directional drilling capabilities; our expectations regarding continuing growth internationally; our enhanced operational capabilities due to the startup of our recently-completed Nisku technical support centre; the accounting effect on our assets as a result of the change in depreciation calculation from per unit to a straight-line basis; expected volatility on uncontracted rigs as commodity prices fluctuate; our ability to react to customers’ spending plans as a result of the recent decline in oil prices; our capital expenditure plans including the amounts allocated for expansion capital, sustaining and infrastructure expenditures and rig upgrades; the number of rigs we expect to upgrade; the outcome of the tax appeal proceedings involving one of our subsidiaries; the expected use of the net proceeds from our 2014 Senior Notes offering; our expectations regarding our ability to remain compliant with our financial ratio covenants under our secured facility; and the commencement of operations in Georgia in 2015.

The forward-looking information and statements are based on certain factors and assumptions made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate in the circumstances. These include, among other things, our expectations regarding our customers’ capital budgets and geographical areas of focus, our ability to operate our business in a safe, efficient and effective manner, the general stability of the economic and political environment in Kuwait and our knowledge and understanding of applicable tax legislation and court proceedings.

Since forward-looking information and statements address future events and conditions, by their very nature they involve inherent risks and uncertainties. Actual results may differ materially from those currently anticipated or implied by such forward-looking information and statements due to a number of factors and risks including the following: volatility in the price and demand for oil and natural gas, delays or changes in plans with respect to our customers’ exploration or production projects or capital expenditures, liquidity of the capital markets to fund our customers’ drilling programs, the availability of cash flow, debt and equity sources to fund our capital and operating requirements, as needed, general economic, market or business conditions, the impact of weather and seasonal conditions on our operations and facilities, the availability of qualified personnel, management or other key inputs, fluctuations in foreign exchange, interest rates and tax rates, operating in foreign countries where the political and economic systems may be less stable than in Canada or the U.S., uncertainty in judicial decision-making and proceedings and other unforeseen conditions that could affect the use of our services.

The foregoing list of risk factors is not exhaustive. All of the forward-looking information and statements made in this prospectus and the documents incorporated by reference herein are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. Readers are therefore cautioned not to place undue reliance on such forward-looking information and statements. Except as may be required by law, we assume no obligation to update publicly any such forward-looking information and statements, whether as a result of new information, future events or otherwise. See also “Documents Incorporated by Reference and Where You Can Find More Information.”

SUMMARY

This summary highlights information appearing elsewhere or incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information that you should consider before participating in the exchange offer. You should carefully read the entire prospectus and the documents incorporated by reference herein, including the financial data and related notes and the section entitled “Risk Factors.”

Our Company

We are an independent North American provider of oil and natural gas drilling and related services and products. We specialize in providing onshore drilling services in most major conventional and unconventional oil and natural gas basins in Canada and the United States. We also have drilling operations in Mexico, Saudi Arabia, the Kurdistan region of northern Iraq, and Kuwait and are contracted to commence operations in Georgia in 2015. We also provide well servicing and ancillary wellsite products and services in Canada and the United States.

Our business is carried out in two segments: Contract Drilling Services and Completion and Production Services, which share business support systems and corporate and administrative services. In Canada, our Contract Drilling Services segment includes land drilling services, directional drilling services, procurement and distribution of oilfield supplies and the manufacture, sale and refurbishment of drilling and service rig equipment, and our Completion and Production Services segment includes service rigs, coil tubing and snubbing units, camp and catering services, oilfield service equipment rentals, wellsite accommodations, and water system services. In the United States, our Contract Drilling Services segment includes land drilling services, directional drilling services and turnkey drilling services, procurement and distribution of oilfield supplies, and our Completion and Production Services segment includes service rigs, camp services, oilfield surface equipment rental and wellsite accommodations. Internationally, we are focused on land drilling services.

Precision was formed by amalgamation under the Business Corporations Act (Alberta). We previously operated as an income trust, known as Precision Drilling Trust, and converted to a corporate entity on June 1, 2010, under a statutory plan of arrangement. Our principal executive offices are located at 800, 525 — 8th Avenue S.W., Calgary, Alberta, Canada T2P 1G1, and our telephone number is (403) 716-4500. Our website can be found at www.precisiondrilling.com. Information on, or accessible through, our website is not a part of this prospectus.

The Exchange Offer

On June 3, 2014, Precision completed the private offering of US$400,000,000 aggregate principal amount of our 5.250% Senior Notes due 2024 (the “private offering”), which we refer in this prospectus as the “Outstanding Notes.” The term “Exchange Notes” refers to the 5.250% Senior Notes due 2024 as registered under the Securities Act of 1933, as amended (the “Securities Act”). References to the “notes” in this prospectus are references to both the Outstanding Notes and the Exchange Notes. This prospectus is part of a registration statement covering the exchange of the Outstanding Notes for the Exchange Notes.

Precision and the guarantors of the Outstanding Notes (the “guarantors”) entered into a registration rights agreement with the initial purchasers in the private offering in which Precision and the guarantors agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) with respect to a registered offer to exchange the Outstanding Notes for the Exchange Notes, use commercially reasonable efforts to consummate the exchange offer within 365 days after the issue date of the Notes, and keep the exchange offer open for not less than 20 business days after the date notice of the exchange offer is mailed to the holders of the Notes. You are entitled to exchange in the exchange offer your Outstanding Notes for Exchange Notes which are identical in all material respects to the Outstanding Notes except that the Exchange Notes have been registered under the Securities Act and will not contain terms with respect to transfer restrictions in the United States, and are not entitled to registration rights and additional interest provisions applicable to the Outstanding Notes.

The Exchange Offer	We are offering to exchange up to US$400,000,000 aggregate principal amount of our 5.250% Senior Notes due 2024, which have been registered under the Securities Act, for up to US$400,000,000 aggregate principal amount of our existing 5.250% Senior Notes due 2024. Outstanding Notes may be exchanged only in denominations of US$2,000 and integral multiples of US$1,000 in excess of US$2,000.

Resale	Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the Exchange Notes issued pursuant to the exchange offer in exchange for the Outstanding Notes may be offered for resale, resold and otherwise transferred by you (unless you are our “affiliate” within the meaning of Rule 405 under the Securities Act) in the United States without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	you are acquiring the Exchange Notes in the ordinary course of your business; and

•	you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Precision has agreed that, for a period of 180 days after the expiration date (as defined herein), it will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Any holder of Outstanding Notes who:

•	is our affiliate;

•	does not acquire Exchange Notes in the ordinary course of its business; or

•	tenders its Outstanding Notes in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of Exchange Notes;

cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in Shearman & Sterling (available July 2, 1993), or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes in the United States.

Expiration Date; Withdrawal of Tender	The exchange offer will expire at midnight, New York City time, on April 6, 2015, unless extended by us. We do not currently intend to extend the expiration date. You may withdraw the tender of your Outstanding Notes at any time prior to the expiration of the exchange offer. We will return to you any of your Outstanding Notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offer.

Interest on the Exchange Notes	The Exchange Notes will accrue interest at a rate of 5.250% per annum. On the first interest payment date following the exchange, holders of Exchange Notes will receive interest for the period from and including the last interest payment date on which interest was paid on the Outstanding Notes. No additional or other interest relating to such period will be paid to such holders.

Conditions to the Exchange Offer .	The exchange offer is subject to customary conditions, which we may waive. See “The Exchange Offer — Conditions to the Exchange Offer” of this prospectus for more information.

Procedures for Tendering Outstanding Notes	If you wish to participate in the exchange offer, you must complete, sign and date the accompanying letter of transmittal according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal together with your Outstanding Notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

If you hold Outstanding Notes through The Depository Trust Company (“DTC”) and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

•	you are not our “affiliate” within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in the distribution of the Exchange Notes;

•	you are acquiring the Exchange Notes in the ordinary course of your business; and

•	if you are a broker-dealer that will receive Exchange Notes for your own account in exchange for Outstanding Notes that were acquired as a result of market-making activities, you will deliver a prospectus, as required by law, in connection with any resale of such Exchange Notes in the United States.

Special Procedures for Beneficial Owners	If you are a beneficial owner of Outstanding Notes which are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender such Outstanding Notes in the exchange offer, you should contact such registered holder promptly and instruct such registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your Outstanding Notes, either make appropriate arrangements to register ownership of the Outstanding Notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery Procedures	If you wish to tender your Outstanding Notes and your Outstanding Notes are not immediately available or you cannot deliver your Outstanding Notes, the letter of transmittal or any other required documents, or you cannot comply with the procedures under DTC’s Automated Tender Offer Program for transfer of book-entry interests prior to the expiration date, you must tender your Outstanding Notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offer — Guaranteed Delivery Procedures.”

Effect on Holders of Outstanding Notes	As a result of the making of, and upon acceptance for exchange of all validly tendered Outstanding Notes pursuant to the terms of the exchange offer, we and the guarantors will have fulfilled a covenant contained in the registration rights agreement and, accordingly, there will be no increase in the interest rate on the Outstanding Notes under the circumstances described in the registration rights agreement. If you are a holder of Outstanding Notes and you do not tender your Outstanding Notes in the exchange offer, you will continue to hold such Outstanding Notes and you will be entitled to all the rights and limitations applicable to the Outstanding Notes as set forth in the indenture governing the notes, except we and the guarantors will not have any further obligations to you to provide for the exchange and registration of untendered Outstanding Notes under the registration rights agreement. To the extent that Outstanding Notes are tendered and accepted in the exchange offer, the trading market, if any, for Outstanding Notes that are not so tendered and accepted could be adversely affected.

Consequences of Failure to Exchange	All untendered Outstanding Notes will continue to be subject to the restrictions on transfer provided for in the Outstanding Notes and in the indenture governing the notes. In general, the Outstanding Notes may not be offered or sold in the United States, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we and the guarantors do not currently anticipate that we will register the Outstanding Notes under the Securities Act.

Certain Federal Income Tax Consequences	The exchange of Outstanding Notes in the exchange offer will not constitute a taxable event for United States federal income tax purposes and no Canadian federal income tax will be payable in respect of the exchange by a Non-Canadian Holder (as defined under the heading “Certain Canadian Federal Income Tax Considerations”. See “Certain United States Federal Income Tax Considerations” and “Certain Canadian Federal Income Tax Considerations”.

Accounting Treatment	We will record the Exchange Notes in our accounting records at the same carrying value as the Outstanding Notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will record the expenses of the exchange offer as incurred.

Regulatory Approvals	Other than compliance with the Securities Act and other applicable securities laws and qualification of the indenture governing the notes under the Trust Indenture Act, there are no federal or state regulatory requirements that must be complied with or approvals that must be obtained in connection with the exchange offer.

Use of Proceeds	We will not receive any cash proceeds from the issuance of Exchange Notes pursuant to the exchange offer. See “Use of Proceeds.”

Exchange Agent	The Bank of New York Mellon is the exchange agent for the exchange offer. The contact information for the exchange agent is set forth in the section captioned “The Exchange Offer — Exchange Agent” of this prospectus.

The Exchange Notes

Issuer	Precision Drilling Corporation

Securities Offered	US$400,000,000 aggregate principal amount of 5.250% Senior Notes due 2024.

Maturity	November 15, 2024.

Interest	The notes bear interest at a rate of 5.250% per year. We will make interest payments in U.S. dollars.

Interest Payment Dates	May 15 and November 15.

Guarantees	The notes are guaranteed, jointly and severally, by current and future U.S. and Canadian subsidiaries that also guarantee our revolving credit facility (“revolving credit facility”) and certain other future indebtedness.

Mandatory Redemption	We are not required to make mandatory redemption or sinking fund payments with respect to the notes.

Optional Redemption	Prior to May 15, 2017, we may redeem up to 35% of the notes with the net proceeds of certain equity offerings at a price of 105.250%, plus accrued and unpaid interest, if any. At any time prior to May 15, 2019, we may redeem the notes in whole or in part at their principal amount, plus the applicable premium and accrued and unpaid interest, if any. We may redeem the notes in whole or in part at any time on or after May 15, 2019, at the redemption prices described under the heading “Description of the Exchange Notes — Optional Redemption”, plus accrued and unpaid interest, if any.

Additional Amounts and Redemption for Changes in Canadian Withholding Taxes

Except as required by law, we will make payments on the notes free of withholding or deduction for Canadian taxes. If withholding or deduction for Canadian taxes is required, we will, subject to certain customary exceptions, be required to pay additional amounts so that the net amounts you receive will equal the amount you would have received if withholding or deduction had not been imposed. If, as a result of a change in law occurring on or after the date of the indenture that will govern the notes offered hereby, we are required to pay such additional amounts, we may redeem the notes in whole but not in part, at any time at 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date. See “Description of the Exchange Notes — Payment of Additional Amounts” and “Description of the Exchange Notes — Optional Redemption — Redemption for Changes in Tax Law.”

Change of Control Repurchase	Upon specified change of control events, each holder of a note will have the right to sell to us all or a portion of its notes at a purchase price in cash equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

Ranking	The notes are:

•	our senior unsecured obligations;

•	equal in ranking (“pari passu”) with all of our existing and future senior unsecured indebtedness; and

•	senior in right of payment to our future subordinated indebtedness.

Our secured debt, including borrowings under our revolving credit facility, and all of our other secured obligations in effect from time to time are effectively senior to the notes to the extent of the value of the assets securing such debt or other obligations.

The notes are effectively subordinated to all existing and future obligations, including indebtedness and trade payables, of any of our subsidiaries that do not guarantee the notes.

Each guarantee of the notes is:

•	a senior unsecured obligation of that guarantor;

•	pari passu in right of payment with all existing and future senior indebtedness of that guarantor; and

•	senior in right of payment to future subordinated indebtedness of that guarantor.

Secured debt of that guarantor, including guarantees of borrowings under our revolving credit facility, and all other secured obligations of that guarantor in effect from time to time will be effectively senior to the guarantee to the extent of the value of the assets securing such debt or other obligations.

Certain Covenants	The indenture governing the notes limits our ability and the ability of certain of our subsidiaries to, among other things:

•	incur additional indebtedness and issue preferred stock;

•	create liens;

•	make restricted payments;

•	create or permit to exist restrictions on our ability or the ability of certain of our subsidiaries to make certain payments and distributions;

•	engage in amalgamations, mergers or consolidations;

•	make certain dispositions and transfers of assets; and

•	engage in transactions with affiliates.

These covenants are subject to important exceptions and qualifications, which are described under “Description of the Exchange Notes — Certain Covenants” in this prospectus.

If the notes receive an investment grade rating by Standard & Poor’s or Moody’s Investors Service and we and our subsidiaries are not in default under the indenture governing the notes, we and our subsidiaries will not be required to comply with particular covenants contained in the indenture. See “Description of the Exchange Notes — Certain Covenants.”

No Prior Market	The Exchange Notes will be new securities for which there is currently no market. Although the initial purchasers in the private offering have informed us that they intend to make a market in the Outstanding Notes and, if issued, in the Exchange Notes, they are not obligated to do so and they may discontinue any market making activities at any time without notice. Accordingly, we cannot assure you that a liquid market for the Outstanding Notes or Exchange Notes will develop or be maintained.

Use of Proceeds	There will be no cash proceeds to us from the exchange offer.

In evaluating an investment in the Exchange Notes, prospective investors should carefully consider, along with the other information in this prospectus and the documents incorporated by reference herein, the specific factors set forth under “Risk Factors” for risks involved with an investment in the Exchange Notes.

RISK FACTORS

You should carefully consider the risk factors set forth below as well as the other information contained in this prospectus and the documents incorporated by reference herein before you decide to tender Outstanding Notes in the exchange offer, including, without limitation, the risk factors discussed under the heading “Risk Factors” in the AIF of Precision dated March 14, 2014 for the year ended December 31, 2013 (filed on EDGAR on Form 40-F on March 14, 2014 and incorporated by reference herein). The risks described below are not the only risks that may affect us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. Any of the following risks could materially and adversely affect our business, financial condition or results of operations. In such a case, you may lose all or a part of your investment.

Our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under our revolving credit facility, our existing notes and the notes offered hereby.

Our substantial debt could have a material adverse effect on our financial condition and results of operations as well as our ability to fulfill obligations under our revolving credit facility, our existing notes and the notes offered hereby. In particular, it could:

•	increase our vulnerability to general adverse economic and industry conditions and require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions, other debt service requirements and other general corporate purposes;

•	decrease our ability to satisfy our obligations under our revolving credit facility, our existing notes and the notes offered hereby;

•	increase our vulnerability to covenants relating to our indebtedness which may limit our ability to obtain additional financing for working capital, capital expenditures and other general corporate activities;

•	increase our exposure to risks inherent in interest rate fluctuations and changes in credit ratings or statements from rating agencies because certain of our borrowings (including borrowings under our revolving credit facility) are at variable rates of interest, which would result in higher interest expense to the extent we have not hedged these risks against increases in interest rates;

•	increase our exposure to exchange rate fluctuations because a change in the value of the Canadian dollar against the U.S. dollar will result in an increase or decrease in our U.S. dollar denominated debt, as expressed in Canadian dollars, as well as in the related interest expense;

•	limit our flexibility in planning for, or reacting to, changes in our business or the industry in which we operate;

•	place us at a competitive disadvantage compared to our competitors that have less debt;

•	limit our ability to borrow additional funds to meet our operating expenses, to make acquisitions and for other purposes; and

•	limit our ability to construct, purchase or acquire new rigs.

We may incur substantial additional debt in the future, including additional secured debt. This could further exacerbate the risks associated with our substantial debt.

The notes and guarantees are unsecured and effectively subordinated to our and our subsidiaries’ existing and future secured indebtedness.

Our obligations under the notes are not secured and the guarantors’ obligations under the guarantees are not secured, while our obligations under our revolving credit facility and each guarantor’s obligations under their respective guarantees under our revolving credit facility are secured by substantially all of our tangible and intangible assets, including our shares of our U.S. and Canadian subsidiaries. Therefore, the lenders under our revolving credit facility and holders of any other secured debt that we may incur in the future will have claims with respect to these assets that have priority over the claims of holders of the notes.

In the event that we are declared bankrupt, become insolvent or are liquidated or reorganized, or if there is an event of default under our revolving credit facility, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, to be immediately due and payable and terminate all commitments to extend further credit. If we were unable to repay such indebtedness, the lenders could foreclose or otherwise realize on the pledged assets to the exclusion of holders of the notes, even if an event of default exists under the indenture governing the notes. Furthermore, if the lenders foreclose or otherwise realize upon and sell the pledged equity interests in any guarantor under the notes, then that guarantor will be released from its guarantee of the notes automatically and immediately upon such sale. In any such events, because the notes are not secured by any of our assets or the equity interests in guarantors, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims fully.

We need significant amounts of cash to service our indebtedness, including our obligations under the notes. If we are unable to generate a sufficient amount of cash to service our indebtedness, our financial condition and results of operations could be negatively impacted.

We need significant amounts of cash in order to service and repay our indebtedness. Our ability to generate cash in the future will be, to a certain extent, subject to general economic, financial, competitive and other factors that may be beyond our control. In addition, our ability to borrow funds in the future to service our debt, if necessary, will depend on covenants in the indenture that will govern the notes offered hereby, the credit agreement governing our revolving credit facility, the indentures governing our existing notes and other debt agreements we enter into in the future. Future borrowings may not be available to us under our revolving credit facility or from the capital markets in amounts sufficient to enable us to pay our obligations as they mature or to fund other liquidity needs. If we are not able to obtain such borrowings or generate cash flow from operations in an amount sufficient to enable us to service and repay our indebtedness, we will need to refinance our indebtedness or be in default under the agreements governing our indebtedness and could be forced to reduce or delay investments and capital expenditures or to dispose of material assets. Such refinancing or alternative measures may not be available on favorable terms or at all. The inability to service, repay and/or refinance our indebtedness could negatively impact our financial condition and results of operations.

In addition, we conduct a substantial portion of our operations through our subsidiaries, certain of which will not be guarantors of the notes or our other indebtedness. Accordingly, repayment of our indebtedness, including the notes, is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Unless they are guarantors of the notes or our other indebtedness, our subsidiaries do not have any obligation to pay amounts due on the notes or our other indebtedness or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. Each subsidiary is a distinct legal entity, and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. While the indenture governing the notes limits, and the agreements governing certain of our other existing indebtedness limit, the ability of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to qualifications and exceptions. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.

Our inability to generate sufficient cash flows to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms or at all, would materially and adversely affect our financial position and results of operations and our ability to satisfy our obligations under the notes.

If we cannot make scheduled payments on our debt, we will be in default and the holders of the notes could declare all outstanding principal and interest to be due and payable, the holders of our existing notes could declare all outstanding principal and interest on our existing notes to be due and payable, the lenders under our revolving credit facility could declare all amounts outstanding under our revolving credit facility to be due and payable and could terminate their commitments to lend money and foreclose against the assets securing their borrowings and we could be forced into bankruptcy or liquidation. All of these events could result in you losing your investment in the notes.

Despite our current level of indebtedness, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks to our financial condition described above.

We and our subsidiaries may be able to incur significant additional indebtedness in the future. Although the indentures governing our existing notes and the credit agreement governing our revolving credit facility contain, and the indenture that will governs the notes contains restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the additional indebtedness incurred in compliance with these restrictions could be substantial. If we incur any additional indebtedness that ranks equally with the notes, subject to collateral arrangements, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of our company. These restrictions also will not prevent us from incurring obligations that do not constitute indebtedness. In addition, all future borrowings under our revolving credit agreement would be secured indebtedness and would be effectively senior to the notes to the extent of the value of the assets securing such indebtedness. If new debt is added to our current debt levels, the related risks that we and the guarantors now face could intensify. See “Description of the Exchange Notes”.

Our indebtedness contains restrictive covenants.

The indentures governing our existing notes and the credit agreement governing our revolving credit facility impose, and the indenture that governs the notes imposes, significant operating and financial restrictions on us. These restrictions limit our ability and that of our restricted subsidiaries to, among other things:

•	pay dividends on, repurchase or make distributions in respect of our capital stock or make other restricted payments;

•	incur additional indebtedness and issue preferred or disqualified stock;

•	create liens;

•	create or permit to exist restrictions on the ability of our restricted subsidiaries to make certain payments and distributions;

•	engage in amalgamations, mergers or consolidations or sell or otherwise dispose of all or substantially all of our assets;

•	make certain dispositions and transfers of assets;

•	alter the businesses we conduct;

•	engage in transactions with affiliates; and

•	designate subsidiaries as unrestricted subsidiaries.

In addition, under the credit agreement governing our revolving credit facility, we are required to satisfy and maintain certain financial ratio tests. Our ability to meet such tests could be affected by events beyond our control, and we may not be able to meet such tests. These ratios may be changed by the lenders in certain circumstances.

A breach of any of these covenants could result in a default under the credit agreement governing our revolving credit facility, the indentures governing our existing notes or the indenture governing the notes. Upon the occurrence of an event of default under the credit agreement governing our revolving credit facility, the lenders could elect to declare all amounts outstanding under our revolving credit facility to be immediately due and payable and terminate all commitments to extend further credit. Upon the occurrence of an event of default under our existing notes, the noteholders could elect to declare all amounts outstanding under our existing notes to be immediately due and payable. If we are unable to repay those amounts, the lenders under our revolving credit facility could proceed to foreclose or otherwise realize upon the collateral granted to them to secure that indebtedness. If the lenders under our revolving credit facility or the noteholders of our existing notes accelerate the repayment of borrowings, we may not have sufficient assets to repay our revolving credit facility as well as our unsecured indebtedness, including our existing notes and the notes. The acceleration of our indebtedness under one agreement may permit acceleration of indebtedness under other agreements that contain cross-default or cross-acceleration provisions. If our indebtedness is accelerated, we may not be able to repay our indebtedness or borrow sufficient funds to refinance it. Even if we are able to obtain new financing, it may not be on commercially reasonable terms or on terms that are acceptable to us. The restrictions contained in the credit agreement governing our revolving credit facility, the indentures governing our existing notes and the indenture governing the notes may adversely affect our ability to finance our future operations and capital needs and to pursue available business opportunities. Moreover, any new indebtedness we incur may impose financial restrictions and other covenants on us that may be more restrictive than the credit agreement governing our revolving credit facility, the indentures governing our existing notes or the indenture governing the notes.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Borrowings under our revolving credit facility are at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness will increase even though the amount borrowed remains the same, and our net income and cash flows, including cash available for servicing our indebtedness, will correspondingly decrease. From time to time, we may enter into interest rate swaps that involve the exchange of floating for fixed rate interest payments in order to reduce interest rate volatility. However, we may not maintain interest rate swaps with respect to all of our variable rate indebtedness, and any swaps we enter into may not fully mitigate our interest rate risk.

Claims of noteholders will be structurally subordinated to claims of creditors of our subsidiaries that do not guarantee the notes.

The notes are not guaranteed by any of our non-U.S. and non-Canadian subsidiaries or certain other subsidiaries. Accordingly, claims of holders of the notes are structurally subordinated to the claims of creditors of these non-guarantor subsidiaries, including trade creditors. All obligations of these subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or creditors of us, including the holders of the notes.

In addition, the indenture that governs the notes, subject to some limitations, permits these subsidiaries to incur additional indebtedness and does not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.

In addition, our subsidiaries that provide, or will provide, guarantees of the notes will be automatically released from those guarantees upon the occurrence of certain events, including the following:

•	the designation of that guarantor as an unrestricted subsidiary;

•	the release or discharge of any guarantee or indebtedness that resulted in the creation of the guarantee of the notes by such guarantor; or

•	the sale or other disposition, including the sale of substantially all of the assets, of that guarantor.

If any guarantor is released, no holder of the notes will have a claim as a creditor against that subsidiary, and the indebtedness and other liabilities, including trade payables and preferred stock, if any, whether secured or unsecured, of that subsidiary will be effectively senior to the claim of any holders of the notes. See “Description of the Exchange Notes — Guarantees.”

U.S. federal and state statutes (and Canadian federal and provincial statutes) may allow courts, under specific circumstances, to void the guarantees and require noteholders to return payments received from guarantors.

Under U.S. federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be deemed a fraudulent transfer if the guarantor received less than a reasonably equivalent value in exchange for giving the guarantee and:

•	was insolvent on the date that it gave the guarantee or became insolvent as a result of giving the guarantee;

•	was engaged in business or a transaction, or was about to engage in business or a transaction, for which property remaining with the guarantor was an unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts that would be beyond the guarantor’s ability to pay as those debts matured.

Similarly, under Canadian federal bankruptcy law and comparable provisions of provincial fraudulent preference and fraudulent conveyance laws, a guarantee or a payment under a guarantee could be deemed to be a fraudulent preference or fraudulent conveyance, or could be otherwise avoided if:

•	the guarantor becomes bankrupt and was insolvent or on the eve of insolvency at the time the guarantee was given or the payment was made or has an “Initial Bankruptcy Event” as defined in the Bankruptcy and Insolvency Act (Canada) within one year of giving us the guarantee or making the payment under the guarantee;

•	we were a creditor of the guarantor when the guarantee or payment was given; and

•	(1) the guarantee or the payment under the guarantee was found to have been given with a view to giving us a preference over other of the guarantor’s creditors; or (2) the guarantee or the payment under the guarantee has the effect of giving us a preference over any of guarantor’s other creditors (in which case it is subject to a rebuttable presumption that a preference was intended).

A payment under a guarantee could also be deemed a fraudulent preference or conveyance if it is found by a court to have been given with the purpose of hindering, delaying or defrauding any entity to which the guarantor was or became indebted, on or after the date the guarantee was given (and, in the case of fraudulent preferences, if the guarantor was insolvent or on the eve of insolvency at that time). The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, is greater than all its assets, at a fair valuation;

•	the present fair saleable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

The indenture governing the notes contains a provision intended to limit each guarantor’s liability under its guarantee to the maximum amount that it could incur under applicable laws without causing the guarantee or a payment thereunder to be a fraudulent transfer. This provision may not be effective to protect the guarantees or a payment thereunder from being voided under applicable fraudulent transfer law. If a guarantee is deemed to be a fraudulent transfer it could be voided altogether, or it could be subordinated to all other debts of the guarantor. In such case, any payment by the guarantor pursuant to its guarantee could be required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor. If a guarantee is voided or held unenforceable for any other reason, holders of the notes would cease to have a claim against the guarantor based on the guarantee and would be creditors only of us and any guarantor whose guarantee was not similarly voided or otherwise held unenforceable.

Certain bankruptcy and insolvency laws may impair your ability to enforce your rights or remedies under the indenture governing the notes.

Your ability and the rights of the trustee, or any co-trustee, who represents the holders of the notes to enforce your rights or remedies under the indenture governing the notes may be significantly impaired by the provisions of applicable Canadian federal bankruptcy, insolvency and other restructuring legislation or by Canadian federal or provincial receivership laws. For example, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) and the Winding-up and Restructuring Act (Canada) contain provisions enabling an insolvent debtor to obtain a stay of proceedings against its creditors and others and to prepare and file a proposal or a plan of arrangement and reorganization for consideration by all or some of its creditors, to be voted on by the various classes of creditors affected thereby. Such a restructuring proposal or arrangement and reorganization, if accepted by the requisite majority of each class of affected creditors and if approved by the relevant Canadian court, would be binding on all creditors of the debtor within the affected classes, including those creditors who vote against such a proposal. Moreover, certain provisions of the relevant Canadian insolvency legislation permit an insolvent debtor to retain possession and administration of its property in certain circumstances, subject to court oversight, even though such debtor may be in default in respect of certain of its obligations during the period that the stay of proceedings remains in place. Further, it is typical in such case for the court to grant priority charges in favor of professionals and other parties involved in the restructuring or similar proceeding.

The powers of the court under Canadian bankruptcy, insolvency and restructuring legislation and Canadian federal and provincial receivership laws, and particularly under the Companies’ Creditors Arrangement Act (Canada), are exercised broadly to protect a debtor and its estate from actions taken by creditors and others. We cannot predict whether payments under the notes would be made during any proceedings in bankruptcy, receivership, insolvency or other restructuring, whether or when you or the trustee, or any co-trustee, could exercise their rights under the indenture governing the notes or whether, and to what extent, the holders of the notes would be compensated for any delays in payment of principal, interest and costs, including fees and disbursements of the trustee, or any co-trustee. Accordingly, if we were to become subject to such proceedings, we may cease making payments on the notes and you and the trustee, or any co-trustee, may not be able to exercise your rights under the indenture governing the notes following commencement of or during such proceedings without leave of the court.

You might have difficulty enforcing your rights against us, certain of the guarantors and our directors and officers.

We and certain of the guarantors are incorporated or otherwise organized under the laws of the province of Alberta, Canada and the federal laws of Canada, as applicable. The majority of our directors and officers and certain of the experts named in this prospectus and the documents incorporated by reference herein reside principally in Canada or otherwise outside the United States. Because we, certain of the guarantors and these persons are located outside the United States, it may not be possible for you to effect service of process within the United States on us or them. Furthermore, it may not be possible for you to enforce against us or them, in the United States, judgments obtained in United States courts, because a substantial portion of our and their assets are located outside the United States. We have been advised by Norton Rose Fulbright Canada LLP, our Canadian counsel, that there is doubt as to the enforceability, in original actions in Canadian courts, of liabilities based on the United States federal securities laws or the securities or “blue sky” laws of any state within the United States and as to the enforceability in Canadian courts of judgments of United States courts obtained in actions based on the civil liability provisions of the United States federal securities laws or any such state securities or blue sky laws. Therefore, it may not be possible to enforce those judgments against us, our directors and officers or some of the experts named in this prospectus or the documents incorporated by reference herein.

We may not have the ability to finance the change of control repurchase offer required by the indenture governing the notes.

Upon certain change of control events, as that term is defined in the indenture governing the notes, including a change of control caused by an unsolicited third party, we will be required to make an offer in cash to repurchase all or any part of each holder’s notes at a price equal to 101% of the aggregate principal amount thereof, plus accrued interest. The source of funds for any such repurchase would be our available cash or cash generated from operations or other sources, including borrowings, sales of equity or funds provided by a new controlling person or entity. We cannot assure you that sufficient funds will be available at the time of any change of control event to repurchase all tendered notes pursuant to this requirement. Our failure to offer to repurchase notes, or to repurchase notes tendered, following a change of control will result in a default under the indenture governing the notes, which could lead to a cross-default under the credit agreement governing our revolving credit facility, the indentures governing our existing notes and under the terms of our other indebtedness. Additionally, we may be prohibited from repurchasing the notes by the terms of our indebtedness. The credit agreement governing our revolving credit facility also provides that a change of control, as defined therein, will be a default that permits the lenders to accelerate the maturity of borrowings thereunder and, if such debt is not repaid, to enforce the security interests in the collateral securing such debt. The indentures governing our existing notes also provide that upon certain change of control events, we will be required to make an offer to repurchase those notes at a price equal to 101% of the aggregate principal amount thereof, plus accrued interest. For further information, see “Description of the Exchange Notes.”

One of the events which would trigger a change of control is a sale of “all or substantially all” of our assets. The phrase “all or substantially all” as used in the definition of “change of control” has not been interpreted under New York law (which is the governing law of the indenture governing the notes) to represent a specific quantitative test. As a consequence, investors may not be able to determine when a change of control has occurred, giving rise to the repurchase obligations under the indenture governing the notes. It is possible, therefore, that there could be a disagreement between us and some or all of the holders of the notes over whether a specific asset sale or sales is a change of control triggering event and that holders of the notes might not receive a change of control offer in respect of that transaction. In addition, in the event the holders of the notes elected to exercise their rights under the indenture governing the notes and we elected to contest such election, there could be no assurance as to how a court interpreting New York law would interpret the phrase “all or substantially all.” In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a “change of control” under the indenture governing the notes.

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

We do not intend to apply for a listing of the Exchange Notes on a securities exchange or on any automated dealer quotation system. There is currently no established market for the Exchange Notes, and we cannot assure you as to the liquidity of markets that may develop for the Exchange Notes, your ability to sell the Exchange Notes or the price at which you would be able to sell the Exchange Notes. If such markets were to exist, the Exchange Notes could trade at prices that may be lower than their principal amount or purchase price depending on many factors, including prevailing interest rates, the market for similar notes, our financial and operating performance and other factors. The initial purchasers in the private offering of the Outstanding Notes have advised us that they intend to make a market with respect to the Exchange Notes as permitted by applicable laws and regulations. However, these initial purchasers are not obligated to do so, and any market making with respect to the Exchange Notes may be discontinued at any time without notice. In addition, such market making activity may be limited during the pendency of the exchange offer or the effectiveness of a shelf registration statement in lieu thereof. Therefore, we cannot assure you that an active market for the Exchange Notes will develop or, if developed, that it will continue. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Exchange Notes. The market, if any, for the Exchange Notes may experience similar disruptions and any such disruptions may adversely affect the prices at which you may sell your Exchange Notes.

Certain covenants contained in the indenture that governs the notes will no longer be applicable if the notes are rated investment grade by Moody’s or S&P.

The indenture that governs the notes provides that certain covenants will no longer be applicable if the notes are rated investment grade by either Moody’s or S&P. These covenants restrict, among other things, our ability to pay dividends, incur debt, incur liens, sell assets, enter into transactions with affiliates, enter into business combinations and enter into other transactions. There can be no assurance that the notes will ever be rated investment grade.

However, termination of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force, even if the notes are subsequently downgraded below investment grade. See “Description of the Exchange Notes — Certain Covenants — Covenant Termination.”

Credit ratings will not reflect all risks of an investment in the notes and may change.

Any credit ratings applied to the notes are an assessment of our ability to pay our obligations, including obligations under the notes. Consequently, real or anticipated changes in the credit ratings will generally affect the market value of the notes. We cannot assure you that any credit rating assigned to the notes will remain in effect for any given period of time or that any rating will not be lowered or withdrawn entirely by the relevant rating agency. However, credit ratings will not reflect all risks associated with an investment in the notes. Credit ratings, for example, may not reflect the potential impact of risks related to structure, market or other factors discussed herein on the value of the notes.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the Exchange Notes pursuant to the exchange offer. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive in exchange a like principal amount of Outstanding Notes, the terms of which are identical in all material respects to the Exchange Notes, except that the Exchange Notes are registered under the Securities Act, are not entitled to the registration rights which are applicable to the Outstanding Notes, and are not subject to certain additional interest rate provisions applicable to the Outstanding Notes. The Outstanding Notes surrendered in exchange for the Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any material change in our capitalization.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

Our selected historical consolidated financial data as of December 31, 2013, 2012 and 2011 and for each of the years ended December 31, 2013, 2012 and 2011, which are shown in IFRS, have been derived from our audited consolidated financial statements incorporated by reference in this prospectus. Our selected consolidated financial data as of and for the nine months ended September 30, 2014 and 2013, which are shown in IFRS, have been derived from our unaudited interim consolidated financial statements incorporated by reference in this prospectus. In the opinion of management, such unaudited financial data contain all adjustments which are of a normal recurring nature necessary to present fairly our financial position as of September 30, 2014 and the results of operations and cash flows for the periods indicated. The results of operations for the interim periods are not indicative of the results to be expected for the full year or any future period. Our audited financial statements have been prepared in accordance with IFRS, which differs in certain material respects from U.S. GAAP.

In our February 12, 2015 press release on Form 6-K incorporated by reference herein, we have also provided certain of our 2014 year end results on an unaudited basis. In such press release we confirmed that we are compliant with the financial ratio covenants under our secured credit facility and expect to remain compliant. Our financial ratio covenants include a senior debt to EBITDA ratio and a total debt to EBITDA ratio, some of the particulars of which are set forth in the notes to our financial statements incorporated by reference herein. While our total debt to EBITDA ratio includes our outstanding indebtedness under our senior unsecured notes, our senior debt to EBITDA ratio does not; senior debt for such purposes is restricted to our secured debt.

The selected consolidated financial data set forth below are qualified in their entirety by reference to, and should be read in conjunction with, our complete consolidated financial statements, including the notes thereto, and the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference into this prospectus.

	Year Ended December 31,						Nine Months Ended September 30,
	2013		2012		2011		2014		2013
	(in thousands)						(unaudited) (in thousands)
Statement of Operations Data:
Revenue	C$	2,029,977	C$	2,040,741	C$	1,951,027	C$	1,732,013	C$	1,463,068
Expenses:
Operating		1,248,637		1,243,301		1,131,022		1,047,148		913,157
General and administrative		142,507		126,648		124,941		118,506		108,822

Earnings before income taxes, finance charges, foreign exchange, impairment charges, loss on asset decommissioning and depreciation and amortization		638,833		670,792		695,064		566,359		441,089
Depreciation and amortization		333,159		307,525		251,483		319,165		243,017
Loss on asset decommissioning (1)		—		192,469		114,893		—		—

Operating Earnings		305,674		170,798		328,688		247,194		198,072
Other Items:
Impairment of goodwill (2)		—		52,539		—		—		—
Foreign exchange		(9,112)		3,753		(23,674)		(2,115)		(5,425)
Finance charges		93,248		86,829		111,578		79,233		69,920

Earnings before tax		221,538		27,677		240,784		170,076		133,577
Income taxes:
Current		45,017		70,576		43,779		6,983		30,336
Deferred		(14,629)		(95,259)		3,528		15,897		(19,998)

Total income tax		30,388		(24,683)		47,307		22,880		10,348

Net earnings	C$	191,150	C$	52,360	C$	193,477	C$	147,196	C$	123,229

Statements of Cash Flow Data:
From operations	C$	428,086	C$	635,286	C$	532,772	C$	545,272	C$	333,634
From investments		(526,535)		(930,121)		(715,462)		(434,332)		(386,298)
From financing		21,517		(14,899)		366,887		349,954		(25,224)
Other Financial Data:
Ratio of earnings to fixed charges (3)		3.37x		1.31x		3.36x		3.12x		2.92x

	As of December 31,						As of September 30, 2014
	2013		2012		2011
	(in thousands)						(unaudited) (in thousands)
Balance Sheet Data:
Cash and cash equivalents	C$	80,606	C$	152,768	C$	467,476	C$	558,091
Total assets		4,579,123		4,300,263		4,427,874		5,317,581
Long-term debt		1,323,268		1,218,796		1,239,616		1,794,319
Total shareholders’ equity		2,399,343		2,171,300		2,132,591		2,544,084

(1)	In 2012, we incurred a C$192.5 million (C$114.9 million in 2011) loss on the decommissioning of certain drilling and service rigs. The assets were decommissioned due to the inefficient nature of the asset and the high cost to maintain. The charge was allocated C$192.5 million (C$113.4 million in 2011) to the Contract Drilling Services segment and C$nil (C$1.5 million in 2011) to the Completion and Production Services segment.
(2)	During 2012, we determined that the carrying value of the goodwill allocated to the Canadian directional drilling cash generating unit exceeded its recoverable amount and recognized an impairment loss of C$52.5 million.
(3)	For purposes of computing the ratio of earnings to fixed charges, prepared in accordance with IFRS, (A) earnings consist of earnings from continuing operations before income taxes plus fixed charges, plus amortization of capitalized interest, distributed income of equity investors paid less interest capitalized and (B) fixed charges consist of interest expensed and capitalized, discounts and capitalized expenses related to indebtedness and an estimate of the interest within rental expense.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

We and the guarantors have entered into a registration rights agreement with the initial purchasers of the Outstanding Notes in which we and the guarantors agreed, under some circumstances, to file a registration statement relating to an offer to exchange the Outstanding Notes for Exchange Notes and to use our commercially reasonable efforts to consummate the exchange offer within 365 days after the issue date of the Outstanding Notes and to keep the exchange offer open for at least 20 business days (or longer, if required by the federal securities laws). The Exchange Notes will have terms substantially identical to the Outstanding Notes, except that the Exchange Notes will not contain terms with respect to transfer restrictions in the United States, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement. The Outstanding Notes were issued on June 3, 2014.

Under the circumstances set below, we will use our commercially reasonable efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the Outstanding Notes within the time periods specified in the registration rights agreement and to keep such shelf registration statement continuously effective until the earlier of (A) two years from the Issue Date or (B) the date on which all notes registered thereunder are disposed of in accordance therewith. These circumstances include:

(1) applicable interpretations of the staff of the SEC do not permit us to effect this exchange offer; or

(2) for any other reason we do not consummate the exchange offer within 365 days of the issue date of the Outstanding Notes; or

(3) any initial purchaser of the Outstanding Notes shall notify us following consummation of the exchange offer that notes held by it are not eligible to be exchanged for Exchange Notes in the exchange offer; or

(4) certain holders are not eligible to participate in the exchange offer.

Under the registration rights agreement, in the event that (i) the exchange offer registration has not been consummated or, if required in lieu thereof, such shelf registration statement has not become effective or been declared effective by the SEC within the time periods described above, or (iii) if any exchange offer registration statement or shelf registration statement is filed and declared effective but shall thereafter cease to be effective or usable (except as specifically permitted in the registration rights agreement) (each such event referred to in clauses (i) and (ii), a “Registration Default” and each period during which Registration Default has occurred and is continuing, a “Registration Default Period”), then, additional interest shall accrue in a rate equal to 0.25% per annum for the first 90 days of the Registration Default Period, and such rate will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum additional interest rate of 1.00% per annum. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

If we fail to comply with certain obligations under the registration rights agreement, we will be required to pay additional interest to holders of the Outstanding Notes.

If you wish to exchange your Outstanding Notes for Exchange Notes in the exchange offer, you will be required to make the following written representations:

•	you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 of the Securities Act;

•	you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act;

•	you are not engaged in, and do not intend to engage in, a distribution of the Exchange Notes; and

•	you are acquiring the Exchange Notes in the ordinary course of your business.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes, where the broker-dealer acquired the Outstanding Notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes in the United States. See “Plan of Distribution.”

Resale of Exchange Notes

Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer Exchange Notes issued in the exchange offer in the United States without complying with the registration and prospectus delivery provisions of the Securities Act if:

•	you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person to participate in a distribution of the Exchange Notes;

•	you are not engaged in, and do not intend to engage in, a distribution of the Exchange Notes; and

•	you are acquiring the Exchange Notes in the ordinary course of your business.

If you are our affiliate or an affiliate of any guarantor, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the Exchange Notes, or are not acquiring the Exchange Notes in the ordinary course of your business:

•	you cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling, dated July 2, 1993, or similar no-action letters; and

•	in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes in the United States.

This prospectus may be used for an offer to resell, resale or other transfer of Exchange Notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the Outstanding Notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes in the United States. Please read “Plan of Distribution” for more details regarding the transfer of Exchange Notes.

Terms of the Exchange Offer

On the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange in the exchange offer any Outstanding Notes that are properly tendered and not withdrawn prior to the expiration date. Outstanding Notes may only be tendered in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess of US$2,000. We will issue Exchange Notes in a principal amount identical to Outstanding Notes surrendered in the exchange offer.

The form and terms of the Exchange Notes will be substantially identical to the form and terms of the Outstanding Notes except the Exchange Notes will be registered under the Securities Act, will not bear legends restricting their transfer in the United States and will not provide for any additional interest upon our failure to fulfill our obligations under the registration rights agreement to complete the exchange offer, or file, and cause to be effective, a registration statement, if required thereby, within the specified time periods described above. The Exchange Notes will evidence the same continuing debt as is evidenced by the Outstanding Notes and will not constitute a new debt. The Exchange Notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the Outstanding Notes. Consequently, the Outstanding Notes and the Exchange Notes will be treated as a single class of debt securities under the indenture. For a description of the indenture, see “Description of the Exchange Notes.”

The exchange offer is not conditioned upon any minimum aggregate principal amount of Outstanding Notes being tendered for exchange.

As of the date of this prospectus, US$400 million aggregate principal amount of the 5.250% Senior Notes due 2024 are outstanding. This prospectus and a letter of transmittal are being sent to all registered holders of Outstanding Notes. There will be no fixed record date for determining registered holders of Outstanding Notes entitled to participate in the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act, the Exchange Act and other applicable securities laws, and the rules and regulations of the SEC. Outstanding Notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits the holders have under the indenture relating to the Outstanding Notes and the registration rights agreement, except for any rights under the registration rights agreement that by their terms terminate upon the consummation of the exchange offer.

We will be deemed to have accepted for exchange properly tendered Outstanding Notes when we have given written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from us and delivering Exchange Notes to holders. Subject to the terms of the registration rights agreement, we expressly reserve the right to amend or terminate the exchange offer and to refuse to accept for exchange any Outstanding Notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under “— Conditions to the Exchange Offer.”

If you tender your Outstanding Notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of Outstanding Notes. We will pay all charges and expenses, other than certain applicable taxes described below in connection with the exchange offer. It is important that you read “— Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date, Extensions and Amendments

As used in this prospectus, the term “expiration date” means midnight, New York City time, on,                     , 2015. However, if we, in our sole discretion, extend the period of time for which the exchange offer is open, the term “expiration date” will mean the latest time and date to which we shall have extended the expiration of the exchange offer.

To extend the period of time during which the exchange offer is open, we will notify the exchange agent of any extension by written notice, followed by notification by press release or other public announcement to the registered holders of the Outstanding Notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion:

•	to delay accepting for exchange any Outstanding Notes (only in the case that we amend or extend the exchange offer);

•	to extend the exchange offer or to terminate the exchange offer and refuse to accept Outstanding Notes not previously accepted if any of the conditions set forth below under “— Conditions to the Exchange Offer” have not been satisfied, by giving written notice of such delay, extension or termination to the exchange agent; and

•	subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner. In the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the offer period, if necessary, so that at least five business days remain in such offer period following notice of the material change.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice to the registered holders of the Outstanding Notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of the Outstanding Notes of that amendment.

Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we will have no obligation to publish, advertise, or otherwise communicate any public announcement, other than by making a timely release to a financial news service.

Conditions to the Exchange Offer

Despite any other term of the exchange offer, we will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Outstanding Notes and we may terminate or amend the exchange offer as provided in this prospectus prior to the expiration date if in our reasonable judgment:

•	the exchange offer or the making of any exchange by a holder violates any applicable law or interpretation of the SEC; or

•	any action or proceeding has been instituted or threatened in writing in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

In addition, we will not be obligated to accept for exchange the Outstanding Notes of any holder that has not made to us:

•	the representations described under “— Purpose and Effect of the Exchange Offer,” “— Procedures for Tendering Outstanding Notes” and “Plan of Distribution”; or

•	any other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the Exchange Notes under the Securities Act.

We expressly reserve the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any Outstanding Notes by giving written notice of such extension to their holders. We will return any Outstanding Notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

We expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any Outstanding Notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. We will give written notice of any extension, amendment, non-acceptance or termination to the exchange agent and holders of the Outstanding Notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration date in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration date.

In addition, we will not accept for exchange any Outstanding Notes tendered, and will not issue Exchange Notes in exchange for any such Outstanding Notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “TIA”).

Interest on the Exchange Notes

The Exchange Notes will accrue interest at the rate of 5.250% per annum. On the first interest payment date following the exchange, holders of Exchange Notes will receive interest for the period from and including the last interest payment date on which interest was paid on the Outstanding Notes; provided that holders of Outstanding Notes who become holders on or after the record date for an interest payment date and who participate in the exchange will receive interest from and including such interest payment date. Interest on the Exchange Notes is payable on May 15 and November 15, beginning on May 15, 2015. No additional or other interest relating to such period will be paid to such holders.

Procedures for Tendering Outstanding Notes

To tender your Outstanding Notes in the exchange offer, you must comply with either of the following:

•	complete, sign and date the letter of transmittal and have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal (or a copy thereof if the letter of transmittal does not require a signature guarantee), to the exchange agent at the address set forth below under “— Exchange Agent” prior to the expiration date; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.

In addition, either:

•	the exchange agent must receive certificates for the Outstanding Notes along with the letter of transmittal prior to the expiration date;

•	the exchange agent must receive a timely confirmation of book-entry transfer of the Outstanding Notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below and a properly transmitted agent’s message prior to the expiration date; or

•	you must comply with the guaranteed delivery procedures described below.

Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between us and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

The method of delivery of Outstanding Notes, letter of transmittal and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing Outstanding Notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

If you are a beneficial owner whose Outstanding Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Outstanding Notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf. If you wish to tender the Outstanding Notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your Outstanding Notes, either:

•	make appropriate arrangements to register ownership of the Outstanding Notes in your name; or

•	obtain a properly completed bond power from the registered holder of Outstanding Notes.

The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date. Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Exchange Act unless the Outstanding Notes surrendered for exchange are tendered:

•	by a registered holder of the Outstanding Notes who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any Outstanding Notes listed on the Outstanding Notes, such Outstanding Notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the Outstanding Notes, and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal, any certificates representing Outstanding Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender Outstanding Notes. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the Outstanding Notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering Outstanding Notes that are the subject of the book-entry confirmation;

•	the participant has received and agrees to be bound by the terms of the letter of transmittal, or in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the notice of guaranteed delivery; and

•	we may enforce that agreement against such participant.

DTC is referred to herein as a “book-entry transfer facility.”

Acceptance of Exchange Notes

In all cases, we will promptly issue Exchange Notes for Outstanding Notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	Outstanding Notes or a timely book-entry confirmation of such Outstanding Notes into the exchange agent’s account at the book-entry transfer facility; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

By tendering Outstanding Notes pursuant to the exchange offer, you will represent to us that, among other things:

•	you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in a distribution of the Exchange Notes; and

•	you are acquiring the Exchange Notes in the ordinary course of your business.

In addition, each broker-dealer that is to receive Exchange Notes for its own account in exchange for Outstanding Notes must represent that such Outstanding Notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the Exchange Notes in the United States. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

We will interpret the terms and conditions of the exchange offer, including the letter of transmittal and the instructions to the letter of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt and acceptance of Outstanding Notes tendered for exchange. Our determinations in this regard will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of any particular Outstanding Notes not properly tendered or to not accept any particular Outstanding Notes if the acceptance might, in our or our counsel’s judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular Outstanding Notes prior to the expiration date.

Unless waived, any defects or irregularities in connection with tenders of Outstanding Notes for exchange must be cured within such reasonable period of time as we determine. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of Outstanding Notes for exchange, nor will any of them incur any liability for any failure to give notification. Any Outstanding Notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Book-Entry Delivery Procedures

Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the Outstanding Notes at DTC, as the book-entry transfer facility, for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the Outstanding Notes by causing the book-entry transfer facility to transfer those Outstanding Notes into the exchange agent’s account at the facility in accordance with the facility’s procedures for such transfer. To be timely, book-entry delivery of Outstanding Notes requires receipt of a confirmation of a book-entry transfer, a “book-entry confirmation,” and an agent’s message prior to the expiration date, or the guaranteed delivery procedure described below must be complied with. Book-entry tenders will not be deemed made until the book-entry confirmation and agent’s message are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

Holders of Outstanding Notes who are unable to deliver confirmation of the book-entry tender of their Outstanding Notes into the exchange agent’s account at the book-entry transfer facility or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date may tender their Outstanding Notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If you wish to tender your Outstanding Notes but your Outstanding Notes are not immediately available or you cannot deliver your Outstanding Notes, the letter of transmittal or any other required documents to the exchange agent or comply with the procedures under DTC’s Automatic Tender Offer Program in the case of Outstanding Notes, prior to the expiration date, you may still tender if:

•	the tender is made through an eligible guarantor institution;

•	prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission (if the notice of guaranteed delivery does not require a signature guarantee), mail, or hand delivery or a properly transmitted agent’s message, that (1) sets forth your name and address, the certificate number(s) of such Outstanding Notes and the principal amount of Outstanding Notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or copy thereof, together with the Outstanding Notes, and any other documents required by the letter of transmittal, or a book-entry confirmation and an agent’s message will be deposited by the eligible guarantor institution with the exchange agent; and

•	the exchange agent receives the properly completed and executed letter of transmittal or copy (if the letter of transmittal does not require a signature guarantee) thereof and all other documents required by the letter of transmittal, as well as certificate(s) representing all tendered Outstanding Notes in proper form for transfer or a book-entry confirmation of transfer of the Outstanding Notes into the exchange agent’s account at DTC and agent’s message within three New York Stock Exchange trading days after the expiration date.

Upon request, the exchange agent will send to you a notice of guaranteed delivery if you hold certificated notes and you wish to tender your Outstanding Notes according to the guaranteed delivery procedures.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw your tender of Outstanding Notes at any time prior to midnight, New York City time, on the expiration date.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice of withdrawal at its address set forth below under “— Exchange Agent”, such notice of withdrawal may be delivered by mail or hand delivery or by facsimile transmission (if no medallion guarantee of signatures is required); or

•	you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the Outstanding Notes to be withdrawn;

•	identify the Outstanding Notes to be withdrawn, including the certificate numbers and principal amount of the Outstanding Notes; and

•	where certificates for Outstanding Notes have been transmitted, specify the name in which such Outstanding Notes were registered, if different from that of the withdrawing holder.

If certificates for Outstanding Notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit the serial numbers of the particular certificates to be withdrawn and the signatures in the notice of withdrawal must be guaranteed by an eligible institution unless you are an eligible guarantor institution.

If Outstanding Notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Outstanding Notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form and eligibility, including time of receipt of notices of withdrawal, and our determination will be final and binding on all parties. Any Outstanding Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any Outstanding Notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the Outstanding Notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Outstanding Notes may be retendered by following the procedures described under “— Procedures for Tendering Outstanding Notes” above at any time on or prior to the expiration date.

Exchange Agent

The Bank of New York Mellon has been appointed as the exchange agent for the exchange offer. You should direct all executed letters of transmittal and any notices of guaranteed delivery and all questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By Registered or Certified Mail:

The Bank of New York Mellon

Corporate Trust Operations —

Reorganization Unit

111 Sanders Creek Pkwy

East Syracuse, NY 13057

Attn: Dacia Brown-Jones

Telephone: 315-414-3349

By Regular Mail:

The Bank of New York Mellon

Corporate Trust Operations —

Reorganization Unit

111 Sanders Creek Pkwy

East Syracuse, NY 13057

Attn: Dacia Brown-Jones

Telephone: 315-414-3349

By Facsimile Transmission (eligible institutions only):

732-667-9408

By Overnight Courier or

Hand Delivery:

The Bank of New York Mellon

Corporate Trust Operations —

Reorganization Unit

111 Sanders Creek Pkwy

East Syracuse, NY 13057

Attn: Dacia Brown-Jones

Telephone: 315-414-3349

If you deliver the letter of transmittal or the notice of guaranteed delivery to an address other than the one set forth above or transmit instructions via facsimile (if the letter of transmittal or the notice of guaranteed delivery does not require a signature guarantee) to a number other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the Exchange Notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses as well as the reasonable fees and expenses of its counsel. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of Outstanding Notes and for handling or tendering for such clients.

We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of Outstanding Notes pursuant to the exchange offer.

Accounting Treatment

We will record the Exchange Notes in our accounting records at the same carrying value as the Outstanding Notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will record the expenses of the exchange offer as incurred.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of Outstanding Notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•	certificates representing Outstanding Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of Outstanding Notes tendered;

•	tendered Outstanding Notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of Outstanding Notes under the exchange offer.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Holders who tender their Outstanding Notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register Exchange Notes in the name of, or request that Outstanding Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

If you do not exchange your Outstanding Notes for Exchange Notes under the exchange offer, your Outstanding Notes will remain subject to the restrictions on transfer of such Outstanding Notes:

•	as set forth in the legend(s) printed on the Outstanding Notes as a consequence of the issuance of the Outstanding Notes pursuant to the exemption from, or in transactions not subject to, the registration requirements of the Securities Act and/or applicable state and other securities laws; and

•	as otherwise set forth in the offering circular distributed in connection with the private offering.

In general, you may not offer or sell your Outstanding Notes in the United States unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the Outstanding Notes under the Securities Act.

Other

Participating in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered Outstanding Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any Outstanding Notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered Outstanding Notes.

DESCRIPTION OF THE EXCHANGE NOTES

Precision Drilling Corporation issued the Outstanding Notes, and will issue the Exchange Notes, described in this prospectus under an Indenture dated as of June 3, 2014 (the “Indenture”), among the Issuer, the Guarantors, The Bank of New York Mellon, as trustee (the “U.S. Trustee”) and Valiant Trust Company, as Canadian co-trustee (the “Canadian Trustee” and, together with the U.S. Trustee, the “Trustee”). The term “Notes” refers to the Outstanding Notes and the Exchange Notes. Except as set forth herein, the terms of the Notes are substantially identical and include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. You may obtain a copy of the Indenture or the Registration Rights Agreement from the Issuer at its address set forth elsewhere in this prospectus.

The following is a summary of the material terms and provisions of the Notes and the Indenture. The following summary does not purport to be a complete description of the Notes and the Indenture, and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Notes and the Indenture. You can find definitions of certain terms used in this description under the heading “— Certain Definitions.” References to “US$” are to U.S. dollars and to “C$” are to Canadian dollars. The Notes will be denominated in U.S. dollars and all payments on the Notes will be made in U.S. dollars.

Principal, Maturity and Interest

The Notes will mature on November 15, 2024. The Notes bear interest at the rate shown on the cover page of this prospectus, payable in cash semi-annually in arrears on May 15 and November 15 of each year to Holders of record at the close of business on May 1 or November 1, as the case may be (whether or not a Business Day), immediately preceding the related interest payment date. Interest on the Exchange Notes will accrue from and including the most recent date to which interest has been paid on the Outstanding Notes surrendered in exchange therefor or, if no interest has been paid on such Outstanding Notes, from and including the date of issuance of such Outstanding Notes; provided that if Outstanding Notes are surrendered for exchange on or after a record date for an interest payment date that will occur on or after the date of such exchange and as to which interest will be paid, interest on the Exchange Notes received in exchange therefor will accrue from the date of such interest payment date. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

If an interest payment date falls on a day that is not a Business Day, the interest payment to be made on such interest payment date will be made on the next succeeding Business Day with the same force and effect as if made on such interest payment date, and no additional interest will accrue solely as a result of such delayed payment. Interest on overdue principal and interest will accrue at the applicable interest rate on the Notes.

The Notes are issued in registered form, without coupons, and in denominations of US$2,000 and integral multiples of US$1,000 in excess thereof.

An aggregate principal amount of Outstanding Notes equal to US$400.0 million was issued in a private transaction that was not subject to the registration requirements of the Securities Act. The Issuer may issue additional Notes having identical terms and conditions to the Notes, except for issue date, issue price and first interest payment date, in an unlimited aggregate principal amount (the “Additional Notes”), subject to compliance with the covenant described under “— Certain Covenants — Limitation on Additional Indebtedness.” Any Additional Notes will be part of the same issue as the Notes and will be treated as one class with the Notes, including for purposes of voting, redemptions and offers to purchase. For purposes of this “Description of the Exchange Notes,” except for the covenant described under “— Certain Covenants —Limitation on Additional Indebtedness,” references to the Notes include Additional Notes, if any.

Payment of Additional Amounts

All payments made by or on behalf of the Issuer under or with respect to the Notes or by or on behalf of any Guarantor pursuant to its Guarantee, will be made without withholding or deduction for or on account of any taxes imposed or levied by or on behalf of any Canadian taxing authority, unless required by law or the interpretation or administration thereof. If the Issuer or a Guarantor is obligated to withhold or deduct any amount on account of taxes imposed by any Canadian taxing authority from any payment made with respect to the Notes, the Issuer or such Guarantor will:

(1) make such withholding or deduction;

(2) remit the full amount deducted or withheld to the relevant government authority in accordance with the applicable law;

(3) subject to the limitations below, pay to each Holder, as additional interest, such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount such Holder would have received if such taxes had not been withheld or deducted;

(4) make commercially reasonable efforts to obtain and furnish to the Trustee for the benefit of the Holders, within 60 days after the date payment of any taxes is due pursuant to applicable law, certified copies of an official receipt of the relevant government authorities for all amounts deducted or withheld pursuant to applicable law, or if such receipts are not obtainable, other evidence of payment by the Issuer or such Guarantor of those taxes; and

(5) at least 15 days prior to each date on which any Additional Amounts are payable, deliver to the Trustee an Officer’s Certificate setting forth the calculation of the Additional Amounts to be paid and such other information as the U.S. Trustee may request to enable the U.S. Trustee to pay such Additional Amounts to Holders on the payment date.

Notwithstanding the foregoing, none of the Issuer or a Guarantor will pay Additional Amounts with respect to a payment made to any Holder or beneficial owner of a Note (an “Excluded Holder”):

(1) with which the Issuer or such Guarantor does not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

(2) which is subject to such taxes by reason of the Holder or the beneficial owner being a resident, domicile or national of, or engaged in business or maintaining a permanent establishment or other physical presence in or otherwise having some present or former connection with, Canada or any province or territory thereof otherwise than by the mere acquisition, holding, enforcement or disposition of the Notes or the receipt of payments thereunder;

(3) for or on account of any taxes imposed or deducted or withheld by reason of the failure of the Holder or beneficial owner of the Notes to complete, execute and deliver to the Issuer or a Guarantor, as the case may be, any form or document, to the extent applicable to such Holder or beneficial owner, that may be required by law (including any applicable tax treaty) or by reason of administration of such law and which is reasonably requested in writing to be delivered to the Issuer or such Guarantor in order to enable the Issuer or such Guarantor to make payments on the Notes or pursuant to any Guarantee, as the case may be, without deduction or withholding for taxes, or with deduction or withholding of a lesser amount, which form or document shall be delivered within 60 days of a written request therefor by the Issuer or such Guarantor;

(4) for or on account of any estate, inheritance, gift, sales, transfer, capital gains, excise, personal property or similar tax, assessment or other governmental charge;

(5) for or on account of any tax, duty, assessment or other governmental charge that is payable otherwise than by withholding from payments under or with respect to the Notes (other than taxes payable pursuant to Regulation 803 of the Income Tax Act (Canada), or any similar successor provision);

(6) where the payment could have been made without deduction or withholding if the beneficiary of the payment had presented the Note for payment within 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof is duly provided for, whichever is later;

(7) if the Holder is a fiduciary, partnership or person other than the sole beneficial owner of that payment, to the extent that such payment would be required to be included in income under the laws of the relevant taxing jurisdiction for tax purposes, of a beneficiary or settler with respect to the fiduciary, a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settler, partner or beneficial owner been the Holder thereof;

(8) that is a “specified non-resident shareholder” of the Issuer or such Guarantor or a non-resident person who does not deal at arm’s length with a specified shareholder of the Issuer, both for the purposes of subsection 18(5) of the Income Tax Act (Canada);

(9) in respect of amounts imposed as a result of the failure of the Holder or beneficial owner to properly comply with their obligations imposed under the Income Tax Act (Canada) as a result of the Canada United States Enhanced Tax Information Exchange Agreement Implementation Act (Canada); or

(10) any combination of items (1) through (9) above.

Any reference in the Indenture to the payment of principal, premium, if any, interest, purchase price, redemption price or any other amount payable under or with respect to any Note, will be deemed to include the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof. The Issuer’s and the Guarantors’ obligation to make payments of Additional Amounts will survive any termination of the Indenture or the defeasance of any rights thereunder.

The Issuer and each Guarantor, jointly and severally, will indemnify and hold harmless each Holder (other than an Excluded Holder) and upon written request reimburse each such Holder for the amount of (x) any Canadian taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Notes, and (y) any Canadian taxes levied or imposed and paid by such Holder with respect to any reimbursement under (x) above, but excluding any such taxes with respect to which such Holder is an Excluded Holder.

Methods of Receiving Payments on the Notes

If a Holder has given wire transfer instructions to the U.S. Trustee at least ten Business Days prior to the applicable payment date, the Issuer will make all payments on such Holder’s Notes by wire transfer of immediately available funds to the account in New York specified in those instructions. Otherwise, payments on the Notes will be made at the office or agency of the paying agent (the “Paying Agent”) and registrar (the “Registrar”) for the Notes within the City and State of New York unless the Issuer elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders. The Issuer has initially designated the U.S. Trustee in New York, New York to act as Paying Agent and Registrar. The Issuer may change the Paying Agent or Registrar without prior notice to the Holders, and the Issuer and/or any Restricted Subsidiary may act as Paying Agent or Registrar.

Ranking

The Notes are senior unsecured obligations of the Issuer. The Notes rank senior in right of payment to all future obligations of the Issuer that are, by their terms, expressly subordinated in right of payment to the Notes and equal in right of payment with all existing and future obligations of the Issuer that are not so subordinated (including the Existing Notes). Each Guarantee is a general unsecured obligation of the applicable Guarantor and ranks senior in right of payment to all future obligations of such Guarantor that are, by their terms, expressly subordinated in right of payment to the applicable Guarantee and equal in right of payment with all existing and future senior obligations of such Guarantor that are not so subordinated (including such Guarantor’s guarantee of the Existing Notes).

The Notes and each Guarantee are effectively subordinated to secured Indebtedness of the Issuer and the applicable Guarantor to the extent of the value of the assets securing such Indebtedness. The Credit Agreement is secured by substantially all of the assets of the Issuer and its material U.S. and Canadian Subsidiaries and, if necessary in order to adhere to covenants in the Credit Agreement, will be secured by certain assets of certain Subsidiaries organized in a jurisdiction outside of the United States or Canada.

The Notes are effectively subordinated to all existing and future obligations, including Indebtedness and trade payables, of any Subsidiaries of the Issuer that do not guarantee the Notes, including any Unrestricted Subsidiaries. Claims of creditors of these Subsidiaries, including trade creditors, generally have priority as to the assets of these Subsidiaries over the claims of the Issuer and the holders of Indebtedness of the Issuer and its other Subsidiaries, including the Notes.

Although the Indenture contains limitations on the amount of additional secured Indebtedness that the Issuer and the Restricted Subsidiaries may incur, under certain circumstances, the amount of this Indebtedness could be substantial. See “— Certain Covenants — Limitation on Additional Indebtedness” and “— Certain Covenants — Limitation on Liens.”

Guarantees

The Issuer’s obligations under the Notes and the Indenture are unconditionally, jointly and severally guaranteed, on a senior unsecured basis, by each U.S. or Canadian Restricted Subsidiary that guarantees any Indebtedness of the Issuer or any Guarantor under a Credit Facility or under debt securities issued in the capital markets (including the Existing Notes), except for any such Subsidiary if the Fair Market Value of the assets of such Subsidiary together with the Fair Market Value of the assets of any other Subsidiaries that guaranteed such Indebtedness of the Issuer or any Guarantor but did not guarantee the Notes, does not exceed US$20.0 million in the aggregate, and each other Restricted Subsidiary that the Issuer shall otherwise cause to become a Guarantor pursuant to the terms of the Indenture. The Guarantors have agreed to pay, in addition to the amount stated above, any and all costs and expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under the Guarantees.

Not all of the Issuer’s Subsidiaries will guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-Guarantor Subsidiaries, the non-Guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer.

As of the Issue Date, all of the Issuer’s Subsidiaries were “Restricted Subsidiaries.” However, under the circumstances described below under the subheading “— Certain Covenants — Limitation on Designation of Unrestricted Subsidiaries,” the Issuer will be permitted to designate any of the Issuer’s Subsidiaries as “Unrestricted Subsidiaries.” The effect of designating a Subsidiary as an “Unrestricted Subsidiary” will be that:

(1) an Unrestricted Subsidiary will not be subject to any of the restrictive covenants in the Indenture;

(2) an Unrestricted Subsidiary will not guarantee the Notes;

(3) a Subsidiary that has previously been a Guarantor and that is designated an Unrestricted Subsidiary will be released from its Guarantee and its obligations under the Indenture and the Registration Rights Agreement; and

(4) the assets, income, cash flows and other financial results of an Unrestricted Subsidiary will not be consolidated with those of the Issuer for purposes of calculating compliance with the restrictive covenants contained in the Indenture.

The obligations of each Guarantor under its Guarantee are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees under the Credit Agreement and the Existing Notes) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance, fraudulent preference, transfer at undervalue, or fraudulent transfer or otherwise reviewable transaction under applicable law. Nonetheless, in the event of the bankruptcy, insolvency or financial difficulty of a Guarantor, such Guarantor’s obligations under its Guarantee may be subject to review and avoidance under applicable fraudulent conveyance, fraudulent preference, fraudulent transfer and insolvency laws. Among other things, such obligations may be avoided if a court concludes that such obligations were incurred for less than a reasonably equivalent value or fair or sufficient consideration at a time when the Guarantor was insolvent, was rendered insolvent, was on the eve of insolvency or was left with inadequate capital to conduct its business, or were incurred with the intent to defraud, defeat, or delay a creditor of the Guarantor or prefer the Issuer over a creditor of the Guarantor. A court may conclude that a Guarantor did not receive reasonably equivalent value or fair or sufficient consideration to the extent that the aggregate amount of its liability on its Guarantee exceeds the economic benefits it receives from the issuance of the Guarantee. If a Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors — Risks Related to the Notes — U.S. federal and state statutes (and Canadian federal and provincial statutes) may allow courts, under specific circumstances, to void the guarantees and require noteholders to return payments received from guarantors.”

Each Guarantor that makes a payment for distribution under its Guarantee is entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in a pro rata amount of such payment based on the respective net assets of all the Guarantors at the time of such payment in accordance with IFRS.

A Guarantor shall be released from its obligations under its Guarantee and its obligations under the Indenture and the Registration Rights Agreement upon:

(1) (a) any sale, exchange or transfer (by merger, amalgamation, consolidation or otherwise) of the Equity Interests of such Guarantor after which the applicable Guarantor is no longer a Restricted Subsidiary, which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture;

(b) the proper designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary;

(c) the release or discharge of a Guarantor’s guarantee of Indebtedness outstanding under the Credit Agreement and any other agreements relating to Indebtedness of the Issuer and its Restricted Subsidiaries (including the Existing Indentures); provided that such Guarantor has not incurred any Indebtedness in reliance on its status as a Guarantor under the covenant “— Certain Covenants — Limitation on Additional Indebtedness” or such Guarantor’s obligations under such Indebtedness are satisfied in full and discharged or are otherwise permitted to be incurred by a Restricted Subsidiary (other than a Guarantor) under the second paragraph of “— Certain Covenants — Limitation on Additional Indebtedness”; or

(d) legal defeasance or satisfaction and discharge of the Indenture as provided below under the captions “— Legal Defeasance and Covenant Defeasance” and “Satisfaction and Discharge”; and

(2) the Issuer delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to the release of such Guarantor’s Guarantee have been complied with.

Optional Redemption

General

Except as set forth below, the Issuer is not entitled to redeem the Notes at its option prior to May 15, 2019.

At any time or from time to time on or after May 15, 2019, the Issuer, at its option, may redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, together with accrued and unpaid interest and Additional Interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning on May 15 of the years indicated:

Year	Optional redemption price
2019	102.625%
2020	101.750%
2021	100.875%
2022 and thereafter	100.000%

Redemption with Proceeds from Equity Offerings

At any time or from time to time prior to May 15, 2017, the Issuer, at its option, may on any one or more occasions redeem up to 35.0% of the principal amount of the outstanding Notes issued under the Indenture (calculated after giving effect to any issuance of Additional Notes) with the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to 105.250% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest and Additional Interest thereon, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that:

(1) at least 65.0% of the aggregate principal amount of Notes issued under the Indenture (calculated after giving effect to any issuance of Additional Notes) remains outstanding (unless all of such Notes are redeemed or repurchased pursuant to another provision of the Indenture) immediately after giving effect to any such redemption; and

(2) the redemption occurs not more than 90 days after the date of the closing of any such Qualified Equity Offering.

Redemption at Applicable Premium

The Notes may also be redeemed, in whole or in part, at any time prior to May 15, 2019 at the option of the Issuer, at a redemption price equal to 100.0% of the principal amount of the Notes redeemed plus the Applicable Premium (calculated by the Issuer) as of, and accrued and unpaid interest and Additional Interest, if any, to, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). “Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of:

(a) the present value at such redemption date of (i) the redemption price of such Note at May 15, 2019 (such redemption price being set forth in the table appearing above under the caption “— Optional Redemption — General”) plus (ii) all required interest payments (excluding accrued and unpaid interest to such redemption date) due on such Note through May 15, 2019, computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of such Note.

Calculation of the Applicable Premium will be made by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate; provided that such calculation or the correctness thereof shall not be a duty or obligation of the Trustee.

“Treasury Rate” means, as of any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to May 15, 2019; provided, however, that if the period from the redemption date to May 15, 2019 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to May 15, 2019 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

The Issuer may acquire Notes by means other than a redemption, whether pursuant to a tender offer, open market purchase, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.

Redemption for Changes in Tax Law

If the Issuer or a Guarantor becomes obligated to pay any Additional Amounts as a result of a change in the laws or regulations of Canada or any Canadian taxing authority, or a change in any official position regarding the application or interpretation thereof (including a holding by a court of competent jurisdiction), which is publicly announced or becomes effective on or after the date of the Indenture and such Additional Amounts cannot (as certified in an Officer’s Certificate to the Trustee) be avoided by the use of reasonable measures available to the Issuer or any Guarantor, then the Issuer may, at its option, redeem the Notes, in whole but not in part, upon not less than 30 nor more than 60 days’ notice (such notice to be provided not more than 90 days before the next date on which it or the Guarantor would be obligated to pay Additional Amounts), at a redemption price equal to 100.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date). Notice of the Issuer’s intent to redeem the Notes shall not be effective until such time as it delivers to the Trustee an Opinion of Counsel stating that the Issuer or a Guarantor is obligated to pay Additional Amounts because of an amendment to or change in law or regulation or position as described in this paragraph.

Selection and Notice of Redemption

In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, the U.S. Trustee will select the Notes for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national security exchange, on a pro rata basis, by lot or by such method as the U.S. Trustee in its sole discretion shall deem fair and appropriate; provided, however, that no Notes of a principal amount of US$2,000 in original principal amount or less shall be redeemed in part and after any redemption, a Holder may only hold an authorized principal amount of Notes. In addition, if a partial redemption is made pursuant to the provisions described under “— Optional Redemption — Redemption with Proceeds from Equity Offerings,” selection of the Notes or portions thereof for redemption shall be made by the U.S. Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company (“DTC”)), unless that method is otherwise prohibited.

Notice of redemption will be delivered to the Holders at least 15, but not more than 60, days before the date of redemption, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a satisfaction and discharge of the Indenture. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon cancellation of the original Note. On and after the applicable date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent for the Notes funds in satisfaction of the applicable redemption price (including accrued and unpaid interest on the Notes to be redeemed) pursuant to the Indenture.

Any redemption or notice may, at the Issuer’s discretion be subject to the satisfaction of one or more conditions precedent, including, without limitation, the occurrence of a Change of Control or the completion of a Qualified Equity Offering.

Change of Control

Upon the occurrence of any Change of Control, unless the Issuer has previously or concurrently exercised its right to redeem all of the Notes as described under “— Optional Redemption,” each Holder will have the right to require that the Issuer purchase all or any portion (equal to US$2,000 or an integral multiple of US$1,000 in excess thereof) of that Holder’s Notes for a cash price (the “Change of Control Purchase Price”) equal to 101.0% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest and Additional Interest, if any, thereon to the date of purchase.

Within 30 days following any Change of Control, the Issuer will deliver, or caused to be delivered, to the Holders, with a copy to the Trustee, a notice:

(1) describing the transaction or transactions that constitute the Change of Control;

(2) offering to purchase, pursuant to the procedures required by the Indenture and described in the notice (a “Change of Control Offer”), on a date specified in the notice, which shall be a Business Day not earlier than 30 days, nor later than 60 days, from the date the notice is delivered (the “Change of Control Payment Date”), and for the Change of Control Purchase Price, all Notes properly tendered by such Holder pursuant to such Change of Control Offer; and

(3) describing the procedures, as determined by the Issuer, consistent with the Indenture, that Holders must follow to accept the Change of Control Offer.

On the Business Day immediately preceding the Change of Control Payment Date, the Issuer will, to the extent lawful, deposit with the Paying Agent an amount equal to the Change of Control Purchase Price in respect of the Notes or portions of Notes properly tendered.

On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes (of US$2,000 or integral multiples of US$1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer; and

(2) deliver or cause to be delivered to the U.S. Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

The Paying Agent will promptly deliver to each Holder who has so tendered Notes the Change of Control Purchase Price for such Notes, and the U.S. Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes so tendered, if any; provided that each such new Note will be in a principal amount of US$2,000 or integral multiples of US$1,000 in excess thereof.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid on the relevant interest payment date to the Person in whose name a Note is registered at the close of business on such record date.

A Change of Control Offer will be required to remain open for at least 20 Business Days or for such longer period as is required by law. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the date of purchase.

In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding Notes accept a Change of Control Offer and the Issuer purchases all of the Notes held by such Holders, the Issuer will have the right, upon not less than 30 days’ nor more than 60 days’ prior notice, which notice shall be delivered not more than 30 days following the purchase pursuant to the Change of Control Offer, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Purchase Price plus, to the extent not included in the Change of Control Purchase Price, accrued and unpaid interest on the Notes to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

If a Change of Control Offer is made, there can be no assurance that the Issuer will have available funds sufficient to pay for all or any of the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. See “Risk Factors — Risks Related to the Notes — We may not have the ability to finance the change of control repurchase offer required by the indenture governing the notes.” In addition, in the event of a Change of Control the Issuer may not be able to obtain the consents necessary to consummate a Change of Control Offer from the lenders under agreements governing outstanding Indebtedness which may prohibit the offer. If we fail to repurchase all of the Notes tendered for purchase upon a Change of Control, such failure will constitute an Event of Default. In addition, the occurrence of certain of the events which would constitute a Change of Control may constitute an event of default under the Credit Agreement and the Existing Indentures and may constitute an event of default under future Indebtedness. Moreover, the exercise by the Holders of their right to require the Issuer to purchase the Notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of the repurchase on the Issuer. Finally, the Issuer’s ability to pay cash to the Holders upon a Change of Control may be limited by its then existing financial resources.

The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable to the transaction giving rise to the Change of Control. The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Issuer and the initial purchasers. The Issuer does not have the present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “— Certain Covenants — Limitation on Additional Indebtedness” and “— Certain Covenants — Limitation on Liens.” Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders to require that the Issuer purchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Issuer’s obligation to make a Change of Control Offer will be satisfied if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

With respect to any disposition of assets, the phrase “all or substantially all” as used in the Indenture (including as set forth under the definition of “Change of Control” and “— Certain Covenants — Limitation on Mergers, Consolidations, Etc.” below) varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which governs the Notes and the Indenture) and is subject to judicial interpretation. Accordingly, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer and the Restricted Subsidiaries, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Holders have the right to require the Issuer to purchase Notes.

The Issuer will comply with all applicable securities legislation in Canada and the United States, including, without limitation, the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with the “Change of Control” provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Change of Control” provisions of the Indenture by virtue of such compliance.

The provisions under the Indenture relating to the Issuer’s obligation to make a Change of Control Offer may be waived, modified or terminated prior to the occurrence of the triggering Change of Control with the written consent of the Holders of a majority in principal amount of the Notes then outstanding.

Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

Certain Covenants

Covenant Termination

Following the first date that the Notes have a Moody’s rating of Baa3 or higher or an S&P rating of BBB- or higher and no Default or Event of Default has occurred and is then continuing, the Issuer and the Restricted Subsidiaries will no longer be subject to the following covenants:

(1) “— Certain Covenants — Limitation on Additional Indebtedness”;

(2) “— Certain Covenants — Limitation on Restricted Payments (except to the extent applicable under the definition of “Unrestricted Subsidiary”)”;

(3) “— Certain Covenants — Limitation on Dividend and Other Restrictions Affecting Restricted Subsidiaries”;

(4) “— Certain Covenants — Limitation on Transactions with Affiliates”;

(5) “— Certain Covenants — Limitation on Asset Sales”;

(6) clause (3) of the covenant described under “— Certain Covenants — Limitation on Mergers, Consolidations, Etc.”; and

(7) “ — Certain Covenants — Conduct of Business.”

Limitation on Additional Indebtedness

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness); provided that the Issuer or any Restricted Subsidiary may incur additional Indebtedness (including Acquired Indebtedness), in each case, if, after giving effect thereto on a pro forma basis, the Consolidated Interest Coverage Ratio would be at least 2.00 to 1.00 (the “Coverage Ratio Exception”).

Notwithstanding the above, each of the following incurrences of Indebtedness shall be permitted (the “Permitted Indebtedness”):

(1) Indebtedness of the Issuer and any Restricted Subsidiary under the Credit Facilities in an aggregate principal amount at any time outstanding, including the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) not to exceed the greater of (a) US$1,000.0 million and (b) 25.0% of the Issuer’s Consolidated Tangible Assets;

(2) Indebtedness under (a) the Notes and the Guarantees issued on the Issue Date and (b) the Exchange Notes and the Guarantees in respect thereof issued pursuant to the Registration Rights Agreement;

(3) Indebtedness of the Issuer and its Restricted Subsidiaries to the extent outstanding on the Issue Date, including without limitation, the Existing Notes and the guarantees thereof (other than Indebtedness referred to in clauses (1), (2), (4), (6), (7), (8), (9), (10), (12) and (16));

(4) (a) guarantees by the Issuer or Guarantors of Indebtedness permitted to be incurred in accordance with the provisions of the Indenture; provided that in the event such Indebtedness that is being guaranteed is Subordinated Indebtedness, then the related guarantee shall be subordinated in right of payment to the Notes or the Guarantees, as the case may be, and (b) guarantees of Indebtedness incurred by Restricted Subsidiaries that are not Guarantors in accordance with the provisions of the Indenture;

(5) Indebtedness under Hedging Obligations entered into for bona fide hedging purposes of the Issuer or any Restricted Subsidiary and not for the purpose of speculation; provided that in the case of Hedging Obligations relating to interest rates, (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this covenant, and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

(6) Indebtedness of the Issuer owed to and held by a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to and held by the Issuer or any other Restricted Subsidiary; provided, however, that:

(a) if the Issuer is the obligor on Indebtedness and a Restricted Subsidiary that is not a Guarantor is the obligee, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

(b) if a Guarantor is the obligor on such Indebtedness and a Restricted Subsidiary that is not a Guarantor is the obligee, such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor; and

(c)

(i) any subsequent issuance or transfer of Equity Interests or any other event which results in any such Indebtedness being held by a Person other than the Issuer or any other Restricted Subsidiary; and

(ii) any sale or other transfer of any such Indebtedness to a Person other than the Issuer or any other Restricted Subsidiary;

shall be deemed, in each case of this clause (c), to constitute an incurrence of such Indebtedness not permitted by this clause (6);

(7) Indebtedness in respect of workers’ compensation claims, bank guarantees, warehouse receipt or similar facilities, property, casualty or liability insurance, take-or-pay obligations in supply arrangements, self-insurance obligations or completion, performance, bid performance, appeal or surety bonds in the ordinary course of business, including guarantees or obligations with respect to letters of credit supporting such workers’ compensation claims, bank guarantees, warehouse receipt or similar facilities, property, casualty or liability insurance, take-or-pay obligations in supply arrangements, self-insurance obligations or completion, performance, bid performance, appeal or surety bonds;

(8) Purchase Money Indebtedness incurred by the Issuer or any Restricted Subsidiary after the Issue Date, and Refinancing Indebtedness thereof, in an aggregate principal amount not to exceed at any time outstanding the greater of (a) US$100.0 million and (b) 2.5% of the Issuer’s Consolidated Tangible Assets;

(9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business;

(10) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(11) Refinancing Indebtedness of the Issuer or any Restricted Subsidiary with respect to Indebtedness incurred pursuant to the Coverage Ratio Exception, clause (2), (3) or (8) above, this clause (11), or clause (17) or (18) below;

(12) indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets of the Issuer or any Restricted Subsidiary or Equity Interests of a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing or in contemplation of any such acquisition; provided that (a) any amount of such obligations included on the face of the balance sheet of the Issuer or any Restricted Subsidiary shall not be permitted under this clause (12) (contingent obligations referred to on the face of a balance sheet or in a footnote thereto and not otherwise quantified and reflected on the balance sheet will not be deemed “included on the face of the balance sheet” for purposes of the foregoing) and (b) in the case of a disposition, the maximum aggregate liability in respect of all such obligations outstanding under this clause (12) shall at no time exceed the gross proceeds actually received by the Issuer and the Restricted Subsidiaries in connection with such disposition;

(13) Indebtedness of Foreign Restricted Subsidiaries in an aggregate amount outstanding at any one time not to exceed the greater of (a) US$50.0 million and (b) 10.0% of such Foreign Restricted Subsidiaries’ Consolidated Tangible Assets;

(14) additional Indebtedness of the Issuer or any Restricted Subsidiary in an aggregate principal amount which, when taken together with the principal amount of all other Indebtedness incurred pursuant to this clause (14) and then outstanding, will not exceed the greater of (a) US$200.0 million and (b) 5.0% of the Issuer’s Consolidated Tangible Assets;

(15) Indebtedness in respect of Specified Cash Management Agreements entered into in the ordinary course of business;

(16) Indebtedness incurred under one or more short-term operating facilities provided by Royal Bank of Canada and/or other lenders or the respective affiliates thereof to the Issuer and/or any Restricted Subsidiary providing for borrowings to be made and/or letters of credit to be issued pursuant thereto in an aggregate principal amount, together with any Refinancing Indebtedness thereof, not to exceed US$100.0 million, at any one time outstanding;

(17) Indebtedness incurred to finance the Contingent Tax Liabilities in an aggregate principal amount not to exceed US$200.0 million at any one time outstanding;

(18) Indebtedness of Persons incurred and outstanding on the date on which such Person was acquired by the Issuer or any Restricted Subsidiary, or merged or consolidated with or into the Issuer or any Restricted Subsidiary (other than Indebtedness incurred in connection with, or in contemplation of, such acquisition, merger or consolidation);

provided, however, that at the time such Person or assets is/are acquired by the Issuer or a Restricted Subsidiary, or merged or consolidated with the Issuer of any Restricted Subsidiary and after giving pro forma effect to the incurrence of such Indebtedness pursuant to this clause (18) and any other related Indebtedness, either (i) the Issuer would have been able to incur US$1.00 of additional Indebtedness pursuant to the first paragraph of this covenant; or (ii) the Consolidated Interest Coverage Ratio of the Issuer

and its Restricted Subsidiaries would be greater than or equal to such Consolidated Interest Coverage Ratio immediately prior to such acquisition, merger or consolidation; and

(19) Indebtedness representing deferred compensation to directors, officers, members of management or employees (in their capacities as such) of the Issuer or any Restricted Subsidiary and incurred in the ordinary course of business.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (19) above or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Issuer shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described, except that Indebtedness incurred under the Credit Agreement on or prior to the Issue Date shall be deemed to have been incurred under clause (1) above, and may later reclassify any item of Indebtedness described in clauses (1) through (19) above (provided that at the time of reclassification it meets the criteria in such category or categories). In addition, for purposes of determining any particular amount of Indebtedness under this covenant, (i) guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included so long as incurred by a Person that could have incurred such Indebtedness; and (ii) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with IFRS.

For the purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the U.S. dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the earlier of the date that such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

In addition, the Issuer will not permit any of its Unrestricted Subsidiaries to incur any Indebtedness other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under this “— Limitation on Additional Indebtedness” covenant, the Issuer shall be in Default of this covenant).

Limitation on Restricted Payments

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

(1) a Default shall have occurred and be continuing or shall occur as a consequence thereof;

(2) the Issuer is not able to incur at least US$1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

(3) the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date (other than Restricted Payments made pursuant to clauses (2), (3), (4), (5), (6) or (10) of the next paragraph), exceeds the sum (the “Restricted Payments Basket”) of (without duplication):

(a) 50.0% of Consolidated Net Income of the Issuer and the Restricted Subsidiaries for the period (taken as one accounting period) commencing on October 1, 2010 to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100.0% of such deficit), plus

(b) 100.0% of (A) (i) the aggregate net cash proceeds and (ii) the Fair Market Value of (x) marketable securities (other than marketable securities of the Issuer), (y) Equity Interests of a Person (other than the Issuer or an Affiliate of the Issuer) engaged in a Permitted Business and (z) other assets used in any Permitted Business, received by the Issuer or its Restricted Subsidiaries after the Issue Date, in each case as a contribution to its common equity capital or from the issue or sale of Qualified Equity Interests or from the issue or sale of convertible or exchangeable Disqualified Equity Interests or convertible or exchangeable debt securities of the Issuer that have been converted into or exchanged for such Qualified Equity Interests (other than Equity Interests or debt securities sold to a Subsidiary of the Issuer or net cash proceeds received by the Issuer from Qualified Equity Offerings to the extent applied to redeem the Notes in accordance with the provisions set forth under “Optional Redemption — Redemption with Proceeds from Equity Offerings”), and (B) the aggregate net cash proceeds, if any, received by the Issuer or any of its Restricted Subsidiaries upon any conversion or exchange described in clause (A) above, plus

(c) 100.0% of the aggregate amount by which Indebtedness (other than any Subordinated Indebtedness or Indebtedness held by a Subsidiary of the Issuer) of the Issuer or any Restricted Subsidiary is reduced on the Issuer’s consolidated balance sheet upon the conversion or exchange after the Issue Date of any such Indebtedness into or for Qualified Equity Interests, plus

(d) in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made by the Issuer or any Restricted Subsidiary after the Issue Date (other than the release of any guarantee), an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) 100.0% of the aggregate amount received by the Issuer or any Restricted Subsidiary in cash or other property (valued at the Fair Market Value thereof) as the return of capital with respect to such Investment and (ii) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes, plus

(e) in the case of the release of any guarantee that was treated as a Restricted Payment made by the Issuer or any Restricted Subsidiary after the Issue Date, an amount equal to the amount of such guarantee that was treated as a Restricted Payment less any amount paid under such guarantee, plus

(f) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary immediately following such Redesignation, and (ii) the aggregate amount of the Issuer’s Investments in such Subsidiary to the extent such Investments reduced the Restricted Payments Basket and were not previously repaid or otherwise reduced.

Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph will not prohibit:

(1) the payment of any dividend or redemption payment or the making of any distribution within 60 days after the date of declaration thereof if, on the date of declaration, the dividend, redemption or distribution payment, as the case may be, would have complied with the provisions of the Indenture;

(2) any Restricted Payment made in exchange for, or out of the proceeds of, the substantially concurrent issuance and sale of Qualified Equity Interests;

(3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Issuer or any Guarantor in exchange for, or out of the proceeds of, the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under the “— Limitation on Additional Indebtedness” covenant and the other terms of the Indenture;

(4) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary (a) at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness in the event of a Change of Control in accordance with provisions similar to the covenant described under “— Change of Control” or (b) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to the covenant described under “— Limitation on Asset Sales”; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Issuer has made the Change of Control Offer or Net Proceeds Offer, as applicable, as provided in such covenant with respect to the Notes and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer or Net Proceeds Offer;

(5) the redemption, repurchase or other acquisition or retirement for value of Equity Interests of the Issuer held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), either (x) upon any such individual’s death, disability, retirement, severance or termination of employment or service or (y) pursuant to any equity subscription agreement, stock option agreement, stockholders’ agreement or similar agreement; provided, in any case, that the aggregate cash consideration paid for all such redemptions, repurchases or other acquisitions or retirements shall not exceed (A) US$5.0 million during any calendar year (with unused amounts in any calendar year being carried forward to succeeding calendar years) plus (B) the amount of any net cash proceeds received by or contributed to the Issuer from the issuance and sale after the Issue Date of Qualified Equity Interests to its officers, directors or employees that have not been applied to the payment of Restricted Payments pursuant to this clause (5), plus (C) the net cash proceeds of any “key-man” life insurance policies that have not been applied to the payment of Restricted Payments pursuant to this clause (5); and provided, further, that cancellation of Indebtedness owing to the Issuer from members of management of the Issuer or any Restricted Subsidiary in connection with a repurchase of Equity Interests of the Issuer will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(6) (a) repurchases, redemptions or other acquisitions or retirements for value of Equity Interests of the Issuer deemed to occur upon the exercise of stock options, warrants, rights to acquire Equity Interests of the Issuer or other convertible securities to the extent such Equity Interests of the Issuer represent a portion of the exercise or exchange price thereof and (b) any repurchases, redemptions or other acquisitions or retirements for value of Equity Interests of the Issuer made in lieu of withholding taxes in connection with any exercise or exchange of stock options, warrants or other similar rights;

(7) dividends on Disqualified Equity Interests of the Issuer issued in compliance with the covenant “— Limitation on Additional Indebtedness” to the extent such dividends are included in the definition of Consolidated Interest Expense;

(8) the payment of cash in lieu of fractional Equity Interests of the Issuer;

(9) payments or distributions to dissenting stockholders pursuant to applicable law in connection with a merger, amalgamation, consolidation or transfer of assets that complies with the provisions described under the caption “— Limitation on Mergers, Consolidations, Etc.”;

(10) cash distributions by the Issuer to the holders of Equity Interests of the Issuer in accordance with a distribution reinvestment plan or dividend reinvestment plan to the extent such payments are applied to the purchase of Equity Interests directly from the Issuer;

(11) the payment of cash dividends on the Issuer’s outstanding common shares; provided that the amount of such dividends in any fiscal quarter of the Issuer shall not exceed $0.06 per share (such per share amount subject to pro rata adjustments for any share splits, share dividends, share combinations, reverse share splits or similar events); or

(12) payment of other Restricted Payments from time to time in an aggregate amount not to exceed the greater of (a) US$250.0 million and (b) 6.0% of the Issuer’s Consolidated Tangible Assets.

provided that (a) in the case of any Restricted Payment pursuant to clauses (4), (5), (11) or (12) above, no Default shall have occurred and be continuing or occur as a consequence thereof (it being understood that the making of a Restricted Payment in reliance on clause (4), (5), (11) or (12) above shall not be deemed to be a Default under this covenant), and (b) no issuance and sale of Qualified Equity Interests used to make a payment pursuant to clauses (2) or (5)(B) above shall increase the Restricted Payments Basket to the extent of such payment.

For the purposes of determining compliance with any U.S. dollar-denominated restriction on Restricted Payments denominated in a foreign currency, the U.S. dollar-equivalent amount of such Restricted Payment shall be calculated based on the relevant currency exchange rate in effect on the date that such Restricted Payment was made.

The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant the covenant described under “— Limitation on Designations of Unrestricted Subsidiaries.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

For purposes of determining compliance with this covenant, in the event that a proposed Restricted Payment (or a portion thereof) meets the criteria of clauses (1) through (12) above or is entitled to be made pursuant to the Restricted Payments Basket or as a Permitted Investment, the Issuer will be entitled to divide, classify or later reclassify (based on circumstances existing on the date of such reclassification) such Restricted Payment (or portion thereof) among such clauses (1) through (12), the Restricted Payments Basket and any such Permitted Investments in a manner that otherwise complies with this covenant, and following such reclassification such Restricted Payment or Permitted Investment shall be treated as having been made pursuant to only the clause or clauses of this covenant to which such Restricted Payment or Permitted Investment has been reclassified.

Limitation on Dividend and Other Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a) pay dividends or make any other distributions on or in respect of its Equity Interests to the Issuer or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Equity Interests);

(b) make loans or advances, or pay any Indebtedness or other obligation owed, to the Issuer or any other Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Issuer or any Restricted Subsidiary to other Indebtedness or obligations incurred by the Issuer or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(c) transfer any of its property or assets to the Issuer or any other Restricted Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (a) or (b) above);

except for, in each case:

(1) encumbrances or restrictions existing under agreements existing on the Issue Date (including, without limitation, the Credit Agreement, the Existing Indentures and the Sale and Repurchase Agreement) as in effect on that date;

(2) encumbrances or restrictions existing under the Indenture, the Notes and the Guarantees;

(3) any instrument governing Acquired Indebtedness or Equity Interests of a Person acquired by the Issuer or any of its Restricted Subsidiaries, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(4) any agreement or other instrument of a Person acquired by the Issuer or any of its Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired (including after acquired property);

(5) any amendment, restatement, modification, renewal, supplement, refunding, replacement or refinancing of an agreement referred to in clauses (1), (2), (3), (4), (5) or (10); provided, however, that such amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive than the encumbrances and restrictions contained in the agreements referred to in clauses (1), (2), (3) or (4) of this paragraph on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary or was merged into a Restricted Subsidiary, whichever is applicable;

(6) encumbrances or restrictions existing under or by reason of applicable law, regulation or order;

(7) non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

(8) in the case of clause (c) above, Liens permitted to be incurred under the provisions of the covenant described under “— Limitation on Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(9) restrictions imposed under any agreement to sell Equity Interests or assets, as permitted under the Indenture, to any Person pending the closing of such sale;

(10) any other agreement governing Indebtedness or other obligations entered into after the Issue Date that either (A) contains encumbrances and restrictions that are not materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date or (B) contains any such encumbrance or restriction that is customary and does not prohibit (except upon a default or an event of default thereunder) the payment of dividends in an amount sufficient, as determined by the board of directors of the Issuer in good faith, to make scheduled payments of cash interest and principal on the Notes when due;

(11) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements, shareholder agreements and other similar agreements entered into in the ordinary course of business that restrict the disposition or distribution of ownership interests in or assets of such partnership, limited liability company, joint venture, corporation or similar Person;

(12) Purchase Money Indebtedness and any Refinancing Indebtedness in respect thereof incurred in compliance with the covenant described under “— Limitation on Additional Indebtedness” that imposes restrictions of the nature described in clause (c) above on the assets acquired; and

(13) restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords under contracts entered into in the ordinary course of business.

Limitation on Transactions with Affiliates

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an “Affiliate Transaction”) involving aggregate payments or consideration in excess of US$2.5 million, unless:

(1) the terms of such Affiliate Transaction are no less favorable in all material respects to the Issuer or such Restricted Subsidiary, as the case may be, than those that would have been obtained in a comparable transaction at the time of such transaction in arm’s length dealings with a Person who is not such an Affiliate; and

(2) the Issuer delivers to the Trustee, with respect to any Affiliate Transaction involving aggregate value in excess of US$25.0 million, an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above and a Secretary’s Certificate which sets forth and authenticates a resolution that has been adopted by the Independent Directors approving such Affiliate Transaction.

The foregoing restrictions shall not apply to:

(1) transactions exclusively between or among (a) the Issuer and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries;

(2) reasonable director, trustee, officer and employee compensation (including bonuses) and other benefits (including pursuant to any employment agreement or any retirement, health, stock option or other benefit plan), payments or loans (or cancellation of loans) to employees of the Issuer and indemnification arrangements, in each case, as determined in good faith by the Issuer’s Board of Directors or senior management;

(3) the entering into of a tax sharing agreement, or payments pursuant thereto, between the Issuer and/or one or more Subsidiaries, on the one hand, and any other Person with which the Issuer or such Subsidiaries are required or permitted to file a consolidated tax return or with which the Issuer or such Subsidiaries are part of a consolidated group for tax purposes to be used by such Person to pay taxes, and which payments by the Issuer and the Restricted Subsidiaries are not in excess of the tax liabilities that would have been payable by them on a stand-alone basis;

(4) any Permitted Investments (other than pursuant to clause (1) of the definition thereof);

(5) any Restricted Payments which are made in accordance with the covenant described under “— Limitation on Restricted Payments”;

(6) any agreement in effect on the Issue Date or as thereafter amended or replaced in any manner that, taken as a whole, is not more disadvantageous to the Holders or the Issuer in any material respect than such agreement as it was in effect on the Issue Date;

(7) any transaction with a Person (other than an Unrestricted Subsidiary of the Issuer) which would constitute an Affiliate of the Issuer solely because the Issuer or a Restricted Subsidiary owns an equity interest in or otherwise controls such Person; and

(8) (a) any transaction with an Affiliate where the only consideration paid by the Issuer or any Restricted Subsidiary is Qualified Equity Interests or (b) the issuance or sale of any Qualified Equity Interests and the granting of registration and other customary rights in connection therewith.

Limitation on Liens

The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien (other than Permitted Liens) upon any of their property or assets (including Equity Interests of any Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, which Lien secures Indebtedness or trade payables, unless contemporaneously with the incurrence of such Lien:

(1) in the case of any Lien securing an obligation that ranks pari passu with the Notes or a Guarantee, effective provision is made to secure the Notes or such Guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same collateral; and

(2) in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes or a Guarantee, effective provision is made to secure the Notes or such Guarantee, as the case may be, with a Lien on the same collateral that is senior to the Lien securing such subordinated obligation, in each case, for so long as such obligation is secured by such Lien.

Limitation on Asset Sales

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(1) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Sale) of the shares and assets subject to such Asset Sale; and

(2) at least 75.0% of the total consideration from such Asset Sale received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents.

For purposes of clause (2) above and for no other purpose, the following shall be deemed to be cash:

(a) the amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness or intercompany Indebtedness) of the Issuer or such Restricted Subsidiary that is expressly assumed by the transferee of any such assets pursuant to a written novation agreement that releases the Issuer or such Restricted Subsidiary from further liability therefor,

(b) the amount of any securities, notes or other obligations received from such transferee that are within 180 days after such Asset Sale converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash actually so received),

(c) any Designated Non-cash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (i) US$100.0 million and (ii) 2.5% of the Issuer’s Consolidated Tangible Assets at the time of receipt of such Designated Non-cash Consideration, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, and

(d) the Fair Market Value of (i) any assets (other than securities) received by the Issuer or any Restricted Subsidiary to be used by it in a Permitted Business, (ii) Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the acquisition of such Person by the Issuer or (iii) a combination of (i) and (ii).

If at any time any non-cash consideration received by the Issuer or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash

(other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this covenant.

Any Asset Sale pursuant to a condemnation, expropriation, appropriation or other similar taking, including by deed in lieu of condemnation, or pursuant to the foreclosure or other enforcement of a Permitted Lien or exercise by the related lienholder of rights with respect thereto, including by deed or assignment in lieu of foreclosure shall not be required to satisfy the conditions set forth in clauses (1) and (2) of the first paragraph of this covenant.

Notwithstanding the foregoing, the 75.0% limitation referred to above shall be deemed satisfied with respect to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with the foregoing provision on an after-tax basis, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75.0% limitation.

If the Issuer or any Restricted Subsidiary engages in an Asset Sale, the Issuer or such Restricted Subsidiary shall, no later than 365 days following the consummation thereof (or, if with respect to clause (3) below, within 365 days after the receipt of any Net Available Proceeds from any Asset Sale the Issuer or any Restricted Subsidiary entered into a contractual commitment, pursuant to a binding agreement, to apply any such Net Available Proceeds, then, within 545 days following the consummation thereof), apply all or any of the Net Available Proceeds therefrom to:

(1) permanently reduce (and permanently reduce commitments with respect thereto): (x) obligations under the Credit Agreement and/or (y) Indebtedness of the Issuer or a Restricted Subsidiary that is secured by a Lien (in each case other than any Disqualified Equity Interests or Subordinated Indebtedness, and other than Indebtedness owed to the Issuer or an Affiliate of the Issuer);

(2) permanently reduce obligations under other Indebtedness of the Issuer or a Restricted Subsidiary (in each case other than any Disqualified Equity Interests or Subordinated Indebtedness, and other than Indebtedness owed to the Issuer or an Affiliate of the Issuer); provided that the Issuer shall equally and ratably reduce obligations under the Notes as provided under “— Optional Redemption,” through open market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for a Net Proceeds Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid; or

(3) (A) make any capital expenditure or otherwise invest all or any part of the Net Available Proceeds thereof in the purchase of assets (other than securities and excluding working capital or current assets for the avoidance of doubt) to be used by the Issuer or any Restricted Subsidiary in a Permitted Business, (B) acquire Qualified Equity Interests held by a Person other than the Issuer or any of its Restricted Subsidiaries in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the consummation of such acquisition or (C) a combination of (A) and (B).

The amount of Net Available Proceeds not applied or invested as provided in clauses (1) through (3) of the preceding paragraph will constitute “Excess Proceeds.”

When the aggregate amount of Excess Proceeds equals or exceeds US$50.0 million, the Issuer will be required to make an offer to purchase or redeem (a “Net Proceeds Offer”) from all Holders (unless the Issuer has previously or concurrently exercised its right to redeem all of the Notes as described under “— Optional Redemption”) and, to the extent required by the terms of other Pari Passu Indebtedness of the Issuer, to all holders of other Pari Passu Indebtedness outstanding with similar provisions requiring the Issuer to make an offer to purchase or redeem such Pari Passu Indebtedness with the proceeds from any Asset Sale, to purchase or redeem the maximum principal amount of Notes and any such Pari Passu Indebtedness to which the Net Proceeds

Offer applies that may be purchased or redeemed out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of Notes and Pari Passu Indebtedness plus accrued and unpaid interest thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture or the agreements governing the Pari Passu Indebtedness, as applicable, in each case in denominations of US$2,000 or integral multiples of US$1,000 in excess thereof.

To the extent that the sum of the aggregate principal amount of Notes and Pari Passu Indebtedness so validly tendered pursuant to a Net Proceeds Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds, or a portion thereof, for any purposes not otherwise prohibited by the provisions of the Indenture. If the aggregate principal amount of Notes and Pari Passu Indebtedness so validly tendered pursuant to a Net Proceeds Offer exceeds the amount of Excess Proceeds, the Issuer shall select the Notes and Pari Passu Indebtedness to be purchased on a pro rata basis on the basis of the aggregate outstanding principal amount of Notes and Pari Passu Indebtedness. Upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.

The Net Proceeds Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Net Proceeds Offer Period”). No later than five Business Days after the termination of the Net Proceeds Offer Period (the “Net Proceeds Purchase Date”), the Issuer will purchase the principal amount of Notes and Pari Passu Indebtedness required to be purchased pursuant to this covenant (the “Net Proceeds Offer Amount”) or, if less than the Net Proceeds Offer Amount has been so validly tendered, all Notes and Pari Passu Indebtedness validly tendered in response to the Net Proceeds Offer.

If the Net Proceeds Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Net Proceeds Offer.

Pending the final application of any Net Available Proceeds pursuant to this covenant, the holder of such Net Available Proceeds may apply such Net Available Proceeds temporarily to reduce Indebtedness outstanding under a revolving Credit Facility or otherwise invest such Net Available Proceeds in any manner not prohibited by the Indenture.

On or before the Net Proceeds Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Net Proceeds Offer Amount of Notes and Pari Passu Indebtedness or portions of Notes and Pari Passu Indebtedness so validly tendered and not properly withdrawn pursuant to the Net Proceeds Offer, or if less than the Net Proceeds Offer Amount has been validly tendered and not properly withdrawn, all Notes and Pari Passu Indebtedness so validly tendered and not properly withdrawn, in each case in denominations of US$2,000 and integral multiples of US$1,000 in excess thereof. The Issuer will deliver to the Trustee an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this covenant and, in addition, the Issuer will deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Indebtedness. The Issuer or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Net Proceeds Offer Period) mail or deliver to each tendering Holder and the Issuer will mail or deliver to each tendering holder or lender of Pari Passu Indebtedness, as the case may be, an amount equal to the purchase price of the Notes or Pari Passu Indebtedness so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Issuer for purchase, and the Issuer will promptly issue a new Note, and the U.S. Trustee, upon delivery of an Officer’s Certificate from the Issuer, will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of US$2,000 or an integral multiple of US$1,000 in excess thereof. In addition, the Issuer will take any and all other actions required by the agreements governing the Pari Passu Indebtedness. Any Note not so accepted will be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer will publicly announce the results of the Net Proceeds Offer on the Net Proceeds Purchase Date.

Notwithstanding the foregoing, the sale, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, will be governed by the provisions of the Indenture described under the caption “— Change of Control” and/or the provisions described under the caption “— Limitation on Mergers, Consolidations, Etc.” and not by the provisions of the Asset Sale covenant.

The Issuer will comply with all applicable securities laws and regulations in Canada and the United States, including, without limitation, the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with the “— Limitation on Asset Sales” provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “— Limitation on Asset Sales” provisions of the Indenture by virtue of such compliance.

The Credit Facilities may limit, and future credit agreements or other agreements relating to Indebtedness to which the Issuer (or one of its Affiliates) becomes a party may prohibit or limit, the Issuer from purchasing any Notes pursuant to this covenant. In the event the Issuer is contractually prohibited from purchasing the Notes, the Issuer could seek the consent of its lenders to the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, it will remain contractually prohibited from purchasing the Notes. In such case, the Issuer’s failure to purchase tendered Notes would constitute a Default under the Indenture.

Limitation on Designation of Unrestricted Subsidiaries

The Board of Directors of the Issuer may designate any Subsidiary (including any newly formed or newly acquired Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) of the Issuer as an “Unrestricted Subsidiary” under the Indenture (a “Designation”) only if:

(1) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

(2) the Issuer would be permitted to make, at the time of such Designation, (a) a Permitted Investment or (b) an Investment pursuant to the first paragraph of “— Limitation on Restricted Payments” above, in either case, in an amount (the “Designation Amount”) equal to the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary on such date.

No Subsidiary shall be Designated as an “Unrestricted Subsidiary” unless:

(1) all of the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of Designation, consist of Non-Recourse Debt, except for any guarantee given solely to support the pledge by the Issuer or any Restricted Subsidiary of the Equity Interests of such Unrestricted Subsidiary, which guarantee is not recourse to the Issuer or any Restricted Subsidiary;

(2) on the date such Subsidiary is Designated an Unrestricted Subsidiary, such Subsidiary is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding are no less favorable in any material respect to the Issuer or the Restricted Subsidiary than those that would be obtained at the time from Persons who are not Affiliates of the Issuer;

(3) such Subsidiary is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests of such Person or (b) to maintain or preserve the Person’s financial condition or to cause the Person to achieve any specified levels of operating results; and

(4) such Subsidiary has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any Restricted Subsidiary, except for any guarantee given solely to support the pledge by the Issuer or any Restricted Subsidiary of the Equity Interests of such Unrestricted Subsidiary, which guarantee is not recourse to the Issuer or any Restricted Subsidiary.

Any such Designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Issuer giving effect to such Designation and an Officer’s Certificate certifying that such Designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary at such time and, if the Indebtedness is not permitted to be incurred under the covenant described under “— Limitation on Additional Indebtedness” or the Lien is not permitted under the covenant described under “— Limitation on Liens,” the Issuer shall be in default of the applicable covenant.

The Board of Directors of the Issuer may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if:

(1) no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

(2) all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of the Indenture.

Any such Redesignation shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such Redesignation complies with the foregoing conditions.

Limitation on Mergers, Consolidations, Etc.

The Issuer will not, directly or indirectly, in a single transaction or a series of related transactions, consolidate, amalgamate or merge with or into or wind up or dissolve into another Person (whether or not the Issuer is the surviving Person), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer and its Restricted Subsidiaries (taken as a whole) unless:

(1) either:

(a) the Issuer will be the surviving or continuing Person; or

(b) the Person (if other than the Issuer) formed by or surviving or continuing from such consolidation, merger, amalgamation, winding up or dissolution or to which such sale, lease, transfer, conveyance or other disposition or assignment shall be made (collectively, the “Successor”) is a corporation, limited liability company or limited partnership organized and existing under the laws of Canada or any province thereof or the United States of America or of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by agreements in form and substance reasonably satisfactory to the U.S. Trustee, all of the obligations of the Issuer under the Notes and the Indenture and expressly assumes all of the obligations of the Issuer under the Registration Rights Agreement; provided, that if the Successor is not a corporation, a Restricted Subsidiary that is a corporation expressly assumes as co-obligor all of the obligations of the Issuer under the Indenture and the Notes pursuant to a supplemental indenture to the Indenture executed and delivered to the Trustee;

(2) immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, no Default shall have occurred and be continuing;

(3) immediately after giving pro forma effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, (i) the Issuer or its Successor, as the case may be, could incur US$1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception or (ii) the Consolidated Interest Coverage Ratio for the Issuer or its Successor, as the case may be, and its Restricted Subsidiaries would be greater than or equal to such Consolidated Interest Coverage Ratio prior to such transaction; and

(4) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such merger, amalgamation, consolidation or transfer and such agreement and/or supplemental indenture (if any) comply with the Indenture.

For purposes of this covenant, any Indebtedness of the Successor which was not Indebtedness of the Issuer immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

Subject to certain limitations governing releases of Guarantors described in the sixth paragraph under the caption “— Guarantees,” no Guarantor will, and the Issuer will not permit any Guarantor to, directly or indirectly, in a single transaction or a series of related transactions, consolidate, amalgamate or merge with or into or wind up or dissolve into another Person (whether or not the Guarantor is the surviving Person), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of its assets to any Person unless either:

(1) (a) (i) such Guarantor will be the surviving or continuing Person; or (ii) the Person (if other than such Guarantor) formed by or surviving any such consolidation, merger, amalgamation, winding-up or dissolution is another Guarantor or assumes, by agreements in form and substance reasonably satisfactory to the U.S. Trustee, all of the obligations of such Guarantor under the Guarantee of such Guarantor and the Indenture and assumes all of the obligations of such Guarantor under the Registration Rights Agreement;

(b) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

(c) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such merger, amalgamation, consolidation or transfer and such agreements and/or supplemental indenture (if any) comply with the Indenture; or

(2) the transaction is made in compliance with the covenant described under “— Limitation on Asset Sales.”

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Issuer, the Equity Interests of which constitute all or substantially all of the properties and assets of the Issuer, will be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

Upon any consolidation, amalgamation or merger of the Issuer or a Guarantor, or any transfer of all or substantially all of the assets of the Issuer in accordance with the foregoing, in which the Issuer or such Guarantor is not the continuing obligor under the Notes or its Guarantee, as applicable, the surviving entity formed by such consolidation or amalgamation or into which the Issuer or such Guarantor is merged or the Person to which the sale, conveyance, lease, transfer, disposition or assignment is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under the Indenture, the Notes and the Guarantees with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor and, except in the case of a lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s other obligations and covenants under the Notes, the Indenture and its Guarantee, if applicable.

Notwithstanding the foregoing, (i) any Restricted Subsidiary may consolidate, merge or amalgamate with or into or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to the Issuer or another Restricted Subsidiary and (ii) any Guarantor may consolidate, merge or amalgamate with or into or convey, transfer or lease, in one transaction or a series of transactions, all or part of its properties and assets to the Issuer or another Guarantor or merge with a Restricted Subsidiary of the Issuer solely for the purpose of reincorporating the Guarantor in Canada or a province thereof, a State of the United States or the District of Columbia, as long as the amount of Indebtedness of the Issuer or such Guarantor and its Restricted Subsidiaries is not increased thereby.

Additional Guarantees

If any Restricted Subsidiary of the Issuer shall guarantee any Indebtedness of the Issuer or any Guarantor under a Credit Facility or under debt securities issued in the capital markets (including the Existing Notes) except for any such Subsidiary if the Fair Market Value of the assets of such Subsidiary together with the Fair Market Value of the assets of any other Subsidiaries that guaranteed such Indebtedness of the Issuer or any Guarantor but did not guarantee the Notes, does not exceed US$20.0 million in the aggregate, then the Issuer shall cause such Restricted Subsidiary to:

(1) execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall unconditionally guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest (including Additional Interest, if any) in respect of the Notes on a senior basis and all other obligations of the Issuer under the Indenture; and

(2) deliver to the Trustee one or more Opinions of Counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms.

Conduct of Business

The Issuer will engage, and will cause its Restricted Subsidiaries to engage, only in businesses that, when considered together as a single enterprise, are primarily the Permitted Business.

Reports

Whether or not required by the SEC, so long as any Notes are outstanding, the Issuer will furnish to the Trustee and the Holders of Notes, or, to the extent permitted by the SEC, file electronically with the SEC through the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system) within the time periods specified in the SEC’s rules and regulations applicable to a foreign private issuer subject to the Multijurisdictional Disclosure System:

(1)

(a) all annual financial information that would be required to be contained in a filing with the SEC on Forms 40-F or 20-F (or any successor form), as applicable, containing the information required therein (or required in such successor form) including a report on the annual financial statements by the Issuer’s certified independent accountants as if the Issuer was required to file such forms and was a reporting issuer under the securities laws of the Province of Alberta or Ontario; and

(b) for the first three quarters of each year, all quarterly financial information that the Issuer would be required to file with or furnish to the SEC on Form 6-K (or any successor form), if the Issuer were required to file or furnish, as applicable, such forms and as if the Issuer was a reporting issuer under the securities laws of the Province of Alberta or Ontario, in each case including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; and

(2) all current reports that would otherwise be required to be filed or furnished by the Issuer with the SEC on Form 6-K if the Issuer were required to file or furnish, as applicable, such form as if the Issuer was a reporting issuer under the securities laws of the Province of Alberta or Ontario.

If the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries excluding the Unrestricted Subsidiaries.

In addition, whether or not required by the SEC, the Issuer will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations applicable to such reports applicable to a foreign private issuer subject to the Multijurisdictional Disclosure System (unless the SEC will not accept the filing) and make the information available to securities analysts and prospective investors upon request. If, notwithstanding the foregoing, the SEC will not accept the Issuer’s filings for any reason, the Issuer will post the reports referred to in clauses (1) and (2) above on its website within the time periods that would apply if the Issuer were required to file those reports with the SEC.

The Issuer and the Guarantors have agreed that, for so long as any Notes remain outstanding and “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and not eligible to be resold pursuant to Rule 144(b)(1) of the Securities Act, the Issuer will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act (for so long as such information is required in order to permit resales of the Notes pursuant to Rule 144A).

Notwithstanding anything to the contrary contained herein, the Issuer will be deemed to have complied with its obligations under this covenant following the filing of this registration statement and prior to the effectiveness hereof if this registration statement includes the information specified in clause (1) above at the times it would otherwise be required to file such Forms.

Events of Default

Each of the following is an “Event of Default”:

(1) failure to pay interest on, or Additional Interest with respect to, any of the Notes when the same becomes due and payable and the continuance of any such failure for 30 days;

(2) failure to pay principal of or premium, if any, on any of the Notes when it becomes due and payable, whether at Stated Maturity, upon redemption, upon purchase, upon acceleration or otherwise;

(3) failure by the Issuer or any of its Restricted Subsidiaries to comply with any of their respective agreements or covenants described above under “— Certain Covenants — Limitation on Mergers, Consolidations, Etc.,” or failure by the Issuer to comply in respect of its obligations to make a Change of Control Offer as described under “— Change of Control”;

(4) (a) except with respect to the covenant described under the heading “— Certain Covenants — Reports,” failure by the Issuer or any Restricted Subsidiary to comply with any other agreement or covenant in the Indenture and continuance of this failure for 60 days after notice of the failure has been given to the Issuer by the U.S. Trustee or to the Issuer and the Trustee by the Holders of at least 25.0% of the aggregate principal amount of the Notes then outstanding, or (b) failure by the Issuer for 120 days after notice of the failure has been given to the Issuer by the U.S. Trustee or by the Holders of at least 25.0% of the aggregate principal amount of the Notes then outstanding to comply with the covenant described under the heading “— Certain Covenants — Reports”;

(5) default by the Issuer or any Significant Subsidiary under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness for borrowed money by the Issuer or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:

(a) is caused by a failure to pay at its Stated Maturity principal on such Indebtedness within the applicable express grace period and any extensions thereof, or

(b) results in the acceleration of such Indebtedness prior to its Stated Maturity (which acceleration is not rescinded, annulled or otherwise cured within 30 days of receipt by the Issuer or such Restricted Subsidiary of notice of any such acceleration), and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness with respect to which an event described in clause (a) or (b) has occurred and is continuing, aggregates US$50.0 million or more;

(6) one or more judgments (to the extent not covered by insurance) for the payment of money in an aggregate amount in excess of US$50.0 million shall be rendered against the Issuer, any of its Significant Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed;

(7) certain events of bankruptcy affecting the Issuer or any Significant Subsidiary of the Issuer or group of Restricted Subsidiaries of the Issuer that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary; or

(8) any Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under the Guarantee of such Guarantor (other than by reason of release of such Guarantor from its Guarantee in accordance with the terms of the Indenture and the Guarantee).

If an Event of Default (other than an Event of Default specified in clause (7) above), shall have occurred and be continuing under the Indenture, the U.S. Trustee, by written notice to the Issuer, or the Holders of at least 25.0% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and the U.S. Trustee, may declare (an “acceleration declaration”) all amounts owing under the Notes to be due and payable. Upon such acceleration declaration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall become due and payable immediately; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in the Indenture. If an Event of Default specified in clause (7) occurs, all outstanding Notes shall become due and payable without any further action or notice to the extent permitted by applicable law.

Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any Default or Event of Default (except an Event of Default relating to the payment of principal or interest or Additional Interest) if it determines that withholding notice is in their interest.

The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the U.S. Trustee. However, the U.S. Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the U.S. Trustee in personal liability, or that the U.S. Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes. A Holder may not pursue any remedy with respect to the Indenture or the Notes unless:

(1) the Holder gives a Responsible Officer of the U.S. Trustee written notice of a continuing Event of Default;

(2) the Holder or Holders of at least 25.0% in aggregate principal amount of outstanding Notes make a written request to the U.S. Trustee to pursue the remedy;

(3) such Holder or Holders offer the U.S. Trustee indemnity satisfactory to the U.S. Trustee against any costs, liability or expense;

(4) the U.S. Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give a Responsible Officer of the U.S. Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium or Additional Interest, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right will not be impaired or affected without the consent of the Holder.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the U.S. Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium or Additional Interest on, or the principal of, the Notes.

The Issuer is required to deliver to a Responsible Officer of the U.S. Trustee annually a statement regarding compliance with the Indenture and, upon any Officer of the Issuer becoming aware of any Default, a statement specifying such Default and what action the Issuer is taking or proposes to take with respect thereto. The Issuer will also be obligated to notify a Responsible Officer of the U.S. Trustee of any default or defaults in the performance of any covenants or agreements under the Indenture.

Legal Defeasance and Covenant Defeasance

The Issuer may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding Notes and all obligations of any Guarantors discharged with respect to their Guarantees (“Legal Defeasance”). Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire obligations represented by the Notes and the Guarantees, and the Indenture shall cease to be of further effect as to all outstanding Notes and Guarantees, except as to:

(1) rights of Holders of outstanding Notes to receive payments in respect of the principal of and interest and Additional Interest, if any, on such Notes when such payments are due from the funds referred to below;

(2) the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trust, duties, and immunities of the Trustee, and the obligations of the Issuer and the Guarantors in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to the provisions of the Indenture described above under “— Change of Control” and under “— Covenants” (other than the covenant described under “— Covenants — Limitation on Mergers, Consolidations, Etc.,” except to the extent described below) and the limitation imposed by clause (3) under “— Covenants — Limitation on Mergers, Consolidations, Etc.” (such release and termination being referred to as “Covenant Defeasance”), and thereafter any omission to comply with such obligations or provisions will not constitute a Default or Event of Default. Covenant Defeasance will not be effective until the date 92 days after the date of deposit of funds provided for in clause (1) of the paragraph below, and then only if no bankruptcy, receivership, rehabilitation and insolvency event has occurred and is continuing. In the event Covenant Defeasance occurs in accordance with the Indenture, the Events of Default described under clauses (3) through (8) under the caption “— Events of Default” will no longer constitute an Event of Default. The Issuer may exercise its Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuer must irrevocably deposit with the U.S. Trustee in trust solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants selected by the Issuer delivered to the Trustee, to pay the principal of and interest and Additional Interest, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be,

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the U.S. Trustee confirming that:

(a) the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or

(b) since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon this Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the U.S. Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

(4) in the case of Legal Defeasance or Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the U.S. Trustee and qualified to practice in Canada or a ruling from Canada Revenue Agency to the effect that Holders of the outstanding Notes who are not resident in Canada should not recognize income, gain or loss for Canadian federal, provincial or territorial income tax purposes as a result of the Legal Defeasance or Covenant Defeasance, as applicable, and should be subject to Canadian federal, provincial or territorial income tax on the same amounts, in the same manner and at the same times as would have been the case if the Legal Defeasance or Covenant Defeasance, as applicable, had not occurred,

(5) no Default shall have occurred and be continuing, either (a) on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) or (b) insofar as Defaults from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit,

(6) the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound,

(7) the Issuer has delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, no trust funds will be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally,

(8) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

(9) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the conditions precedent provided for in clauses (1) through (8) have been complied with.

If the funds deposited with the U.S. Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then the Issuer’s obligations and the obligations of the Guarantors under the Indenture will be revived and no such defeasance will be deemed to have occurred.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes which shall survive until all Notes have been canceled and the rights, protections and immunities of the Trustee) as to all outstanding Notes when either:

(1) all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation, or

(2) (a) all Notes not delivered to the Trustee for cancellation otherwise (i) have become due and payable, (ii) will become due and payable, or may be called for redemption, within one year or (iii) have been called for redemption pursuant to the provisions described under “— Optional Redemption,” and, in any case, the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire Indebtedness (including all principal and accrued interest and Additional Interest, if any) on the Notes not theretofore delivered to the Trustee for cancellation,

(b) the Issuer has paid all other sums payable by it under the Indenture, and

(c) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge of the Indenture have been complied with.

Transfer and Exchange

A Holder is able to register the transfer of or exchange Notes only in accordance with the provisions of the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Issuer, the Registrar is not required (1) to register the transfer of or exchange any Note selected for redemption, (2) to register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or (3) to register the transfer or exchange of a Note between a record date and the next succeeding interest payment date.

The Notes are issued in registered form and the registered Holder will be treated as the owner of such Note for all purposes (except as required by applicable tax laws).

Amendment, Supplement and Waiver

Except as otherwise provided in the next three succeeding paragraphs, the Indenture, the Guarantees or the Notes may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default in the payment of the principal or interest on the Notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then outstanding.

Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce, or change the maturity of, the principal of any Note;

(2) reduce the rate of or extend the time for payment of interest on any Note;

(3) reduce any premium payable upon redemption of the Notes or change the date on which any Notes are subject to redemption (other than the notice provisions) or waive any payment with respect to the redemption of the Notes; provided, however, that solely for the avoidance of doubt, and without any other implication, any purchase or repurchase of Notes (including pursuant to the covenants described above under the captions “— Change of Control” and “— Certain Covenants — Limitation on Asset Sales”) shall not be deemed a redemption of the Notes;

(4) make any Note payable in money or currency other than that stated in the Notes;

(5) modify or change any provision of the Indenture or the related definitions to affect the ranking of the Notes or any Guarantee in a manner that adversely affects the Holders;

(6) reduce the percentage of Holders necessary to consent to an amendment or waiver to the Indenture or the Notes;

(7) waive a default in the payment of principal of or premium or interest or Additional Interest, if any, on any Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in the Indenture and a waiver of the payment default that resulted from such acceleration);

(8) impair the rights of Holders to receive payments of principal of or interest or Additional Interest, if any, on the Notes on or after the due date therefor or to institute suit for the enforcement of any payment on the Notes;

(9) release any Guarantor from any of its obligations under its Guarantee or the Indenture, except as permitted by the Indenture; or

(10) make any change in these amendment and waiver provisions.

Notwithstanding the foregoing, the Issuer and the Trustee may amend the Indenture, the Guarantees or the Notes without the consent of any Holder:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the Issuer’s or a Guarantor’s obligations to the Holders in the case of a merger, amalgamation, consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets, or winding-up or dissolution or sale, lease, transfer, conveyance or other disposition or assignment in accordance with “— Certain Covenants — Limitation on Mergers, Consolidations, Etc.”;

(4) to add any Guarantee or to effect the release of any Guarantor from any of its obligations under its Guarantee or the provisions of the Indenture (to the extent in accordance with the Indenture);

(5) to make any change that would provide any additional rights or benefits to the Holders or does not materially adversely affect the rights of any Holder;

(6) to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(7) to secure the Notes or any Guarantees or any other obligation under the Indenture;

(8) to evidence and provide for the acceptance of appointment by a successor Trustee;

(9) to conform the text of the Indenture or the Notes to any provision of this Description of the Notes to the extent that such provision in this Description of the Notes was intended to be a substantially verbatim recitation of a provision of the Indenture, the Guarantees or the Notes; or

(10) to provide for the issuance of Additional Notes or Exchange Notes in accordance with the Indenture and the Registration Rights Agreement, as the case may be.

The consent of the Holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver.

After an amendment under the Indenture becomes effective, the Issuer is required to deliver to Holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all Holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, or stockholder of the Issuer or any Guarantor or an annuitant under a plan of which a stockholder of the Issuer is a trustee or carrier will have any liability for any indebtedness, obligations or liabilities of the Issuer under the Notes or the Indenture or of any Guarantor under its Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees. The waiver may not be effective to waive liabilities under the federal securities laws. It is the view of the SEC that this type of waiver is against public policy.

Concerning the Trustee

The U.S. Trustee has been appointed by the Issuer as Registrar and Paying Agent with regard to the Notes. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain assets received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Indenture), it must eliminate such conflict within 90 days, apply to the SEC for permission to continue (if the Indenture has been qualified under the Trust Indenture Act) or resign.

The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that, in case an Event of Default occurs and is not cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of his own affairs. The Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee.

Governing Law

The Indenture, the Notes, and the Guarantees are governed by, and construed in accordance with, the laws of the State of New York.

Enforceability of Judgments

Since a substantial portion of the Issuer’s assets and the assets of many of the Guarantors are outside the United States, any judgment obtained in the United States against the Issuer or any non-U.S. domiciled Guarantor in respect of its Guarantee, including judgments with respect to the payment of principal, or interest on the Notes may not be collectible within the United States.

The Issuer has been informed by its Alberta counsel, Norton Rose Fulbright Canada LLP, that the laws of the Province of Alberta permit an action to be brought against the Issuer or a Guarantor over which it has jurisdiction in a court of competent jurisdiction in such province in accordance with its normal procedural rules on any final and conclusive civil judgment in personam of any federal or state court located in the Borough of Manhattan in The City of New York (“New York Court”) for a sum certain with respect to the Indenture, the Notes or a Guarantee, that has not been stayed or satisfied, is not under appeal or appealable, is not impeachable as void or voidable under the internal laws of the State of New York and in respect of which there is no other subsisting judgment in any other jurisdiction relating to the same cause of action if (1) the New York Court rendering such judgment has jurisdiction over the judgment debtor and the subject matter of the action under the laws of New York and the Province of Alberta (and submission by the Issuer or a Guarantor in the Indenture or in a supplemental indenture to the non-exclusive jurisdiction of the New York Court will be sufficient for the latter purpose); (2) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such term is understood under the laws of the Province of Alberta and the laws of Canada applicable therein, for example because that would be contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or the Competition Tribunal under the Competition Act (Canada), or the enforcement of such judgment would constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory, penal or other public laws; (3) the New York Court did not assume jurisdiction or render judgment as a result of a fraud practice on such court; (4) there is no new evidence that the judgment was obtained by fraud as to the merits of the claim which was not discoverable with due diligence before the judgment was granted; (5) there is no manifest error on the face of the judgment; (6) no new admissible evidence, right or defense relevant to the action accrues or is discovered prior to the rendering of judgment by a court of the Province of Alberta; and (7) the action to enforce such judgment is commenced within the applicable limitation period under the law of the Province of Alberta or the federal laws of Canada applicable therein for avoiding enforcement of such judgments of New York Courts under the Indenture, the Notes or a Guarantee based upon public policy. An Action in the Province of Alberta to enforce such judgment of the New York Court may be affected by Canadian laws relating to bankruptcy, insolvency or the enforcement of creditors’ rights generally and to general principles of equity including the availability of defenses such as laches, waiver or estoppel. If the judgment of the New York Court includes an interest component, such interest component to the date of the judgment of the New York Court would be included in the principal amount of the applicable court judgment in respect thereof, with interest accruing on the amount of the New York Court judgment to the date of the applicable court judgment at the applicable pre-judgment interest rate under the laws of the Province of Alberta and from the date of such applicable court judgment at the applicable post-judgment interest rate under the laws of the Province of Alberta. Further, any order of a court in the Province of Alberta will only be payable in Canadian dollars and the exchange rate used by such court may be different than that specified in the Indenture, the Notes or a Guarantee, as applicable.

Indemnification for Judgment Currency Fluctuations

If for the purposes of obtaining judgment in any court it is necessary to convert a sum due under the Indenture to the Holder from U.S. dollars to another currency, the Issuer has agreed, and each Holder by holding such Note will be deemed to have agreed, to the fullest extent that the Issuer and they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures such Holder could purchase U.S. dollars with such other currency in New York City, New York on the Business Day preceding the day on which final judgment is given.

The Issuer’s obligations to any Holder will, notwithstanding any judgment in a currency (the “judgment currency”) other than U.S. dollars, be discharged only to the extent that on the Business Day following receipt by such Holder or the Trustee, as the case may be, of any amount in such judgment currency, such Holder or Trustee may in accordance with normal banking procedures purchase U.S. dollars with the judgment currency. If the amount of the U.S. dollars so purchased is less than the amount originally to be paid to such Holder or the Trustee in the judgment currency (as determined in the manner set forth in the preceding paragraph), as the case may be, each of the Issuer and the Guarantors, jointly and severally, agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Holder and the Trustee, as the case may be, against any such loss. If the amount of the U.S. dollars so purchased is more than the amount originally to be paid to such Holder or the Trustee, as the case may be, such Holder or the Trustee, as the case may be, will pay the Issuer such excess; provided that such Holder or the Trustee, as the case may be, shall not have any obligation to pay any such excess as long as a Default under the Notes or the Indenture has occurred and is continuing or if the Issuer shall have failed to pay any Holder any amounts then due and payable under such Note or the Indenture, in which case such excess may be applied by such Holder to such obligations.

Consent to Jurisdiction and Service

Each of the Issuer and each non-U.S. Guarantor has appointed CT Corporation System, 111 Eighth Avenue, New York, New York, 10011 as its agent for service of process in any suit, action or proceeding with respect to the Indenture, the Notes or the Guarantees and for actions brought under federal or state securities laws brought in any federal or state court located in The City of New York and each of the Issuer and the Guarantors have submitted to the non-exclusive jurisdiction of such courts.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms.

“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries (including, for the avoidance of doubt, Indebtedness incurred in the ordinary course of such Person’s business to acquire assets used or useful in its business) existing at the time such Person becomes a Restricted Subsidiary and (2) with respect to the Issuer or any Restricted Subsidiary, any Indebtedness of a Person (including, for the avoidance of doubt, Indebtedness incurred in the ordinary course of such Person’s business to acquire assets used or useful in its business), other than the Issuer or a Restricted Subsidiary, existing at the time such Person is merged with or into the Issuer or a Restricted Subsidiary, or Indebtedness expressly assumed by the Issuer or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person.

“Additional Interest” has the meaning set forth in the Registration Rights Agreement.

“Affiliate” of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of this definition, “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“amend” means to amend, supplement, restate, amend and restate or otherwise modify, including successively, and “amendment” shall have a correlative meaning.

“asset” means any asset or property, including, without limitation, Equity Interests.

“Asset Acquisition” means:

(1) an Investment by the Issuer or any Restricted Subsidiary of the Issuer in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the Issuer, or shall be merged with or into the Issuer or any Restricted Subsidiary of the Issuer; or

(2) the acquisition by the Issuer or any Restricted Subsidiary of the Issuer of all or substantially all of the assets of any other Person (other than a Restricted Subsidiary of the Issuer) or any division or line of business of any such other Person (other than in the ordinary course of business).

“Asset Sale” means:

(a) any sale, conveyance, transfer, lease, assignment or other disposition by the Issuer or any Restricted Subsidiary to any Person other than the Issuer or any Restricted Subsidiary (including by means of a sale and leaseback transaction or a merger or consolidation), in one transaction or a series of related transactions, of any assets of the Issuer or any of its Restricted Subsidiaries other than in the ordinary course of business; or

(b) any issuance of Equity Interests of a Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under “— Certain Covenants — Limitation on Additional Indebtedness”) to any Person other than the Issuer or any Restricted Subsidiary in one transaction or a series of related transactions (the actions described in these clauses (a) and (b), collectively, for purposes of this definition, a “transfer”).

For purposes of this definition, the term “Asset Sale” shall not include:

(1) transfers of cash or Cash Equivalents;

(2) transfers of assets (including Equity Interests) that are governed by, and made in accordance with, the covenants described under “— Change of Control” or “— Certain Covenants — Limitation on Mergers, Consolidations, Etc.”;

(3) Permitted Investments and Restricted Payments permitted under the covenant described under “— Certain Covenants — Limitation on Restricted Payments”;

(4) the creation of or realization on any Permitted Lien and any disposition of assets resulting from the enforcement or foreclosure of any such Permitted Lien;

(5) transfers of damaged, worn-out or obsolete equipment or assets that, in the Issuer’s reasonable judgment, are no longer used or useful in the business of the Issuer or its Restricted Subsidiaries;

(6) sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other Intellectual Property, and licenses, leases or subleases of other assets, of the Issuer or any Restricted Subsidiary to the extent not materially interfering with the business of the Issuer and the Restricted Subsidiaries;

(7) any sale, lease, conveyance or other disposition of any assets or any sale or issuance of Equity Interests in each case, made pursuant to a joint venture agreement;

(8) a disposition of inventory in the ordinary course of business;

(9) a disposition of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring and similar arrangements;

(10) the trade or exchange by the Issuer or any Restricted Subsidiary of any asset for any other asset or assets that are used in a Permitted Business; provided, that the Fair Market Value of the asset or assets received by the Issuer or any Restricted Subsidiary in such trade or exchange (including any cash or Cash Equivalents) is at least equal to the Fair Market Value (as determined in good faith by the Board of

Directors or an executive officer of the Issuer or of such Restricted Subsidiary with responsibility for such transaction, which determination shall be conclusive evidence of compliance with this provision) of the asset or assets disposed of by the Issuer or any Restricted Subsidiary pursuant to such trade or exchange; and, provided, further, that if any cash or Cash Equivalents are used in such trade or exchange to achieve an exchange of equivalent value, that the amount of such cash and/or Cash Equivalents received shall be deemed proceeds of an “Asset Sale,” subject to the following clause (11); and

(11) any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed US$20.0 million per occurrence.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person and (ii) in any other case, the functional equivalent of the foregoing or, in each case, other than for purposes of the definition of “Change of Control,” any duly authorized committee of such body.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in the State of New York or Calgary, Canada are authorized or required by law to close.

“Capitalized Lease” means a lease (whether entered into before or after November 17, 2010) required to be capitalized for financial reporting purposes in accordance with IFRS. Notwithstanding the foregoing, any lease that would have been classified as an operating lease by the Issuer pursuant to Canadian generally accepted accounting principles as in effect on November 17, 2010 shall be deemed not to be a Capitalized Lease.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with IFRS.

“Cash Equivalents” means:

(1) marketable obligations issued or directly and fully guaranteed or insured by the United States of America, the Canadian government or any agency or instrumentality thereof (provided that the full faith and credit of such government is pledged in support thereof), maturing within one year of the date of acquisition thereof;

(2) demand and time deposits and certificates of deposit of any lender under any Credit Facility or any Eligible Bank organized under the laws of the United States, any state thereof or the District of Columbia or under the laws of Canada or any province or territory thereof or a U.S. or Canadian branch of any other Eligible Bank maturing within one year of the date of acquisition thereof;

(3) commercial paper issued by any Person incorporated in the United States or Canada rated at least A1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s or an equivalent rating by a nationally recognized rating agency if both S&P and Moody’s cease publishing ratings of commercial paper issuers generally, and in each case maturing not more than one year after the date of acquisition thereof;

(4) repurchase obligations with a term of not more than one year for underlying securities of the types described in clause (1) above entered into with any Eligible Bank and maturing not more than one year after such time;

(5) securities issued and fully guaranteed by any state, commonwealth or territory of the United States of America, any province or territory of Canada or by any political subdivision or taxing authority thereof, rated at least “A” by Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and having maturities of not more than one year from the date of acquisition;

(6) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (1) through (5) above;

(7) demand deposit accounts maintained in the ordinary course of business; and

(8) in the case of any Subsidiary of the Issuer organized or having its principal place of business outside the United States or Canada, investments denominated in the currency of the jurisdiction in which such Subsidiary is organized or has its principal place of business which are similar to the items specified in clauses (1) through (7) above.

“Change of Control” means the occurrence of any of the following events:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner of (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause that person or group shall be deemed to have “beneficial ownership” of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), or controls, directly or indirectly, Voting Stock representing 50.0% or more of the voting power of the total outstanding Voting Stock of the Issuer on a fully diluted basis; or

(4) the adoption by the stockholders of the Issuer of a Plan of Liquidation;

provided that if the Notes are rated at or above the ratings assigned to the Notes on the Issue Date by either of the Rating Agencies, then none of the events listed in clauses (1) through (3) above shall constitute a “Change of Control” unless a Ratings Decline also occurs in connection therewith.

For purposes of this definition, a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger or amalgamation agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

“Common Stock” means with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated Amortization Expense” for any period means the amortization expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with IFRS.

“Consolidated Cash Flow” for any period means, with respect to any specified Person, without duplication, the sum of the amounts for such period of:

(1) Consolidated Net Income, plus

(2) in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary only if a corresponding amount would be permitted at the date of determination to be distributed to such specified Person by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders,

(a) Consolidated Income Tax Expense,

(b) Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense),

(c) Consolidated Depreciation Expense,

(d) Consolidated Interest Expense,

(e) all non-cash items reducing the Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period,

(f) the amount of any documented extraordinary, non-recurring or unusual charges; provided, that the aggregate amount of such charges that may be added to Consolidated Cash Flow pursuant to this clause (f) shall not exceed US$25.0 million in any Four-Quarter Period, and

(g) any expenses or charges (other than depreciation or amortization expense) related to any Qualified Equity Offering, Permitted Investment, acquisition, disposition, recapitalization, or the incurrence of Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful), including: (i) such fees, expenses or charges related to the offering of the Notes, the Existing Notes and the Credit Facilities and (ii) any amendment or other modification of the Notes or the Existing Notes, and , in each case, deducted in computing Consolidated Net Income provided, that the amount of such expenses or charges that may be added to Consolidated Cash Flow pursuant to this clause (g) shall not exceed US$15.0 million per occurrence, in each case determined on a consolidated basis in accordance with IFRS, minus

(3) the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period (excluding any non-cash items to the extent they represent the reversal of an accrual of a reserve for a potential cash item that reduced Consolidated Cash Flow in any prior period);

(4) any nonrecurring or unusual gain or income (or nonrecurring or unusual loss or expense), together with any related provision for taxes on any such nonrecurring or unusual gain or income (or the tax effect of any such nonrecurring or unusual loss or expense), realized by the Issuer or any Restricted Subsidiary during such period; and

(5) increased or decreased by (without duplication) any unrealized gain or loss resulting in such period from Hedging Obligations.

“Consolidated Depreciation Expense” for any period means the depreciation and depletion expense of the Issuer and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with IFRS.

“Consolidated Income Tax Expense” for any period means the provision for taxes of the Issuer and its Restricted Subsidiaries, determined on a consolidated basis in accordance with IFRS.

“Consolidated Interest Coverage Ratio” means, on any date of determination, with respect to any Person, the ratio of (x) Consolidated Cash Flow during the most recent four consecutive full fiscal quarters for which financial statements prepared on a consolidated basis in accordance with IFRS are available (the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the “Transaction Date”) to (y) Consolidated Interest Expense for the Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow and Consolidated Interest Expense shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the incurrence of any Indebtedness or the issuance of any Disqualified Equity Interests of the Issuer or Disqualified Equity Interests or Preferred Stock of any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment, repurchase or redemption of other Indebtedness or other Disqualified Equity Interests or Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, repurchase, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

(2) any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow (including any pro forma expense and cost reductions occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date), as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period; provided, that such pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Issuer and shall be set forth in an Officer’s Certificate signed by such Officer which states (a) the amount of such adjustment or adjustments, (b) that such adjustment or adjustments are based on the reasonable good faith belief of the Issuer at the time of such execution and (c) that the steps necessary for the realization of such adjustments have been or are reasonably expected to be taken within 12 months following such transaction.

In calculating Consolidated Interest Expense for purposes of determining the denominator (but not the numerator) of this Consolidated Interest Coverage Ratio:

(1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

(3) notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Interest Expense” for any period means the sum, without duplication, of the total interest expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with IFRS, including, without duplication:

(1) imputed interest on Capitalized Lease Obligations;

(2) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings;

(3) the net costs associated with Hedging Obligations related to interest rates;

(4) amortization of debt issuance costs, debt discount or premium and other financing fees and expenses (other than the amortization or write off of any such costs, discounts, premium, fees or expenses incurred under or in connection with Indebtedness outstanding or available under the Credit Agreement as of the Issue Date or which was outstanding or available under the Prior Credit Agreement);

(5) the interest portion of any deferred payment obligations;

(6) all other non-cash interest expense;

(7) capitalized interest;

(8) all dividend payments on any series of Disqualified Equity Interests of the Issuer or any of its Restricted Subsidiaries or any Preferred Stock of any Restricted Subsidiary (other than dividends on Equity Interests payable solely in Qualified Equity Interests of the Issuer or to the Issuer or a Restricted Subsidiary of the Issuer);

(9) all interest payable with respect to discontinued operations; and

(10) all interest on any Indebtedness described in clause (7) or (8) of the definition of Indebtedness, and excluding, without duplication,

(1) the cumulative effect of any change in accounting principles or policies and

(2) any penalties and interest related to the Contingent Tax Liabilities.

“Consolidated Net Income” for any period means the net income (or loss) of such Person and its Restricted Subsidiaries, in each case for such period determined on a consolidated basis in accordance with IFRS; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(1) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Issuer and the Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Issuer or any of its Restricted Subsidiaries during such period;

(2) except to the extent includible in the net income (or loss) of the Issuer pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Issuer or any Restricted Subsidiary;

(3) the net income of any Restricted Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period, unless such restriction with respect to the payment of dividends has been legally waived;

(4) for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to the Issuer by merger, amalgamation, consolidation or transfer of its assets, any income (or loss) of the successor prior to such merger, amalgamation, consolidation or transfer of assets;

(5) other than for purposes of calculating the Restricted Payments Basket, any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Issuer or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Issuer or any Restricted Subsidiary or (b) any Asset Sale by the Issuer or any Restricted Subsidiary;

(6) gains and losses due solely to fluctuations in currency values and the related tax effects according to IFRS;

(7) unrealized gains and losses with respect to Hedging Obligations;

(8) the cumulative effect of any change in accounting principles or policies;

(9) extraordinary gains and losses and the related tax effect; and

(10) any income tax expenses, penalties and interest related to the Contingent Tax Liabilities.

In addition, any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to clause (3)(d) of the first paragraph under “— Certain Covenants — Limitation on Restricted Payments” or decreased the amount of Investments outstanding pursuant to clause (11) or (17) of the definition of “Permitted Investments” shall be excluded from Consolidated Net Income for purposes of calculating the Restricted Payments Basket.

“Consolidated Tangible Assets” means, with respect to any Person as of any date, the amount which, in accordance with IFRS, would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries without giving effect to any writedowns or charges, up to an aggregate amount of US$300.0 million, caused by the Issuer’s adoption of IFRS as of January 1, 2011, less, to the extent included in a determination of “Total Assets,” and without duplication, all goodwill, patents, tradenames, trademarks, copyrights, franchises, experimental expenses, organization expenses and any other amounts classified as intangible assets in accordance with IFRS.

“Contingent Tax Liabilities” means the contingent tax liabilities disclosed in the financial statements of the Issuer as of December 31, 2013, December 31, 2012, December 31, 2011, December 31, 2010 and January 1, 2010 and for the years ended December 31, 2013, 2012, 2011 and 2010.

“Coverage Ratio Exception” has the meaning set forth in the proviso in the first paragraph of the covenant described under “— Certain Covenants — Limitation on Additional Indebtedness.”

“Credit Agreement” means the Credit Agreement entered into on August 30, 2012, by and among the Issuer, as borrower, Royal Bank of Canada, as administration agent, and the several lenders and other agents party thereto, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness incurred thereunder), and in each case as such agreement or facility may be amended (including any amendment or restatement thereof), supplemented or otherwise modified from time to time, including any agreement or indenture exchanging, extending the maturity of, refinancing, renewing, replacing, substituting or otherwise restructuring, whether in the bank or debt capital markets (or combination thereof) (including increasing the amount of available borrowings thereunder or adding or removing Subsidiaries as borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or facility or any successor or replacement agreement or facility.

“Credit Facilities” means one or more debt facilities or indentures (which may be outstanding at the same time and including, without limitation, the Credit Agreement) providing for revolving credit loans, debt securities, term loans, receivables financing or letters of credit and, in each case, as such agreements may be amended, refinanced, restated, refunded or otherwise restructured, in whole or in part from time to time (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Issuer as additional borrowers or guarantors thereunder) with respect to all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements and whether by the same or any other agent, lender, group of lenders or institutional lenders or investors.

“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designation” has the meaning given to this term in the covenant described under “— Certain Covenants — Limitation on Designation of Unrestricted Subsidiaries.”

“Designation Amount” has the meaning given to this term in the covenant described under “— Certain Covenants — Limitation on Designation of Unrestricted Subsidiaries.”

“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable (in each case, at the option of the holder thereof), is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the Stated Maturity of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Issuer to repurchase or redeem such Equity Interests upon the occurrence of a change in control or an Asset Sale occurring prior to the 91st day after the Stated Maturity of the Notes shall not constitute Disqualified Equity Interests if the change of control or asset sale provisions applicable to such Equity Interests are no more favorable to such holders than the provisions described under “— Change of Control” and “— Certain Covenants — Limitation on Asset Sales,” respectively, and such Equity Interests specifically provide that the Issuer will not repurchase or redeem any such Equity Interests pursuant to such provisions prior to the Issuer’s purchase of the Notes as required pursuant to the provisions described under “— Change of Control” and “— Certain Covenants — Limitation on Asset Sales,” respectively.

“Eligible Bank” shall mean any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, capital and surplus aggregating in excess of US$5,000.0 million (or in the equivalent thereof in a foreign currency as of the date of determination) and a rating of “A” (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization.

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including Common Stock, Preferred Stock, limited liability company interests, trust units and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person, but excluding from all of the foregoing any debt securities convertible into Equity Interests, regardless of whether such debt securities include any right of participation with Equity Interests.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Notes” means any notes issued in exchange for the Notes pursuant to the terms of the Indenture and the Registration Rights Agreement.

“Existing Indentures” means the Indenture dated as of November 17, 2010 among the Issuer, the guarantors listed on the signature pages thereto, The Bank of New York Mellon as U.S. trustee and Valiant Trust Company as Canadian trustee, as amended, supplemented or restated from time to time, the Indenture dated as of March 15, 2011 among the Issuer, the guarantors listed on the signature pages thereto and Valiant Trust Company as trustee, as amended, supplemented or restated from time to time, and the Indenture, dated as of July 29, 2011 among the Issuer, the guarantors listed on the signature pages thereto, The Bank of New York Mellon as U.S. trustee and Valiant Trust Company as Canadian trustee, as amended, supplemented or restated from time to time.

“Existing Notes” means the US$650,000,000 6.625% Senior Notes due 2020, the C$200,000,000 6.50% Senior Notes due 2019 and the U.S.$400,000,000 6.50% Senior Notes due 2021 issued by the Issuer pursuant to the applicable Existing Indenture.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such asset) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction as such price is determined in good faith by (a) in the case of an asset whose price would be greater than US$50.0 million, the Board of Directors of the Issuer or a duly authorized committee thereof, as evidenced by a resolution of such Board of Directors or committee and (b) in all other cases, management of the Issuer.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary not organized or existing under the laws of the United States, any state thereof, the District of Columbia or Canada or any province or territory thereof.

“guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.

“Guarantee” means, individually, any guarantee of payment of the Notes and Exchange Notes issued in a Registered Exchange Offer pursuant to the Registration Rights Agreement by a Guarantor pursuant to the terms of the Indenture and any supplemental indenture thereto, and, collectively, all such guarantees.

“Guarantors” means each Restricted Subsidiary of the Issuer on the Issue Date that is a guarantor of the Issuer’s obligations under the Credit Agreement or the Existing Indentures, and each other Person that is required to, or at the election of the Issuer, does become a Guarantor by the terms of the Indenture after the Issue Date, in each case, until such Person is released from its Guarantee in accordance with the terms of the Indenture.

“Hedging Obligations” of any Person means the obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates or currency exchange rates or commodity prices (including, without limitation, for purposes of this definition, rates for electrical power used in the ordinary course of business), either generally or under specific contingencies.

“Holder” means any registered holder, from time to time, of the Notes.

“IFRS” means international financial reporting standards issued by the International Accounting Standards Board to the extent adopted in Canada and which were in effect on June 14, 2011; provided that all ratios, computations and other determinations in the Indenture that require the application of IFRS for periods that include fiscal quarters ended prior to January 1, 2011 shall remain as previously calculated or determined in accordance with generally accepted accounting principles in Canada set forth in the opinions and pronouncements of the Accounting Principles Board of the Canadian Institute of Chartered Accountants which were in effect on November 17, 2010.

“incur” means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary of the Issuer shall be deemed to have been incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of the Issuer and (2) neither the accrual of interest nor the accretion of original issue discount or the accretion or accumulation of dividends on any Equity Interests shall be deemed to be an incurrence of Indebtedness.

“Indebtedness” of any Person at any date means, without duplication:

(1) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(2) all obligations of such Person evidenced by bonds, debentures, banker’s acceptances, notes or other similar instruments;

(3) all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty and similar credit transactions;

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except deferred compensation, trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services and not overdue by more than 180 days unless subject to a bona fide dispute;

(5) the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person or, with respect to any Subsidiary that is not a Guarantor, any Preferred Stock;

(6) all Capitalized Lease Obligations of such Person;

(7) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(8) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Issuer or its Subsidiaries that is guaranteed by the Issuer or the Issuer’s Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Issuer and its Subsidiaries on a consolidated basis;

(9) to the extent not otherwise included in this definition, Hedging Obligations of such Person; and

(10) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person.

The amount of any Indebtedness which is incurred at a discount to the principal amount at maturity thereof as of any date shall be deemed to have been incurred at the accreted value thereof as of such date. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured. For purposes of clause (5), the “maximum fixed redemption or repurchase price” of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed or repurchased on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to the Indenture.

“Independent Director” means a director of the Issuer who:

(1) is independent with respect to the transaction at issue;

(2) does not have any material financial interest in the Issuer or any of its Affiliates (other than as a result of holding securities of the Issuer); and

(3) has not, and whose Affiliates or affiliated firm have not, at any time during the twelve months prior to the taking of any action hereunder, directly or indirectly, received, or entered into any understanding or agreement to receive, any compensation, payment or other benefit, of any type or form, from the Issuer or any of their respective Affiliates, other than customary directors’ fees for serving on the Board of Directors of the Issuer or any Affiliate and reimbursement of out-of-pocket expenses for attendance at the Issuer’s or any of their respective Affiliates’ board and board committee meetings.

“Intellectual Property” means all patents, patent applications, trademarks, trade names, service marks, copyrights, technology, trade secrets, proprietary information, domain names, know-how and processes necessary for the conduct of the Issuer’s or any Restricted Subsidiary’s business.

“Investments” of any Person means:

(1) all direct or indirect investments by such Person in any other Person (including Affiliates) in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

(2) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person (other than any such purchase that constitutes a Restricted Payment of the type described in clause (2) of the definition thereof);

(3) all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with IFRS (including, if required by IFRS, purchases of assets outside the ordinary course of business); and

(4) the Designation of any Subsidiary as an Unrestricted Subsidiary.

Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of an Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with the covenant described under “— Certain Covenants — Limitation on Designation of Unrestricted Subsidiaries.” If the Issuer or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary, or any Restricted Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary retained. Notwithstanding the foregoing, purchases or redemptions of Equity Interests of the Issuer shall be deemed not to be Investments.

“Issue Date” means the date on which the original Outstanding Notes were originally issued.

“Issuer” means Precision Drilling Corporation, a corporation amalgamated under the laws of the Province of Alberta, and any successor Person resulting from any transaction permitted by the covenant described under “— Certain Covenants — Limitation on Mergers, Consolidations, Etc.”

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, but excluding, for certainty, deemed security interests arising under Section 1(1) (tt) (ii) of the Personal Property Security Act (Alberta) or similar legislation with respect to transfers of accounts, consignments of goods and leases with a term of more than one year that are not capital leases and do not secure performance of a payment or other obligation.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Multijurisdictional Disclosure System” means the Canada-U.S. Multijurisdictional Disclosure System adopted by the SEC and the Canadian Securities Administrators, as in effect from time to time, and any successor statutes, rules or regulations thereto.

“Net Available Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents received by the Issuer or any of its Restricted Subsidiaries from such Asset Sale, net of:

(1) brokerage commissions and other fees and expenses (including fees, discounts and expenses of legal counsel, accountants and investment banks, consultants and placement agents) of such Asset Sale;

(2) provisions for taxes payable (including any withholding or other taxes paid or reasonably estimated to be payable in connection with the transfer to the Issuer of such proceeds from any Restricted Subsidiary that received such proceeds) as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(3) amounts required to be paid to any Person (other than the Issuer or any Restricted Subsidiary and other than under a Credit Facility) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;

(4) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and

(5) appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with IFRS against any adjustment in the sale price of such asset or assets or liabilities associated with such Asset Sale and retained by the Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officer’s Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

“Non-Recourse Debt” means Indebtedness of an Unrestricted Subsidiary:

(1) as to which neither the Issuer nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Issuer or any Restricted Subsidiary to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

“Obligation” means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means any of the following of the Issuer or any Guarantor: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Senior Vice President, any Vice President, any trustee, the Treasurer or the Secretary.

“Officer’s Certificate” means a certificate signed an Officer.

“Opinion of Counsel” means a written opinion from legal counsel acceptable to the U.S. Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Pari Passu Indebtedness” means any Indebtedness of the Issuer or any Guarantor that ranks pari passu in right of payment with the Notes or the Guarantees, as applicable.

“Permitted Business” means the businesses engaged in by the Issuer and its Subsidiaries on the Issue Date as described in the offering circular for the Outstanding Notes and businesses that are reasonably related, incidental or ancillary thereto or reasonable extensions thereof (other than, in each case, material exploration or production businesses).

“Permitted Business Investments” means Investments by the Issuer or any of its Restricted Subsidiaries in any Unrestricted Subsidiary or in any joint venture entity; provided that:

(1) the Issuer would, at the time of such Investment and after giving pro forma effect thereto as if such Investment had been made at the beginning of the applicable Four-Quarter Period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception;

(2) if such Unrestricted Subsidiary or joint venture entity has outstanding Indebtedness at the time of such Investment, either (a) all such Indebtedness is Non-Recourse Debt or (b) any such Indebtedness that is recourse to the Issuer or any of its Restricted Subsidiaries (which shall include, without limitation, all Indebtedness for which the Issuer or any of its Restricted Subsidiaries may be directly or indirectly, contingently or otherwise, obligated to pay, whether pursuant to the terms of such Indebtedness, by law or pursuant to any guarantee, including, without limitation, any “claw back,” “make-well” or “keep-well” arrangement) would, at the time of such Investment and after giving pro forma effect thereto as if such Investment had been made at the beginning of the applicable Four-Quarter Period, have been permitted to be incurred by the Issuer and its Restricted Subsidiaries pursuant to the Coverage Ratio Exception; and

(3) such Unrestricted Subsidiary’s or joint venture entity’s activities are not outside the scope of the Permitted Business.

“Permitted Investment” means:

(1) Investments by the Issuer or any Restricted Subsidiary in (a) any Restricted Subsidiary or (b) any Person that will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Issuer or any Restricted Subsidiary; provided the surviving or continuing Person of such merger or consolidation is either the Issuer or a Restricted Subsidiary;

(2) Investments in the Issuer by any Restricted Subsidiary;

(3) loans and advances to directors, employees and officers of the Issuer and its Restricted Subsidiaries (i) in the ordinary course of business (including payroll, travel and entertainment related advances) (other than any loans or advances to any director or executive officer (or equivalent thereof) that would be in violation of Section 402 of the Sarbanes Oxley Act) and (ii) to purchase Equity Interests of the Issuer not in excess of US$2.5 million individually and US$5.0 million in the aggregate outstanding at any one time;

(4) Hedging Obligations entered into for bona fide hedging purposes of the Issuer or any Restricted Subsidiary not for the purpose of speculation;

(5) Investments in cash and Cash Equivalents;

(6) receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(7) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or received in compromise or resolution of litigation, arbitration or other disputes with such parties;

(8) Investments made by the Issuer or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with the covenant described under “— Certain Covenants — Limitation on Asset Sales”;

(9) lease, utility and other similar deposits in the ordinary course of business;

(10) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments;

(11) Permitted Business Investments that do not exceed 12.5% of the Issuer’s Consolidated Tangible Assets;

(12) guarantees of Indebtedness of the Issuer or any of its Restricted Subsidiaries permitted in accordance with “— Certain Covenants — Limitation on Additional Indebtedness”;

(13) repurchases of, or other Investments in the Notes;

(14) advances or extensions of credit in the nature of accounts receivable arising from the sale or lease of goods or services, the leasing of equipment or the licensing of property in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Issuer or the applicable Restricted Subsidiary deems reasonable under the circumstances;

(15) Investments existing on the Issue Date;

(16) Investments the payment for which consists of Qualified Equity Interests of the Issuer; provided, however, that such Qualified Equity Interests will not increase the amount available for Restricted Payments under the Restricted Payments Basket;

(17) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value) that, when taken together with all other Investments made pursuant to this clause (17) since the Issue Date, do not exceed the greater of (a) US$250.0 million and (b) 6.0% of the Issuer’s Consolidated Tangible Assets; and

(18) performance guarantees of any trade or non-financial operating contract (other than such contract that itself constitutes Indebtedness) in the ordinary course of business.

In determining whether any Investment is a Permitted Investment, the Issuer may allocate or reallocate all or any portion of an Investment among the clauses of this definition and any of the provisions of the covenant described under the caption “— Certain Covenants — Limitation on Restricted Payments.”

“Permitted Liens” means the following types of Liens:

(1) Liens for taxes, assessments or governmental charges or levies not yet due and payable or delinquent or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Issuer or its Restricted Subsidiaries, as the case may be, in conformity with IFRS;

(2) Liens in respect of property of the Issuer or any Restricted Subsidiary imposed by law or contract, which were not incurred or created to secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, and which do not in the aggregate materially detract from the value of the property of the Issuer or its Restricted Subsidiaries, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Issuer and its Restricted Subsidiaries, taken as a whole;

(3) pledges or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance, road transportation and other types of social security, regulations;

(4) Liens (i) incurred in the ordinary course of business to secure the performance of tenders, bids, trade contracts, stay and customs bonds, leases, statutory obligations, surety and appeal bonds, statutory bonds, government contracts, performance and return money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (ii) incurred in the ordinary course of business to secure liability for premiums to insurance carriers;

(5) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(6) Liens arising out of judgments or awards not resulting in a Default or an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(7) easements, rights of way, restrictions (including zoning restrictions), covenants, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any Real Property, in each case whether now or hereafter in existence, not (i) securing Indebtedness and (ii) in the aggregate materially interfering with the conduct of the business of the Issuer and its Restricted Subsidiaries and not materially impairing the use of such Real Property in such business;

(8) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

(9) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer or any Restricted Subsidiary, including rights of offset and setoff;

(10) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more of accounts maintained by the Issuer or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements;

(11) any interest or title of a lessor under any lease entered into by the Issuer or any Restricted Subsidiary, in the ordinary course so long as such leases do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of the Issuer or any Restricted Subsidiary or (ii) materially impair the use (for its intended purposes) or the value of the property subject thereto;

(12) the filing of UCC financing statements solely as a precautionary measure in connection with operating leases, consignments of goods or transfers of accounts or the filing of Personal Property Security Act financing statements in connection with operating leases, consignments of goods or transfers of accounts, in each case to the extent not securing performance of a payment or other obligation;

(13) Liens securing all of the Notes and Liens securing any Guarantee;

(14) Liens securing Hedging Obligations entered into for bona fide hedging purposes of the Issuer or any Restricted Subsidiary not for the purpose of speculation;

(15) Liens existing on the Issue Date securing Indebtedness outstanding on the Issue Date; provided that (i) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase; and (ii) such Liens do not encumber any property other than the property subject thereto on the Issue Date (plus improvements, accessions, proceeds or dividends or distributions in respect thereof);

(16) Liens in favor of the Issuer or a Guarantor;

(17) Liens securing Indebtedness under the Credit Facilities incurred and then outstanding pursuant to clause (1) of the second paragraph of “— Certain Covenants — Limitation on Additional Indebtedness” and related Hedging Obligations;

(18) Liens arising pursuant to Purchase Money Indebtedness incurred pursuant to clause (8) of the second paragraph of “— Certain Covenants — Limitation on Additional Indebtedness”; provided that (i) the Indebtedness secured by any such Lien (including refinancings thereof) does not exceed 100.0% of the cost of the property being acquired or leased at the time of the incurrence of such Indebtedness and (ii) any such Liens attach only to the property being financed pursuant to such Purchase Money Indebtedness (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) and do not encumber any other property of the Issuer or any Restricted Subsidiary;

(19) Liens securing Acquired Indebtedness permitted to be incurred under the Indenture; provided that such Indebtedness was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or being acquired or merged into the Issuer or a Restricted Subsidiary of the Issuer and the Liens do not extend to assets not subject to such Lien at the time of acquisition (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) and are no more favorable in any material respect to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Issuer or a Restricted Subsidiary;

(20) Liens on property of a Person existing at the time such Person is acquired or amalgamated or merged with or into or consolidated with the Issuer or any Restricted Subsidiary (and not created in anticipation or contemplation thereof); provided that such Liens do not extend to property not subject to such Liens at the time of acquisition (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) and are no more favorable in any material respect to the lienholders than the existing Lien;

(21) Liens to secure Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (15), (18), (19), (20) and this clause (21); provided that such Liens do not extend to any additional assets (other than improvements thereon and replacements thereof);

(22) licenses of Intellectual Property granted by the Issuer or any Restricted Subsidiary in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Issuer or such Restricted Subsidiary;

(23) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Issuer or any Restricted Subsidiary in the ordinary course of business;

(24) Liens in favor of the Trustee as provided for in the Indenture on money or property held or collected by the Trustee in its capacity as Trustee;

(25) Liens securing Specified Cash Management Agreements entered into in the ordinary course of business;

(26) Liens on assets of any Foreign Restricted Subsidiary to secure Indebtedness of such Foreign Restricted Subsidiary which Indebtedness is permitted by the Indenture;

(27) Liens securing Indebtedness incurred under clause (16) of the second paragraph of “— Certain Covenants — Limitation on Additional Indebtedness”; and

(28) other Liens with respect to obligations which do not in the aggregate exceed the greater of (a) US$200.0 million and (b) 5.0% of the Issuer’s Consolidated Tangible Assets at any time outstanding.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, entity, association, joint-stock company, trust, mutual fund trust, unincorporated organization or government or other agency or political subdivision thereof or other legal entity of any kind.

“Plan of Liquidation” with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to holders of Equity Interests of such Person.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other Equity Interests (however designated) of such Person whether now outstanding or issued after the Issue Date that is preferred as to the payment of dividends upon liquidation, dissolution or winding up.

“principal” means, with respect to the Notes, the principal of, and premium, if any, on the Notes.

“Prior Credit Agreement” means the Credit Agreement dated as of December 23, 2008 among the Issuer, the lenders party thereto, the co-documentation agents and syndication agent named therein, and Royal Bank of Canada, as administrative agent, as amended and supplemented from time to time.

“Purchase Money Indebtedness” means Indebtedness, including Capitalized Lease Obligations, of the Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Issuer or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (except in the case of Capitalized Lease Obligations) the amount of such Indebtedness shall not exceed such purchase price or cost.

“Qualified Equity Interests” of any Person means Equity Interests of such Person other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, without limitation, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Issuer.

“Qualified Equity Offering” means the issuance and sale of Qualified Equity Interests of the Issuer (or any direct or indirect parent of the Issuer to the extent the net proceeds therefrom are contributed to the common equity capital of the Issuer or used to purchase Qualified Equity Interests of the Issuer), other than (a) any issuance pursuant to employee benefit plans or otherwise in compensation to officers, directors, trustees or employees, (b) public offerings with respect to the Issuer’s Qualified Equity Interests, or options, warrants or rights, registered on Form S-4 or S-8, or (c) any offering of Qualified Equity Interests issued in connection with a transaction that constitutes a Change of Control.

“Rating Agencies” means Moody’s and S&P (or, if either such entity ceases to rate the Notes for reasons outside of the control of the Issuer, any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by the Issuer as a replacement agency (a “Replacement Agency”)).

“Rating Categories” means: (1) with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (2) with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories) and (3) with respect to any Replacement Agency, equivalent categories.

“Rating Decline” means a decrease in the rating of the Notes by either of the Rating Agencies by one or more gradations (including gradations within Rating Categories as well as between Rating Categories) on any date from the date of the public notice of an arrangement that results in a Change of Control until the end of the 90-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for downgrade by either of the Rating Agencies). In determining whether a Change of Control has occurred for purposes of this definition, the proviso at the end of the first paragraph of the definition of Change of Control shall be disregarded. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories, namely + or – for S&P, and 1, 2 and 3 for Moody’s, will be taken into account. For example, in the case of S&P, a rating decline either from BB+ to BB or BB- to B+ will constitute a decrease of one gradation.

“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Redesignation” has the meaning given to such term in the covenant described under “— Certain Covenants — Limitation on Designation of Unrestricted Subsidiaries.”

“refinance” means to refinance, repay, prepay, replace, renew or refund.

“Refinancing Indebtedness” means Indebtedness or Disqualified Equity Interests of the Issuer or a Restricted Subsidiary incurred in exchange for, or the proceeds of which are used to redeem, refinance, replace, defease, discharge, refund or otherwise retire for value, in whole or in part, any Indebtedness of the Issuer or any Restricted Subsidiary (the “Refinanced Indebtedness”); provided that:

(1) the principal amount (and accreted value, in the case of Indebtedness issued at a discount) of the Refinancing Indebtedness does not exceed the principal amount (and accreted value, as the case may be) of the Refinanced Indebtedness plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any reasonable premium paid to the holders of the Refinanced Indebtedness and reasonable expenses incurred in connection with the incurrence of the Refinancing Indebtedness;

(2) the obligor of the Refinancing Indebtedness does not include any Person (other than the Issuer or any Guarantor) that is not an obligor of the Refinanced Indebtedness;

(3) if the Refinanced Indebtedness was subordinated in right of payment to the Notes or the Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Notes or the Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;

(4) the Refinancing Indebtedness has a Stated Maturity either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) no earlier than 91 days after the maturity date of the Notes;

(5) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes; and

(6) the proceeds of the Refinancing Indebtedness shall be used substantially concurrently with the incurrence thereof to redeem, refinance, replace, defease, discharge, refund or otherwise retire for value the Refinanced Indebtedness, unless the Refinanced Indebtedness is not then due and is not redeemable or prepayable at the option of the obligor thereof or is redeemable or prepayable only with notice, in which case such proceeds shall be held in a segregated account of the obligor of the Refinanced Indebtedness until the Refinanced Indebtedness becomes due or redeemable or prepayable or such notice period lapses and then shall be used to refinance the Refinanced Indebtedness; provided that in any event the Refinanced Indebtedness shall be redeemed, refinanced, replaced, defeased, discharged, refunded or otherwise retired for value within one year of the incurrence of the Refinancing Indebtedness.

“Registration Rights Agreement” means (i) the registration rights agreement dated as of the Issue Date among the Issuer, the Guarantors and the initial purchasers of the Notes issued on the Issue Date, together with any joinder agreement executed thereafter by the Guarantors and (ii) any other registration rights agreement entered into in connection with an issuance of Additional Notes in a private offering after the Issue Date.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Indenture.

“Restricted Payment” means any of the following:

(1) the declaration or payment of any dividend or any other distribution (whether made in cash, securities or other property) on or in respect of Equity Interests of the Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries but excluding (a) dividends or distributions payable solely in Qualified Equity Interests or through accretion or accumulation of such dividends on such Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Issuer or to a Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of its Common Stock on a pro rata basis);

(2) the purchase, redemption, defeasance or other acquisition or retirement for value of any Equity Interests of the Issuer or any direct or indirect parent of the Issuer held by Persons other than the Issuer or a Restricted Subsidiary (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer);

(3) any Investment other than a Permitted Investment; or

(4) any principal payment on, purchase, redemption, defeasance, prepayment, decrease or other acquisition or retirement for value prior to any scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness (other than any Subordinated Indebtedness owed to and held by the Issuer or any Restricted Subsidiary permitted under clause (6) of the definition of “Permitted Indebtedness”).

“Restricted Payments Basket” has the meaning given to such term in the first paragraph of the covenant described under “— Certain Covenants — Limitation on Restricted Payments.”

“Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary.

“Sale and Repurchase Agreement” means the Sale and Repurchase Agreement, dated as of December 23, 2008, by and between the Issuer and Precision Drilling (US) Corporation, as in effect on the Issue Date, and any other sale and repurchase agreements or similar agreements among the Issuer or any of the Guarantors entered into after the Issue Date; provided that any restrictions on dividends or distributions, loans or advances or transfers of property contained in such other agreements are no more restrictive to the Issuer or any Guarantor in all material respects as the analogous restrictions in the Sale and Repurchase Agreement, dated as of December 23, 2008, and the applicable covenants therein are qualified so as to permit exceptions thereto (i) for the purpose of permitting payment of principal, interest and any other obligations under the Notes and the Indenture to the same extent in all material respects as the qualifications contained in the Sale and Repurchase Agreement, dated as of December 23, 2008, (ii) to permit the granting of Liens under the Notes and the Indenture and (iii) to subordinate any Liens (including backup Liens) thereunder to any Liens under the Notes and the Indenture.

“S&P” means Standard & Poor’s Ratings Services and its successors.

“SEC” means the U.S. Securities and Exchange Commission.

“Secretary’s Certificate” means a certificate signed by the Secretary of the Issuer.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Significant Subsidiary” means (1) any Restricted Subsidiary that would be a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act as such Regulation was in effect on June 14, 2011 and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7) under “— Events of Default” has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

“Specified Cash Management Agreements” means any agreement providing for treasury, depositary, purchasing card or cash management services, including in connection with any automated clearing house transfers of funds or any similar transactions between the Issuer or any Guarantor and any lender, including, without limitation, the centralized banking agreement among the Issuer, Precision Limited Partnership, Precision Drilling Canada Limited Partnership and Royal Bank of Canada providing for the administration of and netting of balances between Canadian bank accounts maintained by the Issuer and certain Subsidiaries with Royal Bank of Canada, as amended, restated or otherwise modified from time to time including, but not limited to, through the addition of new Subsidiaries as parties thereto and withdrawals of Subsidiaries therefrom from time to time, and including any replacement thereof entered into by the Issuer and any Subsidiaries with Royal Bank of Canada or any other lender from time to time.

“Stated Maturity” means, with respect to any Indebtedness, the date specified in the agreement governing or certificate relating to such Indebtedness as the fixed date on which the final payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means Indebtedness of the Issuer or any Guarantor that is expressly subordinated in right of payment to the Notes or the Guarantees, as applicable.

“Subsidiary” means, with respect to any Person:

(1) any corporation, limited liability company, association, trust or other business entity of which more than 50.0% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Issuer.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Unrestricted Subsidiary” means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in accordance with the covenant described under “— Certain Covenants — Limitation on Designation of Unrestricted Subsidiaries” and (2) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct non-callable obligations of, or guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“Voting Stock” with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at Stated Maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” means a Restricted Subsidiary, all of the Equity Interests of which (other than directors’ qualifying shares) are owned by the Issuer or another Wholly-Owned Subsidiary.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion pertains to the material United States federal income tax consequences of the exchange of Outstanding Notes for Exchange Notes pursuant to the exchange offer, and the ownership and disposition of Exchange Notes acquired pursuant to the exchange offer, but does not purport to be a complete analysis of all the potential tax considerations. Except where noted, this discussion deals only with U.S. holders (as defined below) that acquired the Outstanding Notes at their initial public offering price, that acquire Exchange Notes pursuant to the exchange offer, and that held the Exchange Notes and will hold the Outstanding Notes as capital assets for U.S. federal income tax purposes (generally, property held for investment).

A “U.S. holder” means a beneficial owner of the notes that is: (1) an individual who is a citizen or resident of the United States as determined for United States federal income tax purposes, (2) a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (3) an estate the income of which is subject to United States federal income taxation regardless of its source, or (4) a trust if it (A) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (B) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below. This discussion does not address all aspects of United States federal income taxes that may be relevant to U.S. holders in light of their personal circumstances. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws. For example, this discussion does not address: (1) tax consequences to holders that may be subject to special tax treatment, such as dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, financial institutions, regulated investment companies, real estate investment trusts, partnerships or other pass-through entities for United States federal income tax purposes, tax-exempt entities or insurance companies, (2) tax consequences to persons holding the notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle, (3) tax consequences to holders of the notes whose “functional currency” is not the United States dollar, (4) alternative minimum tax consequences, if any, or (5) any United States federal estate and gift tax consequences or any state, local or foreign tax consequences.

If a partnership or other pass-through entity holds the Exchange Notes, the tax treatment of a partner in or owner of the partnership or pass-through entity will generally depend upon the status of the partner or owner and the activities of the entity. If you are a partner in or owner of a partnership or other pass-through entity that is considering holding Exchange Notes, you are urged to consult your own tax advisors.

If you are considering the exchange of Outstanding Notes for Exchange Notes, you are urged to consult your own tax advisors concerning the particular United States federal income tax consequences to you of the exchange and the ownership and disposition of the Exchange Notes, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

Exchange Offer

The exchange of an Outstanding Note for an Exchange Note in the exchange offer will not be treated as a taxable event to U.S. holders for United States federal income tax purposes. Consequently, you will not recognize gain or loss upon receipt of an Exchange Note, the holding period of the Exchange Note will include the holding period of the Outstanding Note exchanged therefor and the basis of the Exchange Note will be the same as the basis of the Outstanding Note immediately before the exchange.

Payments of Stated Interest

Stated interest on an Exchange Note will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for United States federal income tax purposes. In addition to interest on the Exchange Notes (which includes any foreign tax withheld from the interest payments you receive), you will be required to include in income any Additional Amounts (as described under “Description of the Notes — Payment of Additional Amounts”) paid in respect of such foreign tax withheld. You may be entitled to deduct or credit this tax, subject to certain limitations (including that the election to deduct or credit foreign taxes applies to all of your foreign taxes for a particular tax year). Interest income (including any Additional Amounts) on an Exchange Note generally will be considered foreign source income and, for purposes of the United States foreign tax credit, generally will be considered passive category income. You will generally be denied a foreign tax credit for foreign taxes imposed with respect to the Exchange Notes where you do not meet a minimum holding period requirement during which you are not protected from risk of loss. The rules governing the foreign tax credit are complex. You are urged to consult your own tax advisors regarding the availability of the foreign tax credit under your particular circumstances.

Sale, Exchange or Retirement of Notes

Your adjusted tax basis in a note will, in general, be your cost for that Exchange Note. Upon the sale, exchange, retirement or other taxable disposition of an Exchange Note, you will recognize gain or loss equal to the difference between the amount you realize upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued but unpaid stated interest, which will be taxable as interest income to the extent not previously included in income) and your adjusted tax basis in the Exchange Note. Such gain or loss will be capital gain or loss and will generally be treated as United States source gain or loss. Capital gains of non-corporate holders, including individuals, derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting

Generally, information reporting requirements will apply to all payments we make to you, and the proceeds from a sale of an Exchange Note paid to you, unless you are an exempt recipient. Additionally, if you fail to provide your taxpayer identification number, or in the case of interest payments, fail either to report in full dividend and interest income or to make certain certifications, you may be subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided that the required information is timely furnished to the Internal Revenue Service.

Certain U.S. holders that are individuals may be required to report information relating to an interest in Exchange Notes subject to certain exceptions (including an exception for notes held in accounts maintained by domestic financial institutions). You are urged to consult your own tax advisors regarding your reporting requirements.

Additional Tax on Passive Income

Certain U.S. holders that are individuals, estates or trusts will be required to pay a 3.8 percent tax on, among other things, interest income and capital gains from the sale or other disposition of Exchange Notes.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is, as of the date hereof, a general summary of the principal Canadian federal income tax considerations generally applicable to a Non-Canadian Holder (as defined below) who acquires, as beneficial owner, Exchange Notes issued in exchange for Outstanding Notes pursuant to this exchange offer. This summary is based on the current provisions of the Income Tax Act (Canada) and the regulations thereunder (collectively, the “Tax Act”), relevant jurisprudence, and our understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) published in writing and publicly available, all as in effect as of the date hereof. Except for specifically proposed amendments to the Tax Act that have been publicly announced by or on behalf of the Canadian Minister of Finance prior to the date hereof, this summary does not otherwise take into account or anticipate proposed or possible changes in law, whether by judicial or legislative action, or changes in the administrative policies and assessing practices of the CRA nor does it consider the income tax legislation of any province, territory or foreign jurisdiction. This summary is not exhaustive of all possible Canadian federal income tax considerations and is of a general nature only and is not intended to be, and should not be construed to be, legal or tax advice to any particular Non-Canadian Holder. The tax considerations applicable to a Non-Canadian will depend on such Non-Canadian Holder’s personal circumstances. Accordingly, prospective Non-Canadian Holders are urged to consult their own tax advisors regarding the income tax consequences associated with the exchange of Outstanding Notes for Exchange notes pursuant to this exchange offer, having regard to their own particular circumstances.

This summary is only applicable to a holder of Outstanding Notes who, at all relevant times, for the purposes of the Tax Act and any relevant income tax treaty or convention is not resident in Canada and is not deemed to be resident in Canada and who, at all relevant times for the purposes of the Tax Act: (i) does not use or hold, and is not deemed to use or hold, Outstanding Notes or Exchange Notes in, or in the course of, carrying on a trade or business in Canada; (ii) is not an insurer who carries on an insurance business, or is deemed to carry on an insurance business, in Canada or elsewhere; (iii) deals at arm’s length with us, the guarantors, and with any transferee who is resident in Canada for the purposes of the Tax Act and to whom the holder assigns or otherwise transfers an Exchange Note; (iv) is not affiliated with us or the guarantors; (v) holds the Outstanding Notes and Exchange Notes as capital property; and (vi) is not a “specified non-resident shareholder” of us or a guarantor, or a person that does not deal at arm’s length for purposes of the Tax Act with a “specified shareholder” of us or a guarantor, in each case, for purposes of subsection 18(5) of the Tax Act (each such holder is referred to herein as a “Non-Canadian Holder”). Generally, Outstanding Notes and Exchange Notes will be capital property to a Non-Canadian Holder, provided such holder does not acquire or hold such notes in the course of carrying on a business of trading or dealing in securities or as part of an adventure in the nature of trade. No representation or warranty is made as to the tax consequences to a Canadian resident of acquiring Exchange Notes in exchange for Outstanding Notes. Canadian residents are advised that acquiring Exchange Notes in exchange for Outstanding Notes may give rise to particular tax consequences affecting them and are strongly encouraged to consult with their tax advisors.

This summary assumes that no interest paid on the Exchange Notes will be in respect of a debt or other obligation to pay an amount to a person with whom we or a guarantor does not deal at arm’s length within the meaning of the Tax Act.

Exchange of Outstanding Notes for Exchange Notes

No tax will be payable by a Non-Canadian Holder on the exchange of Outstanding Notes for Exchange Notes made pursuant to this exchange offer.

Holding and disposing of Exchange Notes

No Canadian withholding tax will apply to interest, principal, or premium paid or credited, or deemed to be paid or credited to a Non-Canadian Holder by us or a guarantor in respect of an Exchange Note, or to the proceeds received by a Non-Canadian Holder on the disposition of an Exchange Note, including on a redemption, payment on maturity or repurchase. No other tax on income or gains will be payable by a Non-Canadian Holder on interest, principal, or premium received in respect of an Exchange Note or on the proceeds received by a Non-Canadian Holder on the disposition of an Exchange Note, including a redemption, payment on maturity, or repurchase.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the holding of Exchange Notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such employee benefit plan, plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the Exchange Notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is applicable to the transaction. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of an interest in the Exchange Notes by an ERISA Plan with respect to which we are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual administrative prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of an interest in the notes (or the Exchange Notes). These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide limited relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions between an ERISA Plan and certain “service provider” parties in interest or disqualified persons with respect to the Plan, provided that neither the service provider nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than, and receives no less than, adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any of the foregoing exemptions, or any other exemption, will be satisfied with respect to any transaction involving an interest in the Exchange Notes.

Plans such as non U.S. plans, governmental plans and certain church plans not subject to the fiduciary responsibility and prohibited transaction provisions of ERISA or the Code may nevertheless be subject to Similar Laws. Before purchasing any interest in the Exchange Notes, fiduciaries of such Plans should confirm that such purchase and holding will satisfy applicable Similar Laws and determine the need for, and the availability of, if necessary, any exemptive relief under any applicable Similar Laws.

Because of the foregoing, no interest in the Exchange Notes should be acquired or held by any person investing “plan assets” of any Plan, unless the exchange of Outstanding Notes for Exchange Notes) and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Representation

Accordingly, by exchanging an Outstanding Note for an Exchange Note, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the Exchange Notes constitutes assets of any Plan or (ii) the acquisition and holding of the Exchange Notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering exchanging Outstanding Notes for Exchange Notes) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of an interest in the Exchange Notes.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes in the United States. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes in the United States received in exchange for Outstanding Notes where the Outstanding Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

We will not receive any proceeds from any exchange of Outstanding Notes for Exchange Notes or from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own accounts pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any resale of Exchange Notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the reasonable expenses of one counsel for the holders of the securities) other than commissions or concessions of any brokers or dealer and will indemnify the holders of Outstanding Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

EARNINGS COVERAGE RATIOS

Our interest requirements after giving effect to the issue described herein amounted to $110 million for the twelve months ended December 31, 2013 and $115 million for the twelve months ended September 30, 2014. Net income before interest and income taxes for the twelve months ended December 31, 2013 was $310 million which is 2.8 times our pro forma interest cost requirements for this period. Net income before interest and income taxes for the twelve months ended September 30, 2014 was $358 million which is 3.1 times our pro forma interest cost requirements for this period.

These coverage ratios are based on audited and unaudited financial information for the twelve months ended December 31, 2013 and for the twelve months ended September 30, 2014, respectively, prepared in accordance with IFRS. These ratios give pro forma effect to the exchange offering under this prospectus and have been adjusted to reflect: the issuance of all financial liabilities, as defined in accordance with IFRS, since the date of the annual financial statements or interim financial report; the repayment, redemption or other retirement of all financial liabilities, as defined in accordance with the IFRS, since the date of the annual financial statements or interim financial report; and all financial liabilities to be repaid or redeemed from the proceeds to be realized from the securities distributed under the short form prospectus. These ratios do not purport to be indicative of coverage ratios for any future periods.

LEGAL MATTERS

The validity of the Exchange Notes and the related guarantees offered hereby will be passed upon by Paul, Weiss, Rifkind, Wharton & Garrison LLP, Toronto, Ontario. Certain legal matters relating to Canada and Alberta law will be passed upon for us by Norton Rose Fulbright Canada LLP. The partners and associates of Norton Rose Fulbright Canada LLP as a group beneficially own, directly or indirectly, less than 1% of any class of our securities.

EXPERTS

The consolidated financial statements of Precision as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm within the meaning of the Rules of Professional Conduct of the Institute of Chartered Accountants of Alberta, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been filed with the Commission as part of the registration statement of which this prospectus is a part:

•	The documents listed as being incorporated by reference in this prospectus under the heading “Documents Incorporated by Reference”;

•	The organizational documents of the guarantors;

•	The Indenture relating to the notes;

•	The Registration Rights Agreement relating to the Outstanding Notes;

•	Opinions and consents of counsel;

•	Consent of KPMG LLP;

•	Powers of attorney (included on the signature pages of the registration statement);

•	The statement of eligibility of the U.S. Trustee on Form T-1;

•	The form of letter of transmittal; and

•	The form of notice of guaranteed delivery.

FORM F-10

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification

Precision Drilling Corporation is incorporated under the laws of Alberta, Canada.

Under the Business Corporations Act (Alberta) (the “ABCA”), a corporation may indemnify a present or former director or officer of the corporation or a person who acts or acted at the corporation’s request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives (an “Indemnified Party”), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or that body corporate, if the director or officer acted honestly and in good faith with a view to the best interests of the corporation, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that his conduct was lawful. Such indemnification may be in connection with an action by or on behalf of the corporation to procure a judgment in its favor only with court approval. An Indemnified Party is entitled to indemnification from the corporation as a matter of right if in the defense of the matter or action he or she was substantially successful on the merits, fulfilled the conditions set forth above, and is fairly and reasonably entitled to indemnity.

The bylaws of Precision Drilling Corporation provide that, subject to section 124 of the ABCA, except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, the corporation shall indemnify a director or officer of the corporation, a former director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason for being or having been a director or officer of the corporation or body corporate, if he acted honestly and in good faith with a view to the best interests of the corporation and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. The corporation shall, subject to the approval of a Court (as defined in the ABCA), indemnify a person in respect of an action by or on behalf of the corporation or a body corporate to procure a judgment in its favor, to which he is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with such action if he fulfills the following conditions. A person shall be entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal, or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity was substantially successful on the merits of his defense of the action or proceeding and if he acted honestly and in good faith with a view to the best interests of the corporation and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

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EXHIBITS TO FORM F-10

The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein.

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FORM F-10

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

(a) Concurrently with the initial filing of this Registration Statement on Form F-10, the Registrant filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b) Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of the Registration Statement.

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FORM F-10

SIGNATURES

Pursuant to the requirements of the Securities Act, Precision Drilling Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta, Canada on this 3rd day of March, 2015.

PRECISION DRILLING CORPORATION

By:	/s/ Kevin A. Neveu
Name: Kevin A. Neveu
Title: President and Chief Executive Officer

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Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Kevin A. Neveu	President, Chief Executive Officer and Director (Principal Executive Officer)	March 3, 2015

* Robert J. McNally	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 3, 2015

* William T. Donovan	Director	March 3, 2015

* Brian J. Gibson	Director	March 3, 2015

* Allen R. Hagerman	Director	March 3, 2015

* Catherine J. Hughes	Director	March 3, 2015

* Stephen J. J. Letwin	Director	March 3, 2015

* Kevin O. Meyers	Director	March 3, 2015

* Patrick M. Murray	Director	March 3, 2015

* Robert L. Phillips	Director	March 3, 2015

*By:	/s/ Veronica H. Foley
	Name:	Veronica H. Foley
	Title:	Vice-President and Corporate Secretary, Precision Drilling (US) Corporation

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Precision Drilling Corporation in the United States, in Houston, Texas on this 3rd day of March, 2015.

PRECISION DRILLING (US) CORPORATION

By:	/s/ Veronica H. Foley
	Name:	Veronica H. Foley
	Title:	Vice-President and Corporate Secretary

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FORM F-4

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Alberta Registrants

Precision Directional Services Ltd., Precision Diversified Oilfield Services Corp. and Precision Employment Services Corp. are incorporated under the laws of Alberta, Canada

Under the Business Corporations Act (Alberta) (the “ABCA”), a corporation may indemnify a present or former director or officer of the corporation or a person who acts or acted at the corporation’s request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives (an “Indemnified Party”), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or that body corporate, if the director or officer acted honestly and in good faith with a view to the best interests of the corporation, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that his conduct was lawful. Such indemnification may be in connection with an action by or on behalf of the corporation to procure a judgment in its favor only with court approval. An Indemnified Party is entitled to indemnification from the corporation as a matter of right if in the defense of the matter or action he or she was substantially successful on the merits, fulfilled the conditions set forth above, and is fairly and reasonably entitled to indemnity.

The bylaws of Precision Directional Services Ltd. provide that the corporation shall indemnify a director or officer of the corporation, a former director or officer of the corporation, or a person who acts or acted at the corporation’s request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives in the circumstances contemplated by, and to the fullest extent permitted by the ABCA.

The bylaws of Precision Diversified Oilfield Services Corp. provide that subject to the limitations contained in the ABCA, the corporation shall indemnify a director or officer, or a former director or officer, or a person who acts or acted at the corporation’s request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the corporation or any such body corporate) and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason for being or having been a director or officer of the corporation or such body corporate, if he acted honestly and in good faith with a view to the best interests of the corporation and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

The bylaws of Precision Employment Services Corp. provide that the corporation shall indemnify a director or officer of the corporation, a former director or officer of the corporation, or a person who acts or acted at the corporation’s request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives in the circumstances contemplated by, and to the fullest extent permitted by the ABCA.

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Precision Drilling Canada Limited Partnership and Precision Limited Partnership are formed under the laws of Alberta, Canada.

Pursuant to the Partnership Act (Alberta) (the “Alberta Partnership Act”), a limited partner is not liable for the obligations of the limited partnership except in respect of the amount of property the limited partner contributes or agrees to contribute to the capital of the limited partnership.

Pursuant to the limited partnership agreement of Precision Drilling Canada Limited Partnership, the general partner has unlimited liability for the debts, liabilities and obligations of the partnership to the extent of its assets. The liability of each limited partner for the liabilities and obligations of the partnership is limited to the amount of its capital contribution(s) plus its pro rata share of the undistributed assets of the partnership. A limited partner will have no further personal liability for such liabilities and obligations and following the payment of its capital contribution will not be liable for any additional assessments or contributions to the partnership, except that the limited partners shall be bound to return to the partnership such part of any amount distributed to them as may be necessary to restore the capital of the partnership to its existing amount before such distribution if, as a result of such distribution, the capital of the partnership is reduced and the partnership is unable to pay its debts as they become due. Except for its own gross negligence or willful misconduct, the general partner is not liable to the limited partners for any mistake or error in judgment, any act or omission believed in good faith to be within the scope of authority conferred by the limited partnership agreement and any loss or damage to property of the partnership caused by circumstances beyond the control of the general partner. The general partner shall indemnify the partnership for any damages incurred as a result of an act of gross negligence or willful misconduct of the general partner.

The limited partnership agreement of Precision Limited Partnership provides that the general partner has unlimited liability for the debts, liabilities and obligations of the partnership to the extent of its assets. The liability of each limited partner for the liabilities and obligations of the partnership is limited to the amount of his capital contribution plus his pro rata share of the undistributed assets of the partnership provided the limited partner is not in breach of any term hereof or the provisions of the Alberta Partnership Act. A limited partner will have no further personal liability for such liabilities and obligations and following the payment of his capital contribution will not be liable for any additional assessments or contributions to the partnership, except that the limited partners shall be bound to return to the partnership such part of any amount distributed to them as may be necessary to restore the capital of the partnership to its existing amount before such distribution if, as a result of such distribution, the capital of the partnership is reduced and the partnership is unable to pay its debts as they become due. Except for its own gross negligence or willful misconduct, the general partner is not liable to the limited partners for any mistake or error in judgment, any act or omission believed in good faith to be within the scope of authority conferred by the limited partnership agreement and any loss or damage to property of the partnership for any damages incurred as a result of circumstances beyond the GP’s control. The GP will indemnify the Partnership for damages incurred as a result of its gross negligence or willful misconduct.

Canadian Registrants

Grey Wolf International Drilling Corporation is incorporated under the Canada Business Corporations Act.

Pursuant to the provisions of the Canada Business Corporations Act (the “CBCA”), a CBCA corporation may indemnify a current or former director or officer or any other individual who, at the request of the corporation, acts or has acted as a director or officer, or in any similar capacity, of the corporation or any other entity. Such indemnity may include all costs, charges and expenses reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual becomes involved as a result of having acted as a director or officer, or in any similar capacity, of the corporation or such other entity.

A CBCA corporation may not indemnify such an individual unless the individual has (a) acted honestly and in good faith, with a view to the best interests of the corporation or the other entity, as the case may be, and (b) in

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the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that their conduct was lawful. Current and former directors and officers, and those acting in a similar capacity, will be entitled to indemnification from a CBCA corporation if they have not been judged by a court or other competent authority to have committed any fault or omitted to do anything they ought to have done and conditions (a) and (b) set out above in this paragraph have been fulfilled. A CBCA corporation may advance moneys to an indemnified individual for the costs, charges and expenses of a proceeding; however, such individual must repay the moneys if they do not satisfy conditions (a) and (b) set out above in this paragraph. CBCA corporations may purchase and maintain liability insurance for the benefit for those individuals entitled to indemnification under the CBCA. In the case of a derivative action, indemnification may only be made with court approval.

The bylaws of Grey Wolf International Drilling Corporation provide that the corporation shall indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation’s request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives to the extent permitted by the CBCA. Except as otherwise required by the CBCA and provided for in the bylaws, the corporation may from time to time indemnify and save harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, agent of or participant in another body corporate, partnership, joint venture, trust or other enterprise, against expenses (including legal fees), judgments, fines and any amount actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted honestly and in good faith with a view to the best interests of the corporation and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction shall not, of itself, create a presumption that the person did not act honestly and in good faith with a view to the best interests of the corporation and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had no reasonable grounds for believing that his conduct was lawful. The provisions for indemnification contained in the bylaws of the corporation shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any agreement, vote of shareholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and legal representatives of such a person.

Delaware Registrants

Murco Drilling Corporation, Precision Completion & Production Services Ltd. and Precision Drilling, Inc. are incorporated under the laws of Delaware.

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of the corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the directors’ duty of

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loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

The certificate of incorporation of each of Murco Drilling Corporation, Precision Completion & Production Services Ltd. and Precision Drilling, Inc. indemnifies and advances expenses to all current and former officers of the corporation to the fullest extent permitted by applicable laws, as such laws exist and to such greater extent as they may provide in the future and provides that the liability of the directors of the corporation to the corporation or its stockholders for monetary damages shall be limited to the fullest extent permitted by applicable laws, as such laws exist and to such greater extent as they may provide in the future. Each of the bylaws of Murco Drilling Corporation, Precision Completion & Production Services Ltd. and Precision Drilling, Inc. further state that each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation in any other shall be indemnified and held harmless by the corporation to the fullest extent permitted by law and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the corporation. With respect to actions by or in the right of the corporation, each of the bylaws provide that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action is brought or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

Louisiana Registrant

Precision Drilling LLC is formed under the laws of the state of Louisiana.

Section 1315 of the Louisiana Limited Liability Company Act permits a limited liability company, in its articles of organization or in a written operating agreement, to eliminate or limit the personal liability of a member or members, if management is reserved to the members, or a manager or managers, if management is vested in one or more managers, for monetary damages for breach of any duty of diligence, care, judgment or skill. Notwithstanding the foregoing, the liability of a member or manager shall not be limited or eliminated for the amount of a financial benefit received by a member or manager to which he is not entitled or for an intentional violation of a criminal law.

The regulations of Precision Drilling LLC provide that each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), or any appeal in such a proceeding or any inquiry or investigation that could lead to such a proceeding, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a member or officer of the company or while a member or officer of the company is or was serving at the request of the company as a director, officer, partner, venture, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by the company to the fullest extent permitted by the Louisiana Limited Liability Company Act, as the same exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the company to provide broader indemnification rights than said law permitted the company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation attorneys’ fees) actually incurred by such person in connection with such proceeding, and indemnification rights shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity.

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Nevada Registrant

Precision Drilling Holdings Company is incorporated under the laws of Nevada.

Section 78.138(7) of Chapter 78 of the Nevada Revised Statutes (“NRS”), which Chapter is entitled “Private Corporations” (“Nevada Corporation Law”), provides that with certain specified statutory exceptions or unless the articles of incorporation provide for greater individual liability, a director or officer of a Nevada corporation is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (a) the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer; and (b) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

Under NRS 78.7502(1) a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (except an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving, at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by the person in connection with the action, suit, or proceeding, if the person (a) is not liable pursuant to NRS 78.138(7) or (b) acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

Under NRS 78.7502(2) a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or another entity at the request of the corporation, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in the defense or settlement of the action or suit if the person (a) is not liable pursuant to NRS 78.138(7) or (b) acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. However, indemnification may not be made for any claim, issue or matter as to which the person seeking indemnification has been adjudged by a court of competent jurisdiction, after all exhaustion of appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation unless the court in which the action or suit was brought or other court of competent jurisdiction determines that in view of all of the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Under NRS 78.7502(3) a corporation shall indemnify a director, officer, employee or agent to the extent he or she has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in NRS 78.7502(1) or (2), against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Under NRS 78.751(1) any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced by a corporation upon the receipt of an undertaking by or on behalf of the indemnified party in accordance with NRS 78.751(2), may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made (a) by the stockholders; (b) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Under NRS 78.751(2) the articles of incorporation, the bylaws or an agreement made by the corporation may provide that the corporation will advance expenses incurred by directors or officers in defending a civil or

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criminal action, suit, or proceeding as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking that is provided by or on behalf of such directors or officers to repay such advances if it is ultimately determined by a court of competent jurisdiction that they are not entitled to indemnification by the corporation.

Pursuant to NRS 78.751(3), a right to indemnification or to advancement of expenses arising under a provision of the articles of incorporation or any bylaw is not eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

The Articles of Incorporation of Precision Drilling Holdings Company provide that it shall, to the fullest extent permitted by the Nevada Corporation Law, as the same may be amended or supplemented, indemnify any and all persons whom it shall have power to indemnify under Nevada Corporation Law from and against any and all of the expenses, liabilities or other matters referred to in or covered by Nevada Corporation Law, and that such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under Precision Drilling Holding Company’s Articles of Incorporation or under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in his or her official capacity and as to actions in another capacity while holding such office and said indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. The Bylaws of Precision Drillings Holding Corporation contain similar provisions for indemnification of the directors and officers of the corporation.

Texas Registrants

DI Energy, Inc., DI/Perfensa Inc., Grey Wolf International, Inc., PD Supply Inc., Precision Drilling (US) Corporation and Precision Directional Services, Inc. are corporations incorporated under the laws of Texas. Precision Drilling Company, LP is a limited partnership formed under the laws of Texas.

Pursuant to Chapter 8 of the Texas Business Organizations Code (the “TBOC”), controlling persons, directors or officers of the registrants formed under the laws of Texas may be insured or indemnified against liability which may be incurred in their capacities as such. The following paragraphs describe the general effect of certain provisions of Chapter 8 of the TBOC and are qualified in their entirety by reference to Chapter 8 of the Texas Business Organizations Code.

Under Section 8.101 of TBOC, a corporation or limited partnership (an “enterprise”), and a predecessor to any such enterprise may indemnify a person serving as part of the governing authority (including the board of directors, general partners, managers, members) of the enterprise (a “governing person”), a former governing person, or a person who, while serving as a governing person of the enterprise, is or was serving at the enterprise’s request as a representative of another enterprise, organization, or employee benefits plan (a “delegate”) who was, is, or is threatened to be made a named defendant or respondent in a proceeding against judgment and reasonable expenses (including court costs, penalties, settlements, fines, excise and similar taxes, and reasonable attorney’s fees) actually incurred by the person in connection with the proceeding if it is determined that (a) the person seeking indemnification acted in good faith, reasonably believed that his or her conduct was in (or, if not acting in the person’s official capacity, at least not opposed to) the best interests of the enterprise and, in the case of a criminal proceeding, has no reasonable cause to believe his or her conduct was unlawful, (b) expenses (other than a judgment) are reasonable, and (c) indemnification should be paid, except that if the person is found liable to the enterprise or improperly received a personal benefit, the enterprise may indemnify such person only for reasonable expenses (including court costs, settlements, and reasonable attorney’s fees, but excluding judgments, penalties, fines, excise and similar taxes) actually incurred by the person in connection with the proceeding. Section 8.102 of the TBOC prohibits an enterprise from indemnifying

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any such person in respect of any such proceeding in which the person is found liable (as established by a non-appealable court order) for willful or intentional misconduct in the performance of the person’s duties to the enterprise, breach of the person’s duty of loyalty owed to the enterprise, or an act or omission not in good faith that constitutes a breach of a duty owed by such person to the enterprise. Under Section 8.105 of the TBOC, an enterprise may indemnify and advance expenses to an officer, employee, agent, or other person that is not a governing person as provided by (i) the enterprise’s governing documents, (ii) action of the enterprise’s board of directors or other governing authority, (iii) resolution of the enterprise’s owners or members, (iv) contract, or (v) common law. A person who is not a governing person also may seek indemnification or advancement of expenses to the same extent that a governing person may seek indemnification or advancement under Chapter 8 of the TBOC. Section 8.105 of the TBOC also provides that an enterprise may pay or reimburse, in advance of the final disposition of a proceeding and on terms the enterprise considers appropriate, reasonable expenses incurred by a former governing person or delegate, or present or former employee, agent, officer or other person that is not a governing person, who was or is threatened to be made a named defendant or respondent in the proceeding.

An enterprise is required by Sections 8.051 and 8.105 of the TBOC to indemnify a governing person, former governing person, delegate, or officer against reasonable expenses (including court costs, judgments, penalties, settlements, fines, excise and similar taxes, and reasonable attorney’s fees) actually incurred by the person in connection with a proceeding in which the person is a named defendant or respondent due to the fact that the person is or was in that position if the person has been wholly successful, on the merits or otherwise, in the defense of the proceeding. Under Section 8.052 of the TBOC, on application and after notice is provided, a court may order an enterprise to indemnify a governing person, former governing person, or delegate to the extent the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, without regard to whether the governing person, former governing person, or delegate applying to the court satisfies the requirements of Section 8.101 of the TBOC or has been found liable to the enterprise or for improperly receiving a personal benefit whether or not resulting from action taken in such person’s official capacity; however, if the person is found liable to the enterprise or is found liable on the basis that a personal benefit was improperly received by the person, the indemnification will be limited to reasonable expenses (including court costs, judgments, penalties, settlements, fines, excise and similar taxes, and reasonable attorney’s fees).

Under Section 8.151 of the TBOC, an enterprise may maintain insurance or another arrangement to indemnify or hold harmless an existing or former governing person, delegate, officer, employee, or agent against liability asserted against or incurred by the person in that capacity or arising out of the person’s status in that capacity, without regard to whether the enterprise otherwise would have had the power to indemnify the person against that liability under Chapter 8 of the TBOC, subject to certain conditions. Additionally, an enterprise may also take certain other steps for the benefit of the persons to be indemnified such as creating a trust fund, establishing self-insurance, granting a security interest in the enterprise’s assets to secure the indemnity obligation, or establishing a letter of credit, guaranty, or surety arrangement.

Under Section 8.104 of the TBOC, an enterprise may pay or reimburse reasonable expenses (including court costs, judgments, penalties, settlements, fines, excise and similar taxes, and reasonable attorney’s fees) incurred by a present governing person or delegate who was, is, or is threatened to be made a named defendant or respondent in a proceeding in advance of the final disposition of the proceeding upon the enterprise’s receipt of a written affirmation by the person of the person’s good faith belief that the person has met the standard of conduct necessary for indemnification and a written undertaking by or on behalf of the person to repay the amount paid or reimbursed if the final determination is that the person has not met that standard or that indemnification is prohibited under Section 8.102 of the TBOC. Subject to Section 8.003 of the TBOC and to the extent consistent with law, Section 8.105 of the TBOC provides that an enterprise may advance expenses to an officer, employee, agent, or other person that is not a governing person as provided by (i) the enterprise’s governing documents, (ii) action of the enterprise’s board of directors or other governing authority, (iii) resolution of the enterprise’s owners, (iv) contract, or (v) common law.

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Under Section 8.106 of the TBOC, an enterprise may pay or reimburse reasonable expenses incurred by a governing person, officer, employee, agent, delegate, or other person in connection with that person’s appearance as a witness or other participant in a proceeding at a time when the person is not a named defendant or respondent in the proceeding.

Under Section 8.003 of the TBOC, the circumstances in which an enterprise may or is required to indemnify, or may advance expenses to, a person under the TBOC may be restricted by the enterprise’s certificate of formation or partnership agreement.

The certificates, bylaws, articles and agreement of limited partnership of the registrants formed under the laws of Texas include certain provisions under which controlling persons, directors, or officers of such entities may be insured or indemnified against liability which may be incurred in their capacity as such, the general effect of which is described below.

Each of the certificates of formation of PD Supply Inc. and of Precision Drilling (US) Corporation provides that no director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except to the extent otherwise expressly provided by a statute of the State of Texas. All directors of the corporation shall be entitled to indemnification by the corporation to the maximum extent permitted by the TBOC (or such comparable statutory provision governing indemnification by a Texas corporation of its directors as may from time to time be applicable). If the TBOC or the Texas Miscellaneous Corporation Laws Act hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the fullest extent permitted by the amended statute.

The bylaws of PD Supply Inc. and of Precision Drilling (US) Corporation provide that each person who at any time shall serve, or shall have served, as a director, officer, employee or agent of the corporation, or any person who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, member, manager or similar functionary of another foreign or domestic corporation, partnership, limited partnership, joint venture, sole proprietorship, trust, limited liability company, employee benefit plan or other enterprise (each such person referred to herein as an “indemnitee”), shall be entitled to indemnification as and to the fullest extent permitted by Chapter 8 of the TBOC or any successor statutory provision, as from time to time amended. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which those to be indemnified may be entitled as a matter of law or under any agreement, other provision of such bylaws, vote of shareholders or directors, or other arrangement. The corporation may enter into indemnification agreements with its executive officers and directors that contractually provide to them the benefits of the indemnification provisions of Article 8 of such bylaws and include related provisions meant to facilitate the indemnitees’ receipt of such benefits and such other indemnification protections as may be deemed appropriate. The foregoing rights of an indemnitee shall include, but not be limited to, the right to be indemnified and to have expenses advanced in all proceedings to the fullest extent permitted by Chapter 8 of the TBOC or any successor statutory provisions, as from time to time amended. In the event that an indemnitee is not wholly successful, on the merits or otherwise, in a proceeding but is successful, on the merits or otherwise, as to any claim in such proceeding, the corporation shall indemnify the indemnitee against all expenses actually and reasonably incurred by the indemnitee or on the indemnitee’s behalf relating to each claim. To the extent an indemnitee is, by reason of his corporate status, a witness or otherwise participates in the proceeding at a time when the indemnitee is not a named defendant or respondent in the proceeding, he or she shall be indemnified against all expenses actually and reasonably incurred by the indemnitee or on the indemnitee’s behalf in connection with the proceeding. The bylaws further provide that if a person seeks a judicial adjudication to enforce the indemnitee’s rights under or to recover damages for breach of rights created pursuant to Article 8 of the bylaws, the indemnitee shall be entitled to recover from and be indemnified by the corporation against any and all expenses actually and reasonably incurred by the indemnitee in such judicial adjudication but only if the indemnitee prevails. The corporation also

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may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, partner, venture, proprietor, trustee, employee, agent, or similar function of another enterprise against any liability asserted against or incurred by the person in that capacity or arising out of his or her status as such a person, regardless of whether the corporation would have the power to indemnify the person against that liability under the TBOC or Article 8 of the bylaws.

The bylaws of DI Energy, Inc. and Grey Wolf International, Inc. provide that the corporation shall indemnify every director or officer or former director or officer of the corporation or any person who may have served at its request as a director or officer of the corporation or any person who may have served at its request as a director or officer (or in a similar capacity) of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against reasonable expenses (including attorneys’ fees), damages, fines, penalties, judgments, amounts paid in settlement, and other liabilities actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which he may be made a party or in which he may become involved by reason of his being or having been such a director or officer (whether or not involving action in his official capacity as director or officer), except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence, recklessness or willful misconduct in the performance of his duty to the corporation, unless and only to the extent that a court of appropriate jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity. Any indemnification (unless ordered by a court of appropriate jurisdiction) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he is not guilty of gross negligence, recklessness or willful misconduct in the performance of his duty to the corporation. In the event such a determination is made under the bylaws that the director or officer has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonably prorated. Expenses incurred in appearing at, participating in or defending any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, shall be paid by the corporation at reasonable intervals in advance of the final disposition of such action, suit or proceeding after a determination is made in the manner specified in the bylaws that the information then known to those making the determination does not establish that indemnification would not be permissible under such bylaws and upon receipt by the corporation of a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and a written undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation. The bylaws further provide that it is the intent of the corporation to indemnify persons referenced therein to the fullest extent permitted by law, and that the indemnification provided in such bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled and shall continue after a person has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such person.

The articles of incorporation of DI/Perfensa Inc. provide that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for any act or omission in his capacity as a director, except to the extent otherwise expressly provided by a statute of the State of Texas.

The bylaws of DI/Perfensa Inc. provide that the corporation shall indemnify every present or former director, advisory director, or officer of the corporation, any person who while serving in any such capacity served at the corporation’s request as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, and any person nominated or designated by the board of directors or any committee of the board to serve in such capacities (each an “indemnitee”), against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses (including court costs and attorneys’ fees and disbursements) actually incurred by the indemnitee in connection with any proceeding in

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which he was, is or is threatened to be named a defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, in any of the capacities referred to, if it is determined that the indemnitee conducted himself in good faith, reasonably believed, in the case of conduct in his official capacity, that his conduct was in the corporation’s best interests and, in all other cases, that his conduct was at least not opposed to the corporation’s best interest, and in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an indemnitee is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the indemnitee the indemnification is limited to reasonable expenses actually incurred by the indemnitee in connection with the proceeding and shall not be made in respect of any proceeding in which the indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. Except as provided above, no indemnification shall be made in respect of any proceeding in which such indemnitee shall have been found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the indemnitee’s official capacity, or found liable to the corporation. The indemnification provided in such bylaws shall be applicable whether or not negligence or gross negligence of the indemnitee is alleged or proven. The corporation shall indemnify every indemnitee against reasonable expenses incurred by such person in connection with any proceeding in which he is a witness or a named defendant or respondent because he served in any of the capacities referred to, if such person has been wholly successful, on the merits or otherwise, in defense of the proceeding. Reasonable expenses (including court costs and attorney’s fees) incurred by an indemnitee who was or is a witness or was, is, or is threatened to be made a named defendant or respondent in a proceeding shall be paid by the corporation at reasonable intervals in advance of the final disposition of such proceeding and without making the determination of proper indemnification specified in the bylaws, after receipt by the corporation of a written affirmation by the indemnitee of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation under the bylaws and a written undertaking by or on behalf of the indemnitee to repay the amount paid or reimbursed by the corporation if it is ultimately determined that he is not entitled to be indemnified by the corporation. The bylaws further provide that the corporation may pay or reimburse expenses incurred by an indemnitee in connection with his appearance as a witness or other participant in a proceeding at a time when he is not a named defendant or respondent in the proceeding. The bylaws further provide that such indemnification shall not be deemed exclusive of, or preclude, any other rights to which those seeking indemnification may at any time be entitled and shall continue as to a person who has ceased to be in the capacity by reason of which he was an indemnitee with respect to matters arising during the period he was in such capacity, and inure to the benefit of the heirs, executors, and administrators of such person.

The certificate of formation and bylaws of Precision Directional Services, Inc. provide that each person who at any time is or was a director or officer of the company, and who was, is or is threatened to be made a party to any proceeding (as defined in the TBOC), by reason of the fact that such person is or was a director or officer of the company, or is or was a director or officer of the company serving at the request of the company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by the company to the fullest extent that an enterprise is permitted to indemnify and advance expenses to such a person under the TBOC, or any amendment thereto or enactment of other applicable law as may from time to time be in effect (but, in the case of any such amendment or enactment, only to the extent that such amendment or law permits the company to provide broader indemnification rights than such law prior to such amendment or enactment permitted the company to provide), against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including court costs and attorneys’ fees) actually incurred by such person in connection with such proceeding. Expenses incurred in defending a proceeding shall be paid by the company in advance of the final disposition of such proceeding to the fullest extent permitted by the TBOC or any other applicable laws as may from time to time be in effect. The company’s obligation to indemnify and advance expenses shall arise, and all rights granted hereunder shall vest, at the time of the occurrence of the transaction or event to which the proceeding relates, or at the time that the action or conduct to which such proceeding relates was first taken or engaged in (or omitted to be taken or

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engaged in), regardless of when such proceeding is first threatened, commenced, or completed. The rights to indemnification and prepayment of expenses which are conferred upon the company’s directors and officers by the certificate of formation and bylaws may be conferred upon any employee or agent of the company if, and to the extent, authorized by the company’s board of directors. The company may purchase and maintain insurance or make other arrangements, at its expense, to protect itself and any such director, officer, employee, agent or person as specified in the certificate of formation and bylaws of the company, against any such expense, liability or loss, whether or not the company would have the power to indemnify against such expense, liability or loss under the TBOC. To the greatest extent permitted by applicable law, a director or officer of the company shall not be liable to the company or its shareholders for monetary damages for an act or omission in the director’s or officer’s capacity as a director or officer of the company except to the extent that the director or officer is found to be liable under applicable law for: (a) a breach of the person’s duty of loyalty to the company or its shareholders; (b) an act or omission not committed in good faith that (i) constitutes a breach of a duty owed by the person to the company or its shareholders or (ii) involves intentional misconduct or a knowing violation of law; (c) a transaction from which the person received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the person’s duties; or (d) an act or omission for which the liability of the person is expressly provided by an applicable statute.

Pursuant to the agreement of limited partnership of Precision Drilling Company, LP, the partnership shall indemnify the general partner if it is named as a defendant or respondent in a proceeding because it was acting within the scope of its official capacity with the partnership. The partnership shall indemnify the limited partners and their officers, directors, employees and agents, the general partner and its officers, directors, employees and agents and any person serving at the request of the partnership, acting through the general partner, as director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (each an “indemnitee”) who is made a named defendant or respondent in a proceeding because such indemnitee was acting within the scope of his official capacity with the partnership, provided such indemnitee acted in good faith and reasonably believed that his conduct was in the best interest of the partnership. An indemnittee may be indemnified in a criminal proceeding only if he had no reasonable basis to believe his conduct was unlawful. The partnership shall not indemnify an indemnitee who is found liable on the basis that he improperly received personal benefit in violation of a fiduciary duty or that he committed other willful or intentional misconduct. Without limiting the foregoing provisions, the partnership may be required to indemnify an indemnitee to the full extent allowed by the TBOC. The partnership shall, with respect to claims for indemnity, be governed by the provisions of the TBOC in effect at the time the conduct subject to the indemnity claim arose.

Indemnification Agreements

In addition to the indemnification provisions included in the various corporate and organizational documents, Precision Drilling Corporation maintains indemnification agreements with individuals that are or have been officers or directors of Precision Drilling Corporation and its affiliates and individuals that are, have been or may become, at the request of Precision Drilling Corporation, an officer, director or trustee for a body corporate, limited liability company, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, joint venture or trust. The indemnification agreements provide that Precision Drilling Corporation will indemnify and save harmless a party, the party’s estate, heirs and legal representatives against all costs, charges and expenses (including, without limitation, legal expenses), including an amount paid to settle an action or satisfy a judgment or any fines levied, reasonably incurred by him or her in respect of any actual or threatened civil, criminal or administrative action or proceeding to which he or she is made a party or threatened to be made a party by reason of being or having been an officer or director if (i) the party acted honestly and in good faith with a view to the best interests of the corporation or entity to which the party served as an officer or director and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the party had reasonable grounds for believing that his conduct was lawful. In respect of an actual or threatened action by or on behalf of a corporation that is a body corporate to procure a judgment in its favor to which the party, or the party’s estate, heirs or legal representations, is made a party or threatened to be

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made a party by reason of being or having been an officer or director of such corporation, Precision Drilling Corporation shall, subject to obtaining any necessary approval of the Court (as defined in the Business Corporations Act (Alberta)), indemnify and save harmless the party, the party’s estate, heirs and legal representations, from and against all costs, charges and expenses (including, without limitation, legal expenses), including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in connection with such action if the party fulfills the conditions set out above. Should a party be compelled by law or requested by Precision Drilling Corporation or a related entity to participate in any action or proceeding without having been named as a party, by reason of being or having been an officer or director of a company, and thereby incur or become liable for any costs, charges or expenses (including, without limitation, legal expenses, counsel and witness fees), then, Precision Drilling Corporation shall forthwith assume and pay, or promptly reimburse the party for and indemnify the party from, any and all such costs, charges or expenses.

Item 21.	Exhibits and Financial Statement Schedules.

The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein.

Item 22.	Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements;

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other

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than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Each of the undersigned registrants hereby undertakes to: (i) respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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FORM F-4

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on this 3rd day of March, 2015.

PRECISION DRILLING CORPORATION /s/ Kevin A. Neveu
Name:	Kevin A. Neveu
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Kevin A. Neveu	President, Chief Executive Officer and Director (Principal Executive Officer)	March 3, 2015

* Robert J. McNally	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 3, 2015

* William T. Donovan	Director	March 3, 2015

* Brian J. Gibson	Director	March 3, 2015

* Allen R. Hagerman	Director	March 3, 2015

* Catherine J. Hughes	Director	March 3, 2015

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Signature	Title	Date

* Stephen J. J. Letwin	Director	March 3, 2015

* Kevin O. Meyers	Director	March 3, 2015

* Patrick M. Murray	Director	March 3, 2015

* Robert L. Phillips	Director	March 3, 2015

*By:	/s/ Veronica H. Foley
	Name:	Veronica H. Foley
	Title:	Vice-President and Corporate Secretary, Precision Drilling (US) Corporation

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of City of Calgary, Province of Alberta, Country of Canada, on this 3rd day of March, 2015.

PRECISION COMPLETION & PRODUCTION SERVICES LTD. /s/ Grant M. Hunter
Name:	Grant M. Hunter
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Grant M. Hunter	President and Director (Principal Executive Officer)	March 3, 2015

* Greg Mathews	Vice President and Director (Principal Financial and Accounting Officer)	March 3, 2015

* Wane J. Stickland	Director	March 3, 2015

*By:	/s/ Veronica H. Foley
	Name:	Veronica H. Foley
	Title:	Vice-President and Corporate Secretary, Precision Drilling (US) Corporation

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on this 3rd day of March, 2015.

PRECISION DIVERSIFIED OILFIELD SERVICES CORP. /s/ Douglas J. Strong
Name:	Douglas J. Strong
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Douglas J. Strong	President and Director (Principal Executive Officer)	March 3, 2015

* Wane J. Stickland	Vice President, Finance and Treasurer and Director (Principal Financial and Accounting Officer)	March 3, 2015

* Darren J. Ruhr	Senior Vice President, Corporate Services and Director	March 3, 2015

*By:	/s/ Veronica H. Foley
	Name:	Veronica H. Foley
	Title:	Vice-President and Corporate Secretary, Precision Drilling (US) Corporation

F-4 - II-17

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on this 3rd day of March, 2015.

PRECISION DIVERSIFIED OILFIELD SERVICES CORP., AS GENERAL PARTNER, FOR AND ON BEHALF OF PRECISION LIMITED PARTNERSHIP /s/ Douglas J. Strong
Name:	Douglas J. Strong
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Douglas J. Strong	President and Director (Principal Executive Officer)	March 3, 2015

* Wane J. Stickland	Vice President, Finance and Treasurer and Director (Principal Financial and Accounting Officer)	March 3, 2015

* Darren J. Ruhr	Senior Vice President, Corporate Services and Director	March 3, 2015

*By:	/s/ Veronica H. Foley
	Name:	Veronica H. Foley
	Title:	Vice-President and Corporate Secretary, Precision Drilling (US) Corporation

F-4 - II-18

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on this 3rd day of March, 2015.

PRECISION DIVERSIFIED OILFIELD SERVICES CORP., AS GENERAL PARTNER, FOR AND ON BEHALF OF PRECISION DRILLING CANADA LIMITED PARTNERSHIP

/s/ Douglas J. Strong

Name:	Douglas J. Strong
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Douglas J. Strong	President and Director (Principal Executive Officer)	March 3, 2015

* Wane J. Stickland	Vice President, Finance and Treasurer and Director (Principal Financial and Accounting Officer)	March 3, 2015

* Darren J. Ruhr	Senior Vice President, Corporate Services and Director	March 3, 2015

*By:	/s/ Veronica H. Foley
	Name:	Veronica H. Foley
	Title:	Vice-President and Corporate Secretary, Precision Drilling (US) Corporation

F-4 - II-19

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on this 3rd day of March, 2015.

PRECISION EMPLOYMENT SERVICES CORP.

/s/ Douglas J. Strong

Name:	Douglas J. Strong
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Douglas J. Strong	President and Director (Principal Executive Officer)	March 3, 2015

* Wane J. Stickland	Vice President, Finance and Treasurer and Director (Principal Financial and Accounting Officer)	March 3, 2015

* Darren J. Ruhr	Senior Vice President, Corporate Services and Director	March 3, 2015

*By:	/s/ Veronica H. Foley
	Name:	Veronica H. Foley
	Title:	Vice-President and Corporate Secretary, Precision Drilling (US) Corporation

F-4 - II-20

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on this 3rd day of March, 2015.

PRECISION DRILLING, INC.

/s/ Grant M. Hunter

Name:	Grant M. Hunter
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Grant M. Hunter	President and Director (Principal Executive Officer)	March 3, 2015

* Greg Mathews	Vice President and Director (Principal Financial and Accounting Officer)	March 3, 2015

* Wane J. Stickland	Director	March 3, 2015

*By:	/s/ Veronica H. Foley
	Name:	Veronica H. Foley
	Title:	Vice-President and Corporate Secretary, Precision Drilling (US) Corporation

F-4 - II-21

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on this 3rd day of March, 2015.

DI ENERGY, INC.

/s/ Gene Stahl

Name:	Gene Stahl
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Gene Stahl	President and Director (Principal Executive Officer)	March 3, 2015

* Wane J. Stickland	Vice President, Finance and Treasurer (Principal Financial and Accounting Officer)	March 3, 2015

* Grant M. Hunter	Senior Vice President, Operations and Director	March 3, 2015

*By:	/s/ Veronica H. Foley
	Name:	Veronica H. Foley
	Title:	Vice-President and Corporate Secretary, Precision Drilling (US) Corporation

F-4 - II-22

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on this 3rd day of March, 2015.

GREY WOLF INTERNATIONAL, INC.

/s/ Gene Stahl
Name:	Gene Stahl
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Gene Stahl	President and Director (Principal Executive Officer)	March 3, 2015

* Wane J. Stickland	Vice President, Finance and Treasurer (Principal Financial and Accounting Officer)	March 3, 2015

* Grant M. Hunter	Senior Vice President, Operations and Director	March 3, 2015

*By:	/s/ Veronica H. Foley
	Name:	Veronica H. Foley
	Title:	Vice-President and Corporate Secretary, Precision Drilling (US) Corporation

F-4 - II-23

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on this 3rd day of March, 2015.

GREY WOLF INTERNATIONAL DRILLING CORPORATION

/s/ Douglas J. Strong

Name:	Douglas J. Strong
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Douglas J. Strong	President and Director (Principal Executive Officer)	March 3, 2015

* Wane J. Stickland	Vice President, Finance and Treasurer and Director (Principal Financial and Accounting Officer)	March 3, 2015

* Darren J. Ruhr	Senior Vice President, Corporate Services and Director	March 3, 2015

*By:	/s/ Veronica H. Foley
	Name:	Veronica H. Foley
	Title:	Vice-President and Corporate Secretary, Precision Drilling (US) Corporation

F-4 - II-24

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on this 3rd day of March, 2015.

PRECISION DRILLING HOLDINGS COMPANY

/s/ Grant M. Hunter
Name:	Grant M. Hunter
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Grant M. Hunter	President and Director (Principal Executive Officer)	March 3, 2015

* Greg Mathews	Vice President and Director (Principal Financial and Accounting Officer)	March 3, 2015

* Wane J. Stickland	Director	March 3, 2015

*By:	/s/ Veronica H. Foley
	Name:	Veronica H. Foley
	Title:	Vice-President and Corporate Secretary, Precision Drilling (US) Corporation

F-4 - II-25

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on this 3rd day of March, 2015.

PRECISION DRILLING LLC

/s/ Grant M. Hunter
Name:	Grant M. Hunter
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Grant M. Hunter	President and Director (Principal Executive Officer)	March 3, 2015

* Greg Mathews	Vice President and Director (Principal Financial and Accounting Officer)	March 3, 2015

* Wane J. Stickland	Director	March 3, 2015

*By:	/s/ Veronica H. Foley
	Name:	Veronica H. Foley
	Title:	Vice-President and Corporate Secretary, Precision Drilling (US) Corporation

F-4 - II-26

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on this 3rd day of March, 2015.

PRECISION DRILLING HOLDINGS COMPANY, AS GENERAL PARTNER, FOR AND ON BEHALF OF PRECISION DRILLING COMPANY, LP /s/ Grant M. Hunter

Name:	Grant M. Hunter
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Grant M. Hunter	President and Director (Principal Executive Officer)	March 3, 2015

* Greg Mathews	Vice President and Director (Principal Financial and Accounting Officer)	March 3, 2015

* Wane J. Stickland	Director	March 3, 2015

*By:	/s/ Veronica H. Foley
	Name:	Veronica H. Foley
	Title:	Vice-President and Corporate Secretary, Precision Drilling (US) Corporation

F-4 - II-27

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of City of Calgary, Province of Alberta, Country of Canada, on this 3rd day of March, 2015.

MURCO DRILLING CORPORATION /s/ Gene Stahl

Name:	Gene Stahl
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Gene Stahl	President and Director (Principal Executive Officer)	March 3, 2015

* Wane J. Stickland	Vice President, Finance and Treasurer (Principal Financial and Accounting Officer)	March 3, 2015

* Grant M. Hunter	Senior Vice President, Operations and Director	March 3, 2015

*By:	/s/ Veronica H. Foley
	Name:	Veronica H. Foley
	Title:	Vice-President and Corporate Secretary, Precision Drilling (US) Corporation

F-4 - II-28

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on this 3rd day of March, 2015.

DI/PERFENSA INC. /s/ Gene Stahl

Name:	Gene Stahl
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Gene Stahl	President and Director (Principal Executive Officer)	March 3, 2015

* Wane J. Stickland	Vice President, Finance and Treasurer (Principal Financial and Accounting Officer)	March 3, 2015

* Grant M. Hunter	Senior Vice President, Operations and Director	March 3, 2015

*By:	/s/ Veronica H. Foley
	Name:	Veronica H. Foley
	Title:	Vice-President and Corporate Secretary, Precision Drilling (US) Corporation

F-4 - II-29

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on this 3rd day of March, 2015.

PD SUPPLY INC. /s/ Grant M. Hunter

Name:	Grant M. Hunter
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Grant M. Hunter	President and Director (Principal Executive Officer)	March 3, 2015

* Greg Mathews	Vice President and Director (Principal Financial and Accounting Officer)	March 3, 2015

* Wane J. Stickland	Director	March 3, 2015

*By:	/s/ Veronica H. Foley
	Name:	Veronica H. Foley
	Title:	Vice-President and Corporate Secretary, Precision Drilling (US) Corporation

F-4 - II-30

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on this 3rd day of March, 2015.

PRECISION DRILLING (US) CORPORATION /s/ Grant M. Hunter

Name:	Grant M. Hunter
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Grant M. Hunter	President and Director (Principal Executive Officer)	March 3, 2015

* Greg Mathews	Vice President and Director (Principal Financial and Accounting Officer)	March 3, 2015

* Wane J. Stickland	Director	March 3, 2015

*By:	/s/ Veronica H. Foley
	Name:	Veronica H. Foley
Vice-President and Corporate Secretary

F-4 - II-31

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on this 3rd day of March, 2015.

PRECISION DIRECTIONAL SERVICES, INC. /s/ Grant M. Hunter

Name:	Grant M. Hunter
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Grant M. Hunter	President and Director (Principal Executive Officer)	March 3, 2015

* Greg Mathews	Vice President and Director (Principal Financial and Accounting Officer)	March 3, 2015

* Wane J. Stickland	Director	March 3, 2015

*By:	/s/ Veronica H. Foley
	Name:	Veronica H. Foley
	Title:	Vice-President and Corporate Secretary, Precision Drilling (US) Corporation

F-4 - II-32

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on this 3rd day of March, 2015.

PRECISION DIRECTIONAL SERVICES LTD. /s/ Douglas J. Strong

Name:	Douglas J. Strong
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Douglas J. Strong	President and Director (Principal Executive Officer)	March 3, 2015

* Wane J. Stickland	Vice President, Finance and Treasurer and Director (Principal Financial and Accounting Officer)	March 3, 2015

* Darren J. Ruhr	Senior Vice President, Corporate Services and Director	March 3, 2015

*By:	/s/ Veronica H. Foley
	Name:	Veronica H. Foley
	Title:	Vice-President and Corporate Secretary, Precision Drilling (US) Corporation

F-4 - II-33

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, Precision Drilling (US) Corporation as the Authorized Representative has duly caused this registration statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Precision Drilling Corporation, Precision Directional Services Ltd., Precision Diversified Oilfield Services Corp., Precision Drilling Canada Limited Partnership, Grey Wolf International Drilling Corporation, Precision Limited Partnership and Precision Employment Services Corp. in the United States, in the City of Houston, State of Texas, on March 3, 2015.

PRECISION DRILLING (US) CORPORATION

By:	/s/ Grant M. Hunter
Name:	Grant M. Hunter
Title:	President

F-4 - II-34

INDEX TO EXHIBITS

Exhibits to Form F-10

Exhibit No.

1.1	Form of Letter of Transmittal (included in Exhibit 99.1 to Form F-4).

1.2	Form of Notice of Guaranteed Delivery (included in Exhibit 99.4 to Form F-4).

3.2	Registration Rights Agreement dated as of June 3, 2014 among Precision Drilling Corporation, the named guarantors, and Credit Suisse Securities (USA) LLC, RBC Capital Markets, LLC, Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, HSBC Securities (USA) Inc., Scotia Capital (USA) Inc., TD Securities (USA) LLC and Wells Fargo Securities, LLC as representatives of the initial purchasers named therein (included in Exhibit 4.3 to Form F-4).

4.1	Annual Information Form of Precision Drilling Corporation for the year ended December 31, 2013 (incorporated by reference to Exhibit 99.1 to Precision Drilling Corporation’s Form 40-F filed with the Securities and Exchange Commission on March 14, 2014 (the “Form 40-F”)).

4.2	The Management’s Discussion and Analysis of Precision Drilling Corporation for the financial year ended December 31, 2013 (incorporated by reference to Exhibit 99.2 of the Form 40-F).

4.3	The Management’s Discussion and Analysis of Precision Drilling Corporation for the three and nine months ended September 31, 2014 (incorporated by reference to Exhibit 99.1 of Precision Drilling Corporation’s Form 6-K furnished to the Commission on October 28, 2014).

4.4	The management information circular of Precision Drilling Corporation dated April 7, 2014, in connection with the annual and special meeting of Precision Drilling Corporation’s shareholders to be held on May 14, 2014 (incorporated by reference to Exhibit 99.1 to Precision Drilling Corporation’s Form 6-K, furnished to the Commission on April 11, 2014).

5.1	Consent of KPMG LLP in respect of Precision Drilling Corporation (included as Exhibit 23.1 to Form F-4).

5.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP, U.S. counsel to Precision Drilling Corporation and the guarantors named herein (included as Exhibit 5.1 to Form F-4).*

5.4	Consent of Norton Rose Fulbright Canada LLP, Canadian counsel to Precision Drilling Corporation (included as Exhibit 5.2 to Form F-4).*

6.1	Powers of Attorney (included on the signature pages of this Registration Statement on Form F-10).*

7.1	Indenture dated as of June 3, 2014 (included as Exhibit 4.2 to Form F-4).*

Exhibits to Form F-4

Exhibit No.

3.1	Certificate of Amalgamation of Precision Drilling Corporation (incorporated by reference to Exhibit 3.1 to Precision Drilling Corporation’s Form F-4 filed on May 4, 2011 (file number 333-173926))

3.2	Bylaws of Precision Drilling Corporation (incorporated by reference to Exhibit 3.2 to Precision Drilling Corporation’s Form F-4 filed on May 4, 2011 (file number 333-173926))

3.3	Articles of Incorporation of DI Energy, Inc. (incorporated by reference to Exhibit 3.3 to Precision Drilling Corporation’s Form F-4 filed on May 4, 2011 (file number 333-173926))

3.4	Bylaws of DI Energy, Inc. (incorporated by reference to Exhibit 3.4 to Precision Drilling Corporation’s Form F-4 filed on May 4, 2011 (file number 333-173926))

3.5	Articles of Incorporation of DI/Perfensa Inc., as amended (incorporated by reference to Exhibit 3.5 to Precision Drilling Corporation’s Form F-4 filed on May 4, 2011 (file number 333-173926))

3.6	Bylaws of DI/Perfensa Inc. (incorporated by reference to Exhibit 3.6 to Precision Drilling Corporation’s Form F-4 filed on May 4, 2011 (file number 333-173926))

3.7	Articles of Incorporation of Grey Wolf International, Inc., as amended (incorporated by reference to Exhibit 3.7 to Precision Drilling Corporation’s Form F-4 filed on May 4, 2011 (file number 333-173926))

3.8	Bylaws of Grey Wolf International, Inc. (incorporated by reference to Exhibit 3.8 to Precision Drilling Corporation’s Form F-4 filed on May 4, 2011 (file number 333-173926))

3.9	Certificate of Formation of PD Supply Inc. (incorporated by reference to Exhibit 3.9 to Precision Drilling Corporation’s Form F-4 filed on May 4, 2011 (file number 333-173926))

3.10	Bylaws of PD Supply Inc. (incorporated by reference to Exhibit 3.10 to Precision Drilling Corporation’s Form F-4 filed on May 4, 2011 (file number 333-173926))

3.11	Certificate of Incorporation of Murco Drilling Corporation, as amended (incorporated by reference to Exhibit 3.11 to Precision Drilling Corporation’s Form F-4 filed on May 4, 2011 (file number 333-173926))

3.12	Bylaws of Murco Drilling Corporation (incorporated by reference to Exhibit 3.12 to Precision Drilling Corporation’s Form F-4 filed on May 4, 2011 (file number 333-173926))

3.13	Certificate of Incorporation of Precision Completion & Production Services Ltd. (incorporated by reference to Exhibit 3.13 to Precision Drilling Corporation’s Form F-4 filed on May 4, 2011 (file number 333-173926))

3.14	Bylaws of Precision Completion & Production Services Ltd. (incorporated by reference to Exhibit 3.14 to Precision Drilling Corporation’s Form F-4 filed on May 4, 2011 (file number 333-173926))

3.15	Certificate of Formation of Precision Directional Services, Inc. (incorporated by reference to Exhibit 3.15 to Precision Drilling Corporation’s Form F-4 filed on May 4, 2011 (file number 333-173926))

3.16	Bylaws of Precision Directional Services, Inc. (incorporated by reference to Exhibit 3.16 to Precision Drilling Corporation’s Form F-4 filed on May 4, 2011 (file number 333-173926))

3.17	Certificate of Incorporation of Precision Diversified Oilfield Services Corp., as amended (incorporated by reference to Exhibit 3.17 to Precision Drilling Corporation’s Form F-4 filed on May 4, 2011 (file number 333-173926))

3.18	Bylaws of Precision Diversified Oilfield Services Corp. (incorporated by reference to Exhibit 3.18 to Precision Drilling Corporation’s Form F-4 filed on May 4, 2011 (file number 333-173926))

3.19	Certificate of Limited Partnership of Precision Drilling Canada Limited Partnership (incorporated by reference to Exhibit 3.19 to Precision Drilling Corporation’s Form F-4 filed on May 4, 2011 (file number 333-173926))

3.20	Limited Partnership Agreement of Precision Drilling Canada Limited Partnership (incorporated by reference to Exhibit 3.20 to Precision Drilling Corporation’s Form F-4 filed on May 4, 2011 (file number 333-173926))

3.21	Certificate of Limited Partnership of Precision Drilling Company, LP, as amended (incorporated by reference to Exhibit 3.21 to Precision Drilling Corporation’s Form F-4 filed on May 4, 2011 (file number 333-173926))

3.22	Agreement of Limited Partnership of Precision Drilling Company, LP, as amended (incorporated by reference to Exhibit 3.22 to Precision Drilling Corporation’s Form F-4 filed on May 4, 2011 (file number 333-173926))

3.23	Articles of Incorporation of Precision Drilling Holdings Company, as amended (incorporated by reference to Exhibit 3.23 to Precision Drilling Corporation’s Form F-4 filed on May 4, 2011 (file number 333-173926))

3.24	Bylaws of Precision Drilling Holdings Company (incorporated by reference to Exhibit 3.24 to Precision Drilling Corporation’s Form F-4 filed on May 4, 2011 (file number 333-173926))

3.25	Amended and Restated Certificate of Incorporation of Precision Drilling, Inc. (incorporated by reference to Exhibit 3.25 to Precision Drilling Corporation’s Form F-4 filed on May 4, 2011 (file number 333-173926))

3.26	Bylaws of Precision Drilling, Inc. (incorporated by reference to Exhibit 3.26 to Precision Drilling Corporation’s Form F-4 filed on May 4, 2011 (file number 333-173926))

3.27	Certificate of Incorporation of Grey Wolf International Drilling Corporation, as amended (incorporated by reference to Exhibit 3.27 to Precision Drilling Corporation’s Form F-4 filed on May 4, 2011 (file number 333-173926))

3.28	Bylaws of Grey Wolf International Drilling Corporation (incorporated by reference to Exhibit 3.28 to Precision Drilling Corporation’s Form F-4 filed on May 4, 2011 (file number 333-173926))

3.29	Articles of Organization of Precision Drilling LLC, as amended (incorporated by reference to Exhibit 3.29 to Precision Drilling Corporation’s Form F-4 filed on May 4, 2011 (file number 333-173926))

3.30	Regulations of Precision Drilling LLC, as amended (incorporated by reference to Exhibit 3.30 to Precision Drilling Corporation’s Form F-4 filed on May 4, 2011 (file number 333-173926))

3.31	Certificate of Formation of Precision Drilling (US) Corporation, as amended (included as Exhibit 3.31 to Form F-4 filed on February 8, 2012).

3.32	Bylaws of Precision Drilling (US) Corporation (incorporated by reference to Exhibit 3.32 to Precision Drilling Corporation’s Form F-4 filed on May 4, 2011 (file number 333-173926))

3.33	Certificate of Limited Partnership of Precision Limited Partnership, as amended (incorporated by reference to Exhibit 3.33 to Precision Drilling Corporation’s Form F-4 filed on May 4, 2011 (file number 333-173926))

3.34	Limited Partnership Agreement of Precision Limited Partnership, as amended (incorporated by reference to Exhibit 3.34 to Precision Drilling Corporation’s Form F-4 filed on May 4, 2011 (file number 333-173926))

3.35	Certificate of Amalgamation of Precision Directional Services Ltd. (included as Exhibit 3.37 to Form F-4 filed on February 8, 2012).

3.36	Bylaws of Precision Directional Services Ltd. (included as Exhibit 3.38 to Form F-4 filed on February 8, 2012).

3.37	Certificate of Amalgamation of Precision Employment Services Corp., dated as of January 1, 2015*

3.38	Bylaws of Precision Employment Services Corp., dated May 16, 2011, adopted by the amalgamated company as of January 1, 2015.*

4.1	Form of 5.250% Senior Notes due 2024 of Precision Drilling Corporation*

4.2	Indenture dated as of June 3, 2014.*

4.3	Registration Rights Agreement dated as of June 3, 2014 among Precision Drilling Corporation, the named guarantors, and Credit Suisse Securities (USA) LLC, RBC Capital Markets, LLC, Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, HSBC Securities (USA) Inc., Scotia Capital (USA) Inc., TD Securities (USA) LLC and Wells Fargo Securities, LLC as representatives of the initial purchasers named therein*

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, U.S. counsel to Precision Drilling Corporation and the guarantors named herein*.

5.2	Opinion of Norton Rose Fulbright Canada LLP, Canadian counsel to Precision Drilling Corporation*

5.3	Opinion of Norton Rose Fulbright US LLP, Texas counsel.*

5.4	Opinion of Fennemore Craig, P.C., Nevada counsel.*

5.5	Opinion of Slattery, Marino & Roberts, Louisiana counsel.*

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.*

21.1	Subsidiaries of Precision Drilling Corporation*

23.1	Consent of KPMG LLP in respect of Precision Drilling Corporation

24.1	Powers of Attorney (included on signature pages to the F-4 Registration Statement).*

25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee, on Form T-1.*

99.1	Form of Letter of Transmittal.*

99.2	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.*

99.3	Form of Letter to Clients.*

99.4	Form of Notice of Guaranteed Delivery.*

*	Previously filed.